Exhibit 99.1

Execution Version Confidential AGREEMENT AND PLAN OF MERGER among MERIT MEDICAL SYSTEMS, INC., VPM MERGER SUB INC., VIEW POINT MEDICAL, INC. and FORTIS ADVISORS LLC, as the Holders’ Representative Dated as of April 1, 2026

i TABLE OF CONTENTS ARTICLE 1 DEFINITIONS; INTERPRETATION........................................................................ 2 1.1 Defined Terms......................................................................................................... 2 1.2 Interpretation......................................................................................................... 22 ARTICLE 2 THE MERGER; EFFECT OF THE MERGER........................................................ 23 2.1 The Merger............................................................................................................ 23 2.2 Closing .................................................................................................................. 23 2.3 Effective Time....................................................................................................... 23 2.4 Effects of the Merger ............................................................................................ 24 2.5 Charter Documents of Surviving Corporation...................................................... 24 2.6 Management of the Surviving Corporation .......................................................... 24 2.7 Effect of the Merger on Capital Stock .................................................................. 24 2.8 Calculation of Merger Consideration.................................................................... 27 2.9 Payments At Closing............................................................................................. 31 2.10 Closing Deliverables............................................................................................. 32 2.11 Escrow Fund ......................................................................................................... 33 2.12 Second Merger Consideration and Third Merger Consideration.......................... 34 2.13 Non-Conversion; Appraisal Rights....................................................................... 34 2.14 Exchange of Certificates....................................................................................... 35 2.15 Adjustments.......................................................................................................... 37 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................... 38 3.1 Organizational Matters.......................................................................................... 38 3.2 Authority; Noncontravention................................................................................ 38 3.3 Capitalization ........................................................................................................ 39 3.4 No Consents or Approvals.................................................................................... 41 3.5 Financial Matters .................................................................................................. 42 3.6 Absence of Certain Changes or Events................................................................. 42 3.7 Legal Proceedings................................................................................................. 43 3.8 Title to Assets........................................................................................................ 43 3.9 Compliance with Laws ......................................................................................... 43 3.10 Taxes..................................................................................................................... 43 3.11 Labor Matters; Employee Benefits....................................................................... 45 3.12 Environmental Matters.......................................................................................... 48 3.13 Material Contracts................................................................................................. 49 3.14 Real Property ........................................................................................................ 51 3.15 Intellectual Property.............................................................................................. 52 3.16 Privacy and Data Protection.................................................................................. 55 3.17 Regulatory Matters................................................................................................ 57 3.18 Anti-Bribery and Anti-Corruption ........................................................................ 58 3.19 Customers and Suppliers....................................................................................... 60 3.20 Product Liability and Product Warranty ............................................................... 60 3.21 Books and Records ............................................................................................... 61 3.22 Accounts Receivable; Bank Accounts.................................................................. 61

ii 3.23 Inventories............................................................................................................. 61 3.24 No Guarantees....................................................................................................... 62 3.25 Insurance ............................................................................................................... 62 3.26 Related Party/Affiliate Transactions..................................................................... 62 3.27 Brokers and Other Advisors.................................................................................. 63 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................................................................................................... 63 4.1 Valid Existence; Good Standing ........................................................................... 63 4.2 Authority; Noncontravention................................................................................ 63 4.3 No Consents or Approvals.................................................................................... 64 4.4 Ownership and Operations of Merger Sub ........................................................... 64 4.5 Sufficiency of Funds............................................................................................. 64 4.6 Investment Intent .................................................................................................. 64 4.7 Litigation............................................................................................................... 64 4.8 Brokers’ Commissions.......................................................................................... 65 ARTICLE 5 ADDITIONAL COVENANTS AND AGREEMENTS........................................... 65 5.1 Conduct of Business ............................................................................................. 65 5.2 [RESERVED]........................................................................................................ 68 5.3 Further Efforts....................................................................................................... 68 5.4 Public Announcements.......................................................................................... 70 5.5 Access to Information; Regulatory Meetings....................................................... 70 5.6 Employee Matters; Cooperation ........................................................................... 71 5.7 Confidentiality ...................................................................................................... 72 5.8 No Negotiation...................................................................................................... 72 5.9 Tax Matters ........................................................................................................... 73 5.10 Section 280G of the Code ..................................................................................... 76 5.11 Termination of 401(k) Plan................................................................................... 76 5.12 Notification ........................................................................................................... 77 5.13 Financial Statements............................................................................................. 77 5.14 Resignation of Directors and Officers .................................................................. 77 5.15 Indemnification of Officers and Directors............................................................ 77 5.16 Holders’ Representative ........................................................................................ 78 ARTICLE 6 CONDITIONS TO CLOSING................................................................................. 81 6.1 Conditions to Obligations of Parent and Merger Sub........................................... 81 6.2 Conditions to Obligation of the Company............................................................ 82 6.3 Conditions to Each Party’s Obligation.................................................................. 82 ARTICLE 7 TERMINATION....................................................................................................... 83 7.1 Termination ........................................................................................................... 83 7.2 Effect of Termination ............................................................................................ 84 ARTICLE 8 INDEMNIFICATION .............................................................................................. 84 8.1 Indemnification..................................................................................................... 84 8.2 Limitations on Liability ........................................................................................ 85

8.3	Survival	86
8.4	Claims for Indemnification; Resolution of Conflicts	87
8.5	Exclusivity of Representations and Warranties	90
8.6	Effect of Investigation	91
8.7	Order of Recourse	91
8.8	Right to Set-Off	92
8.9	Exclusive Remedy	92
ARTICLE 9 GENERAL PROVISIONS		92
9.1	Assignment and Succession	92
9.2	Notices	93
9.3	Governing Law	94
9.4	Jurisdiction; Waiver of Jury Trial	94
9.5	Entire Agreement	94
9.6	Amendment or Supplement	94
9.7	Severability	95
9.8	Costs and Expenses	95
9.9	Attorney Fees	95
9.10	Specific Performance	95
9.11	No Third Party Beneficiaries	96
9.12	Waivers	96
9.13	No-Presumption	96
9.14	Counterparts	96
9.15	Waiver of Conflicts Regarding Representation	96

EXHIBITS

Exhibit A	Form of Support Agreement
Exhibit B	Form of Stockholder Consent
Exhibit C	Accounting Methodology
Exhibit D	Form of Escrow Agreement
Exhibit E	Form of Exchange Agent Agreement
Exhibit F	Convertible Note Election Form
Exhibit G	Form of Preferred Stockholder Conversion Consent
Exhibit H	Form of Certificate of Merger
Exhibit I	Form of Restrictive Covenant Agreement
Exhibit J	Form of Letter of Transmittal

SCHEDULES

Company Disclosure Schedule
Securities Payment Schedule
Schedule 1.1: Change of Control Payments and Transaction Related Severance Payment
Schedule 2.9.2: Company Closing Indebtedness payable at Closing

iii

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of April 1, 2026, by and among Merit Medical Systems, Inc., a Utah corporation (“Parent”), VPM Merger Sub Inc., a Delaware corporation (“Merger Sub”), View Point Medical, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as the Holders’ Representative (as defined below). Each of Parent, Merger Sub, the Company and the Holders’ Representative may be individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” RECITALS WHEREAS, the Company, Parent and Merger Sub intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), whereupon the consummation of the Merger, Merger Sub shall cease to exist and the Company shall become a Subsidiary (as defined below) of Parent; WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has approved, adopted and declared advisable this Agreement and the Transactions (as defined below), including the Merger, and the Stockholders (as defined below) have adopted and approved this Agreement and the Transaction, each in accordance with the DGCL and upon the terms and subject to the conditions set forth herein; WHEREAS, the respective board of directors of Parent and Merger Sub have each approved, adopted and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the DGCL and upon the terms and subject to the conditions set forth herein; WHEREAS, in connection with the execution of this Agreement, Stockholders that, collectively, hold (a) no less than 90% of the issued and outstanding shares of Company Capital Stock (as defined below) and (b) no less than 90% of the issued and outstanding shares of Company Preferred Stock (as defined below) (without giving effect to the Preferred Stock Conversion) (the Stockholders comprising clauses (a) and (b) are collectively referred to herein as the “Requisite Holders”) have (x) executed and delivered support agreements with the Company in the form attached as Exhibit A (each, a “Support Agreement”, and collectively the “Support Agreements”) and (y) executed a written consent in the form attached as Exhibit B (the “Stockholder Consent”). NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

2 ARTICLE 1 DEFINITIONS; INTERPRETATION 1.1 Defined Terms. As used herein, the terms below shall have the following meanings: “Accounting Methodology” means GAAP, except with respect to the accounting methods, principles, practices and procedures used to prepare the Current Financial Statements that deviate from GAAP as described on Exhibit C. “Acquisition Engagement” has the meaning set forth in Section 9.15. “Acquisition Engagement Communications” has the meaning set forth in Section 9.15. “Action” means any claim, charge, suit, action or cause of action, litigation, arbitration, mediation, audit, investigation, hearing, complaint, proceeding, Order or other similar legal proceeding. “Adjustment Shortfall” has the meaning set forth in Section 2.8.2(c)(ii). “Adjustment Surplus” has the meaning set forth in Section 2.8.2(c)(i). “Advisory Group” has the meaning set forth in Section 5.16.5. “Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made, whether prior to or following the date of this Agreement. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise. “Aggregate Option Exercise Price” means the sum of the aggregate exercise prices in respect of all In-the-Money Options that are unexercised and outstanding immediately prior to the Effective Time. “Agreement” has the meaning set forth in the Preamble. “AI Tools” means machine-based systems that can, for a given set of human-defined objectives, make predictions, recommendations or decisions influencing real or virtual

3 environments, including any machine learning, generative AI, and predictive analytics used in Company platforms. “Alternative Transaction” has the meaning set forth in Section 5.8. “Anti-Corruption Laws” has the meaning set forth in Section 3.18.3. “Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the HSR Act of 1914, the Federal Trade Commission Act of 1914, and any other foreign, federal or state Law or Order promulgated or enforced by any Governmental Authority that is designed or intended to preserve and protect competition, prohibit, restrict or regulate actions that have the purpose or effect of monopolization, attempted monopolization, restraint of trade, abuse of dominant position or harm to competition or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition, restrain trade or to tend to create or strengthen a dominant position or to create a monopoly. “Base Closing Merger Consideration” means $90,000,000. “Business” means the business of the Company as of the date hereof or as of the Closing, as the context requires. “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in Salt Lake City, Utah, Carlsbad, California, or New York, New York are authorized or required by Law to remain closed. “Certificate of Merger” has the meaning set forth in Section 2.3. “Charter Documents” means, with respect to any entity, the certificate of incorporation, articles of association, bylaws, operating agreement or similar organizational documents of such entity. “COBRA” has the meaning set forth in Section 3.11.10(c). “Code” means the United States Internal Revenue Code of 1986, as amended. “Closing” has the meaning set forth in Section 2.2. “Closing Date” has the meaning set forth in Section 2.2. “Closing Option Payment” has the meaning set forth in Section 2.7.4. “Closing Payroll Taxes” means Payroll Taxes solely in respect of the Estimated Closing Merger Consideration and the Final Closing Merger Consideration. “Company” has the meaning set forth in the Preamble. “Company Board of Directors” has the meaning set forth in the Recitals.

4 “Company Capital Stock” means the outstanding shares of the Company Common Stock and the outstanding shares of the Company Preferred Stock. “Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended to date and, subject to the restrictions in Section 5.1, as the same may be further amended from time to time after the date hereof. “Company Charter Documents” means the Charter Documents of the Company, including the Company Certificate of Incorporation. “Company Closing Cash” means (a) all cash and cash equivalents held by the Company, plus (b) all checks, ACH credits, wire transfers and other electronic payments received by the Company that have not been posted, minus (c) all outstanding checks or drafts of the Company that have not posted, minus (d) all (i) deposits held by third parties, (ii) cash used to secure collateral accounts, cash pursuant to letters of credit used to secure contractual obligations, and other cash collateral posted with vendors, landlords and other parties, (iii) repatriation costs associated with foreign deposits, (iv) cash equivalents with a maturity of greater than ninety (90) days, (v) Company Inventory Advance Cash and (vi) cash which may not be lawfully spent, distributed, loaned, or released by the Company; in each case of the Company, calculated as of the close of business on the day immediately preceding the Closing Date and in accordance with the Accounting Methodology. “Company Closing Indebtedness” means all Indebtedness of the Company, in each case calculated as of the close of business on the day immediately preceding the Closing Date and in accordance with the Accounting Methodology. “Company Common Stock” means the common stock, $0.0001 par value per share, of the Company. “Company Convertible Notes” means, collectively, the convertible promissory notes of the Company listed on Section 3.3.1(c) of the Company Disclosure Schedule. “Company Disclosure Schedule” means the disclosure schedule related to this Agreement, dated as of the date of this Agreement, provided to Parent by the Company. “Company Fraud” means any Fraud committed by or on behalf of the Company. “Company Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Organizational Matters), 3.2.1 (Power and Authority), 3.2.2 (Due Authorization of Agreement), 3.2.3 (Valid and Binding Agreements), clause (a) of 3.2.4 (No Conflict), 3.3 (Capitalization), 3.15.1(b) (Ownership of Company IP) and 3.27 (Brokers and other Advisors). “Company Inventory Advance Cash” means any amount paid in advance by Parent to the Company prior to the Closing for the purpose of the Company purchasing any supplies to satisfy Product orders that are not fulfilled as of the close of business on the day immediately preceding the Closing Date.

5 “Company IP” means collectively (a) all Owned IP and (b) all Third Party IP. “Company Material Adverse Effect” means any event, change, effect, development or other matter that has, or could reasonably be expected to have, either individually or in the aggregate (with or without notice, lapse of time or both) a material and adverse effect on (a) the business, assets, Liabilities, condition (financial or otherwise) or results of operations of the Company taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or to timely consummate the Transactions; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or may be, a Company Material Adverse Effect under clause (a): (i) the effect of any change in interest rates, general economic conditions, or financial or securities markets, (ii) the effect of any change that generally affects the industry in which the Company operates, (iii) the effect of any changes in Laws or accounting rules (including GAAP) or interpretation thereof, (iv) the effect of any natural disasters, weather conditions, epidemics, pandemics, or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) (v) the effect of any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or estimates in respect of revenues, earnings, or other financial or operating metrics for any period (provided that the facts or occurrences giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect), or (vi) any effect resulting from the public announcement of this Agreement or the pendency of the Transactions (provided that this clause (vi) shall not apply with respect to any representation or warranty that is intended to address the consequences of the announcement of this Agreement or the pendency of the Transactions), except, in the cases of clauses (i), (ii), (iii), and (iv) to the extent such event, change, effect, development or other matter has, or could reasonably be expected to have, a materially disproportionate adverse effect on the Company as compared to other businesses in the industry in which the Company operates. “Company Net Working Capital” means an amount equal to (a) the current assets of the Company (excluding any deferred Tax assets and income Tax assets) reduced by (b) the current Liabilities of the Company (excluding any deferred Tax Liabilities and income Tax Liabilities), in each case, calculated as of the close of business on the day immediately preceding the Closing Date and in accordance with the Accounting Methodology and excluding any non-recurring, exceptional or unusual current assets of the Company. For the avoidance of doubt, “Company Net Working Capital” shall not include any Company Closing Cash, Company Closing Indebtedness, Company Transaction Expenses or Payroll Taxes. Furthermore, “Company Net Working Capital” shall also not include any current asset of the Company, or current Liabilities of the Company, in each case to the extent associated with or otherwise attributable to the Company Inventory Advance Cash. “Company Option” means an outstanding option to purchase Company Capital Stock granted pursuant to the Company Option Plan or otherwise, whether or not vested or exercisable. “Company Option Plan” means the View Point Medical, Inc. 2016 Equity Incentive Plan, as amended from time to time as of the date of this Agreement.

6 “Company Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and each other pension, retirement, profit sharing, deferred compensation, health or welfare benefit, vacation or other paid time off, fringe benefit, retiree medical or life insurance, stock purchase, stock option, restricted stock, phantom equity or other equity based-compensation, severance, change-in-control, retention, bonus, commission, or other incentive, employment, individual consulting, or other benefit or compensation plan, agreement, program, policy and agreement, whether or not in writing and whether or not funded, in each case, which is entered into, maintained, sponsored, contributed to, required to be contributed to, or participated in by the Company or any ERISA Affiliate for the benefit of any Service Provider (or their dependents or beneficiaries), or with respect to which the Company has any Liability or obligation, whether actual or contingent. “Company Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock. “Company Specified Representations” means the representations and warranties set forth in Section 3.15.2 (Infringement). “Company Tax Representations” means the representations and warranties set forth in Section 3.10 (Taxes). “Company Transaction Expenses” means an amount equal to the aggregate fees and expenses payable or reimbursable by the Company to third parties in connection with the negotiation, entering into and consummation of this Agreement, any Transaction Agreements or the Transactions, in each case, that are not accrued for in the calculation of Company Net Working Capital and that are owed (or were agreed to or incurred) by the Company as of immediately prior to the Closing, including (a) such fees and expenses of investment bankers, finders, consultants, attorneys, accountants and other advisors engaged by the Company in connection with the Transactions, and (b) such severance (other than the Transaction Related Severance Payments), change in control payments, transaction, retention, bonus, commissions, incentive and similar compensatory payment obligations, in each case, that are payable by the Company to any Service Provider as a result of the consummation of the Transactions, including any such payment obligation due to termination of employment or service with the Company as of immediately prior to the Closing, including, without duplication, the change in control payments set forth on Schedule 1.1 (collectively, “Change of Control Payments”) determined as though all such Change of Control Payments were payable in full as of Closing, (c) the Transaction Related Severance Payments, (d) Closing Payroll Taxes (and with respect to Closing Payroll Taxes related to Change of Control Payments, determined as though all such Change of Control Payments and Transaction Related Severance Payments were payable in full as of the Closing), and (e) the amount of the premium and all other fees and expenses payable to obtain the D&O Tail Policy contemplated by Section 5.15.2. “Confidential Information” means, with respect to the Party furnishing or that has furnished, or causing or that has caused to be furnished, any information (the “Disclosing Party”): (a) all nonpublic information concerning the Disclosing Party or its Affiliates that is furnished by or on behalf of the Disclosing Party or its Representatives to or otherwise learned by the Party receiving information hereunder (the “Receiving Party”) or its Representatives in connection with

7 the Transaction Agreements or the Transactions, (b) the terms of the Transaction Agreements, and (c) all notes, memoranda, analyses, compilations, studies, forecasts, reports, samples, data, statistics, summaries, interpretations, or other materials prepared by or on behalf of the Receiving Party or its Representatives that contain, reflect, or are based upon, in whole or in part, the information described in clause (a) or (b); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of any breach of the Transaction Agreements by the Receiving Party or its Representatives, (ii) was within the possession of the Receiving Party or any of its Affiliates prior to such information being furnished to the Receiving Party by or on behalf of the Disclosing Party, as evidenced by its written records, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party with respect to such information, (iii) is or becomes available to the Receiving Party or any of its Affiliates on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives, provided that such source was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal, or fiduciary obligation of confidentiality to the Disclosing Party with respect to such information, (iv) is disclosed by the Receiving Party on a non-confidential basis with the Disclosing Party’s prior express written consent, or (v) is independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information of the Disclosing Party as evidenced by written records of the Receiving Party. “Confidentiality Agreement” means that certain Non-Disclosure Agreement dated as of December 16, 2024, by and between the Company and Parent, as amended from time to time. “Conflict” has the meaning set forth in Section 3.2.4. “Contaminants” has the meaning set forth in Section 3.15.3(e). “Contract” means any contract, loan or credit agreement, debenture, note, guaranty, bond, mortgage, indenture, deed of trust, license, lease, or other agreement, commitment, arrangement, or instrument, in each case that is legally binding. “Contract Manufacturers” has the meaning set forth in Section 3.17.1. “Convertible Note Election Form” means the form attached as Exhibit F. “Copyrights” has the meaning set forth in Section 1.1 (Intellectual Property Rights). “Current Balance Sheet Date” means the date of the balance sheet included in the Current Monthly Financial Statements. “Current Financial Statements” means, collectively, the Current Monthly Financial Statements and the audited or unaudited, as available, balance sheet of the Company as of the last day of the three most recent completed fiscal years immediately preceding the date hereof and the related audited or unaudited, as available, statements of income, changes in stockholders’ equity and cash flows for each of the fiscal years then ended.

8 “Current Monthly Financial Statements” means the unaudited balance sheet of the Company as of February 28, 2026, and the related unaudited statements of income, changes in stockholders’ equity and cash flows for the year-to-date period then ended. “D&O Indemnified Persons” has the meaning set forth in Section 5.15.1. “D&O Tail Policy” has the meaning set forth in Section 5.15.2. “Designated Contacts” has the meaning set forth in Section 5.5. “DGCL” has the meaning set forth in the Recitals. “Disputed Item” has the meaning set forth in Section 2.8.2(a). “Dissenting Shares” means shares of Company Capital Stock held by a Holder that has properly demanded and not effectively withdrawn or lost such Holder’s appraisal, dissenters’ or similar rights in respect of such shares under the DGCL. “DOJ Antitrust” means the Antitrust Division of the United States Department of Justice. “Domains” has the meaning set forth in Section 1.1 (Intellectual Property Rights). “Effective Time” has the meaning set forth in Section 2.3. “Employee Census” has the meaning set forth in Section 3.11.1. “Employer Paid Taxes (Further Distribution)” means, with respect to any Further Distribution, the aggregate amount of the employer share of any employment, payroll, social security, Medicare, unemployment or similar Taxes payable by the Surviving Corporation or any of its Affiliates with respect to such Further Distribution. “Employment Offer” has the meaning set forth in Section 5.6. “Environmental Law” means any Law relating to pollution, protection of the environment, public or worker health or safety, natural resources, or any Law relating to the exposure to or the generation, management, transportation, treatment, storage, recycling, disposal, release or threatened release of Hazardous Materials. “Environmental Permits” has the meaning set forth in Section 3.12. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any Person, trade or business that is treated as a single employer with the Company for purposes of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. “Escrow Agent” means U.S. Bank N.A., acting as escrow agent pursuant to the Escrow Agreement.

9 “Escrow Agreement” means the escrow agreement by and among the Company, the Holders’ Representative, Parent and the Escrow Agent executed on or prior to the Closing Date in substantially the form attached hereto as Exhibit D. “Escrow Amount” means $5,000,000. “Escrow Fund” means the Escrow Amount placed in escrow with the Escrow Agent pursuant to Section 2.11 (plus any interest paid on such Escrow Amount in accordance with the Escrow Agreement). “Estimated Closing Merger Consideration” means an amount equal to the sum of (a) the Base Closing Merger Consideration, plus (b) the estimated Company Closing Cash, minus (c) the estimated Company Closing Indebtedness, minus (d) the estimated Company Transaction Expenses (including Closing Payroll Taxes), minus (e) the Escrow Amount, minus (f) the Holders’ Representative Fund, minus (g) the estimated Income Tax Liability Amount, and plus (h) the amount by which the estimated Company Net Working Capital exceeds the Net Working Capital Target, or minus (ii) the amount by which the Net Working Capital Target exceeds the estimated Company Net Working Capital. For purposes of this definition, the foregoing clauses (b) through (i) and the individual elements thereof, as applicable, shall be determined in accordance with the Accounting Methodology. “Exchange Agent” means U.S. Bank N.A., acting as exchange agent pursuant to the Exchange Agent Agreement. “Exchange Agent Agreement” means the exchange agent agreement by and between Parent, Holders’ Representative and the Exchange Agent executed on or prior to the Closing Date, in substantially the form attached hereto as Exhibit E. “Exchange Agent Documents” has the meaning set forth in Section 2.14.1(a). “Exchange Fund” has the meaning set forth in Section 2.9.6. “FDA” means the United States Food and Drug Administration. “FDCA” means the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.). “Final Closing Merger Consideration” means an amount equal to the sum of (a) the Base Closing Merger Consideration, plus (b) the Company Closing Cash, minus (c) the Company Closing Indebtedness, minus (d) the Company Transaction Expenses (including Closing Payroll Taxes), minus (e) the Escrow Amount, minus (f) the Holders’ Representative Fund, minus (g) the Income Tax Liability Amount, and (h) plus (i) the amount by which the Company Net Working Capital exceeds the Net Working Capital Target, or minus (ii) the amount by which the Net Working Capital Target exceeds the Company Net Working Capital. For purposes of this definition, clauses (b) through (h) (and the individual elements thereof, as applicable) shall be determined in accordance with the Accounting Methodology.

10 “Final Closing Merger Consideration Calculation” has the meaning set forth in Section 2.8.2(a). “Final Closing Merger Consideration Calculation Objection Notice” has the meaning set forth in Section 2.8.2(a). “FIRPTA Certificate” has the meaning set forth in Section 5.9.8. “Fraud” means common law fraud under the laws of the State of Delaware with the element of scienter, committed by a Person in the making of any representation or warranty set forth in ARTICLE 3 (in the case of the Company) and ARTICLE 4 (in the case of Parent or Merger Sub) or in any certificate delivered pursuant to this Agreement. “FTC” means the United States Federal Trade Commission. “Fully Diluted Shares of Company Capital Stock” means the sum, without duplication, of (x) the aggregate number of shares of Company Capital Stock (on an as-converted-to-Company-Common-Stock basis) that are (a) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.7.2), including pursuant to the conversion of any Company Convertible Notes elected to be so-converted and any shares of Company Preferred Stock elected to be so-converted, and (b) issuable upon the exercise of each In-the-Money Option that is issued and outstanding immediately prior to the Effective Time, and (y) all Note Conversion Interests as if such Note Conversion Interests were shares of Company Common Stock. “Fundamental Representations” means, collectively, the Company Fundamental Representations and the Parent Fundamental Representations. “Fundamental Representations Survival Date” has the meaning set forth in Section 8.3. “Further Distributions” means, as applicable, the sum of (a) the Released Escrow Amount as calculated pursuant to Section 2.11, plus (b) any portion of the Holders’ Representative Fund returned to the Holders by the Holders’ Representative, plus (c) the amount of any Adjustment Surplus payable to the Holders pursuant to Section 2.8.2(c)(i), in each case without interest, plus (d) the amount of the Second Merger Consideration and the Third Merger Consideration, payable to the Holders pursuant to Section 2.12. In all cases, each Further Distribution payable to the Holders shall be reduced by an aggregate amount equal to the Employer Paid Taxes (Further Distribution) related to such Further Distribution and such Employer Paid Taxes (Further Distribution) shall be remitted to the Surviving Corporation to be paid to the appropriate Taxing Authority. “Further Distributions Per Share” means the amount of Further Distributions, when and if distributed, divided by the number of Fully Diluted Shares of Company Capital Stock. “GAAP” means generally accepted accounting principles as applied consistently in the United States.

11 “Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) Public International Organization or multinational organization or (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature. For the avoidance of doubt, “Governmental Authority” includes the FDA, FTC, the United States Department of Health and Human Services, and DOJ Antitrust. “Governmental Authorization” means any consent, license, franchise, permit, exemption, clearance or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law. “Government Official” has the meaning set forth in Section 3.18.1. “Hazardous Material” means any waste, material, or substance that is listed, defined, designated or classified as hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, and petroleum and all derivatives thereof, asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances, and polychlorinated biphenyls. “HIPAA” means the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996, including the Standards for Privacy of Individually Identifiable Health Information (45 C.F.R. Part 160 and Part 164, Subparts A, D and E), the Transactions and Code Set Standards (45 C.F.R. Part 162), and Security Standards for the Protection of Electronic Protected Health Information (45 C.F.R. Part 164, Subparts A and C), as in effect on the date of this Agreement, and the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009 set forth at 42 U.S.C. § 17931 et seq. and all implementing regulations thereof. “Holder” means any (a) Stockholder, (b) holder of any In-the-Money Options and (c) holder of any Company Convertible Note (including any Company Convertible Note that is converted into Company Common Stock or Note Conversion Interests at or immediately prior to the Closing), and collectively, the “Holders”. “Holder Indemnified Persons” means the Holders and their respective directors, officers, employees, Affiliates, agents, successors and assigns. “Holders’ Representative” has the meaning set forth in Section 5.16.1. “Holders’ Representative Engagement Agreement” has the meaning set forth in Section 5.16.5. “Holders’ Representative’s Expenses” means any and all losses, liabilities, claims, damages, judgments, fines, amounts paid in settlement, fees, costs or expenses (including reasonable fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers) of any nature incurred by the Holders’

12 Representative arising out of or in connection with the administration of its duty as the Holders’ Representative under this Agreement, the Escrow Agreement, the Exchange Agent Agreement or the Holders’ Representative Engagement Agreement. “Holders’ Representative Fund” means an amount in cash equal to $100,000. “Holders’ Representative Group” has the meaning set forth in Section 5.16.5. “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder. “In-the-Money Option” means a Company Option for which the Option Per Share Estimated Closing Consideration is greater than zero. “Income Tax Liability Amount” means an amount (not less than $0 for any taxing jurisdiction, taxpaying entity or tax regime) equal to the sum of the accrued but unpaid income Taxes of the Company, which shall (a) be determined as of the end of the day on the Closing Date, (b) take into account the Transactions required by this Agreement, but excluding the effects of any financing arrangements entered into by or at the direction of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation), or any other actions taken outside of the Ordinary Course of Business by or at the direction of Parent on the Closing Date after the Closing, (c) be calculated in accordance with the past practices of the Company unless otherwise required by Law, (d) be reduced by applicable estimated (or other prepaid) income Tax payments made prior to Closing to a particular jurisdiction in respect of a type of income Tax that is separately assessed in such jurisdiction, but only to the extent such estimated (or other prepaid) income Tax payment is not in excess of the positive liability for such type of income Tax that is separately assessed in such jurisdiction, (e) take into account Transaction Tax Deductions as a deduction in a Pre-Closing Tax Period to the extent allowed at a “more likely than not” (or higher) standard as a deduction in a Pre-Closing Tax Period under applicable Law, (f) take into account any net operating losses or any other Tax attribute with respect to any Pre-Closing Tax Period to the extent any such Tax attribute is allowed at a “more likely than not” (or higher) standard to reduce the income or Taxes under applicable Law in such period, (g) be determined, in the case of any Straddle Period, in accordance with Section 5.9.2, (h) in respect of the 2024 taxable year and to the extent applicable, the Company shall be deemed to have made an effective election in accordance with Revenue Procedure 2025-28 under each of Sections 70302(f)(1)(A) and 70302(f)(2)(A)(i) of the One Big Beautiful Bill Act (P.L. 119-21), as applicable, to deduct in the applicable Pre-Closing Tax Period (to the extent allowed at a “more likely than not” or higher standard under applicable Law) any applicable domestic research or experimental expenditures paid or incurred in taxable years beginning after December 31, 2021 but prior to January 1, 2025 (clauses (b), (e), (f), (g) and (h), the “Tax Assumptions”), provided that, notwithstanding anything to the contrary, the Income Tax Liability Amount shall be calculated without duplication of any income Tax assets or liabilities that are taken into account in Company Transaction Expenses or Company Net Working Capital. “Indebtedness” means, with respect to any Person, (a) any outstanding and unpaid principal of all indebtedness for borrowed money of such Person, including all such amounts owed under a credit facility, (b) any note, bond, debenture or other debt security, including the Company Convertible Notes, (c) any obligations in respect of the deferred purchase price of property or

13 services, including pursuant to any earn-out or similar obligation, (d) any reimbursement obligation with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances, performance or surety bonds, or similar facilities issued for the account of such Person, (e) indebtedness secured by a Lien on assets or properties of such Person, (f) all obligations under any interest rate or currency protection agreement or commodity swaps, forward Contracts, hedges, overdrafts, or similar Contracts, (g) any obligation with respect to leases required to be accounted for as capital leases under GAAP, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all declared but unpaid dividends or distributions, (j) any severance or termination pay or benefits due or payable to any Service Provider whose employment or engagement was terminated on or prior to the Closing (including the employer portion of all Taxes arising with respect thereto), (k) any obligation of the type referred to in clauses (a) through (j) of any other Person the payment of which such first Person has guaranteed or for which such first Person is responsible or liable, and (l) with respect to any obligation of the type described in the foregoing clauses (a) through (k) any accrued and unpaid interest, premium, change of control acceleration payments or premiums, penalties, breakage costs, unwind costs, fees, termination costs, or other costs, expenses, or charges with respect thereto. “Indemnification Claim Notice” has the meaning set forth in Section 8.4.1(a). “Indemnified Person” has the meaning set forth in Section 8.4.1(a). “Indemnifying Person” has the meaning set forth in Section 8.4.1(a). “Indemnity Pro Rata Share” means, with respect to each Holder, the quotient, expressed as a percentage, of (a) the aggregate amount of the Final Closing Merger Consideration and the Further Distributions, if any, then paid to such Holder, divided by (b) the aggregate amount of the Final Closing Merger Consideration and the Further Distributions, if any, then paid to all Holders. “Independent Accounting Firm” has the meaning set forth in Section 2.8.2(b)(ii). “Independent Contractor Census” has the meaning set forth in Section 3.11.2. “Information Privacy and Security Laws” means (a) any Laws applicable to the Company relating to the protection of Personally Identifiable Information, including HIPAA, state privacy laws, and AI-specific regulations; (b) the requirements of any Laws applicable to the Company relating to data loss, theft and breach of security notification obligations; or (c) any Laws applicable to the Company’s information technology systems or equipment or the data contained therein. “Initial Resolution Period” has the meaning set forth in Section 2.8.2(b)(i). “Intellectual Property Rights” means the entire right, title and interest in and to all proprietary rights of every kind and nature however denominated, throughout the world, including (a) patents, patent applications, invention disclosures, including all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, extensions, and counterparts

14 (“Patents”), (b) trademarks, trade names, service marks, service names, brands, trade dress, logos and other indicia of source or origin, whether registered or unregistered, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (c) copyrights, with or without a registration, and rights in similar subject matter (“Copyrights”), (d) domain names, IP addresses, and web addresses (“Domains”), (e) mask work rights, (f) rights in or arising from any Software, (g) rights in or arising from trade secrets and all other Confidential Information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), (h) rights of personality, privacy and likeness, (i) rights of integrity and attribution, and other moral rights, (j) all rights in the foregoing in clauses (a) through (i) of this definition and in other similar intangible assets, (k) all applications, registrations and rights of priority for any of the foregoing in clauses (a) through (j) of this definition, and (l) all rights, claims, and remedies for any infringement or other violation of any of the foregoing in clauses (a) through (j) of this definition, whether occurring or commencing before, on, or after the date hereof. “IRS” means the United States Internal Revenue Service. “Key Employees” has the meaning set forth in Section 5.6. “Knowledge” means, with respect to the Company, the knowledge of Bill Blair and Peter Klemm as of the date hereof and as of the Closing Date, provided that, the knowledge of any such individual will be deemed to include (a) the actual knowledge of such individual and (b) any fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in the possession of such individuals or (ii) knowledge of such fact, circumstance, event or other matter that would be obtained from a reasonable and customary investigation and inquiry of the employees who (A) report directly to such individual or (B) are specifically charged with responsibility for the matter in question. “Law” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, Order, ordinance, principle of common law, regulation, rule, statute or treaty. “Leased Real Property” has the meaning set forth in Section 3.14.2. “Letter of Transmittal” has the meaning set forth in Section 2.14.1(a). “Liability” means, with respect to any Person, any liability of such Person whether known or unknown, whether asserted or not asserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, whether matured or unmatured, whether determined or determinable, and whether or not required under GAAP to be accrued on the financial statements of such Person. “Lien” means any mortgage, lien, claim, pledge, charge, assessment, lease, license, levy, community property interest, condition, equitable interest, possessory interest, conditional sale or other title retention agreement, right-of-way, easement, encroachment, security interest, preemptive right, right of first refusal, option, voting agreement, voting trust, proxy agreement, title defect, or other burden, encumbrance, covenant, including covenant not to sue, covenant not to assert, covenant not to enforce, or restriction of any kind (whether absolute or contingent).

15 “Liquidation Preference” means (i) $0.7872 per share for the Series A Preferred Stock, and (ii) $1.7487 per share for the Series B Preferred Stock. “Loss” means any and all losses, Actions, Orders, damages, fines, penalties, expenses (including reasonable attorneys’ or other professional fees and expenses and court costs), injuries, diminution of value, Liabilities, Taxes, Liens or other costs, expenses or adverse effects whatsoever, whether or not involving the claim of another Person. “Material Action” has the meaning set forth in Section 3.11.5. “Material Contracts” has the meaning set forth in Section 3.13.1. “Merger” has the meaning set forth in the Recitals. “Merger Consideration Dispute Amount” has the meaning set forth in Section 2.8.2(b)(ii). “Merger Consideration Dispute Notice” has the meaning set forth in Section 2.8.2(b)(ii). “Merger Sub” has the meaning set forth in the Preamble. “Net Sales” means, with respect to a Product for any period, the total amount billed or invoiced on sales of such Product during such period by Parent or its Affiliates (or any Person other than an Affiliate of Parent to whom Parent has granted a license to sell Product) in the Territory to third parties (including wholesalers or distributors), in bona fide arm’s length transactions, less the following deductions, in each case related specifically to the Product and actually allowed and taken by such third parties and not otherwise recovered by or reimbursed to Parent or its Affiliates: (a) trade, cash and quantity discounts; (b) price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities or other payees; (c) Taxes on sales (such as sales, value added, or use Taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced; (d) amounts repaid or credited by reason of rejections, defects, return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs; (e) rebates and similar payments made with respect to sales paid for by any Governmental Authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program; (f) any consideration actually paid or payable for any Delivery System related to a billed or invoiced sale of such Product, where for purposes of this Net Sales definition, a “Delivery System” means any delivery system designed to assist in the administration of such Product;

16 (g) any invoiced amounts from a prior period which are not collected and are written off by Parent or its Affiliates, including bad debts; (h) that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) and reasonably allocable to sales of the Products; (i) freight, insurance, import/export, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Product; and (j) any other similar and customary deductions that are consistent with Accounting Methodology, but which may not be duplicative of the deductions specified in (a) – (i) above. “Net Working Capital Target” means an amount equal to $107,180. “Note Conversion Interest” has the meaning set forth in Section 2.7.5(a). “Note-to-Interests Election” has the meaning set forth in Section 2.7.5(a). “Objection Notice” has the meaning set forth in Section 8.4.1(a). “Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software”, “free software”, “copyleft” or under a similar licensing or distribution model, or under a Contract that requires as a condition of its use, modification or distribution that it, or other Software that is derived from or linked to such Software or into which such Software is incorporated or integrated or with which such Software is combined or distributed, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under the same terms as such Contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org). “Option Per Share Estimated Closing Consideration” means, with respect to any In-the-Money Option, (a) the Per Share Estimated Closing Consideration minus (b) the per share exercise price of such In-the-Money Option. “Order” means any order, award, decision, injunction, judgment, ruling, charge, writ, decree, stipulation, assessment, or verdict entered, issued, made or rendered by any Governmental Authority or arbitrator. “Ordinary Course of Business” means the ordinary course of business of the Company, consistent with its past practice. “Overall Indemnity Cap” has the meaning set forth in Section 8.2.3.

17 “Owned IP” shall mean all Intellectual Property Rights that are owned or purported to be owned by the Company. “Parent” has the meaning set forth in the Preamble. “Parent Fundamental Representations” means the representations and warranties set forth in Sections 4.1 (Valid Existence; Good Standing), 4.2.1 (Power and Authority), 4.2.2 (Due Authorization of Agreement), 4.2.3 (Valid and Binding Agreements), clause (a) of 4.2.4 (No Conflict), 4.5 (Sufficiency of Funds), and 4.8 (Brokers’ Commissions). “Parent Indemnified Persons” means the Surviving Corporation, Parent, Merger Sub and their Affiliates and each of their respective equity holders, directors, officers, employees, agents, consultants and other advisors and representatives, successors and assigns. “Parent Set-Off Rights” has the meaning set forth in Section 8.8. “Party” has the meaning set forth in the Preamble. “Patent” has the meaning set forth in Section 1.1 (Intellectual Property Rights). “Payroll Taxes” means, without duplication, the employer share of any employment, payroll, social security, Medicare, unemployment or similar Taxes, in any case, payable by the Company with respect to In-the-Money Options (other than Employer Paid Taxes (Further Distribution)), Transaction Related Severance Payments or Change of Control Payments; provided, notwithstanding anything to the contrary, any such Taxes to the extent the amount of such Taxes is taken into account in Indebtedness, as finally determined, shall be excluded. “Per Share Estimated Closing Consideration” means the quotient of (a) the sum of (i) the Estimated Closing Merger Consideration plus (ii) the Aggregate Option Exercise Price minus (iii) if applicable, the aggregate total Liquidation Preference amounts to be paid to the Holders of Company Preferred Stock divided by (b) the Fully Diluted Shares of Company Capital Stock. “Permit” means all permits, licenses, registrations, clearances, authorizations, certificates, franchises, consents, waivers, exemptions, variations, qualifications, and other approvals from any Governmental Authority. “Permitted Liens” means (a) statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the Ordinary Course of Business for sums not yet due and payable and that do not impair the conduct of the Business of the Company or the present or proposed use of the affected property or asset, (b) statutory Liens for the Leased Real Property Taxes not yet due and payable and for which adequate reserves have been recorded in line items on the Current Financial Statements, (c) any non-exclusive licenses to Owned IP entered into in the Ordinary Course of Business, (d) Liens with respect to the payment of Taxes, in all cases, which are (i) not yet due or payable or (ii) being contested in good faith and by any appropriate proceedings, provided that such contest does not impair the use of the affected property or asset and adequate reserves (as determined in accordance with GAAP) have been established on the books of the Company, and (e) Liens expressly set forth in Material Contracts and disclosed

18 in Section 3.13.1(s) of the Company Disclosure Schedule and that do not impair the conduct of the Business of the Company or the present or proposed use of the affected property or asset. “Person” means any natural person, corporation, limited liability company, partnership, association, trust or other business or investment entity, or any Governmental Authority. “Personally Identifiable Information” means any information that identifies or can reasonably identify an individual, including any information that is defined as “personal data,” “personally identifiable information,” or “personal information” under any applicable Law, or by the Company in any of its privacy policies or notices. “Post-Closing Tax Period” means (a) any taxable period beginning after the end of the Closing Date and (b) with respect to a Straddle Period, any portion thereof beginning after the end of the Closing Date. “Pre-Closing Covenants Survival Date” has the meaning set forth in Section 8.3. “Pre-Closing Period” has the meaning set forth in Section 5.1.1. “Pre-Closing Tax Period” means (a) any taxable period ending on or before the Closing Date and (b) with respect to a Straddle Period, any portion thereof ending on the Closing Date. “Pre-Closing Taxes” means, without duplication, (a) any Liability for any Tax of the Company in respect of any Pre-Closing Tax Period, determined, for the avoidance of doubt, by taking into account applicable estimated (or other prepaid) income Tax payments made prior to Closing to the extent such estimated (or other prepaid) income Tax payments made prior to Closing are allowed under applicable Law to reduce such Liability for such Tax, (b) any Taxes of any Holder, (c) any Taxes of or in respect of any member of an affiliated, combined, consolidated, or unitary group of the Company of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar Law, (d) any Transfer Taxes for which the Holders are liable pursuant to Section 5.9.7 of this Agreement, (e) reasonable third party costs and expenses incurred in connection with the preparation and filing of Specified Pre-Closing Tax Returns, but excluding all Transfer Taxes for which Parent is liable pursuant to Section 5.9.7 of this Agreement, and (f) any Taxes of any Person imposed on the Company as a transferee or successor, by Tax Sharing Agreement or pursuant to any applicable Law, which Taxes relate to an event or transaction occurring before the Closing; provided that Pre-Closing Taxes shall be determined (i) without duplication of any Taxes, costs or expenses reflected in the determination of the Final Closing Merger Consideration and (ii) by taking into account the Tax Assumptions. “Preferred Stock Conversion” means the conversion of all shares of Company Preferred Stock into shares of Company Common Stock effective as of immediately prior to the Closing pursuant to the Preferred Stockholder Conversion Consent. “Preferred Stockholder Conversion Consent” means the written consent, duly executed prior to Closing by at least a majority of the holders of the Company Preferred Stock outstanding at the time of execution of such written consent (voting together as a single class and on an as-

19 converted basis) and in the form attached as Exhibit G, causing the Preferred Stock Conversion to occur in accordance with the Company Certificate of Incorporation. “Privacy Statements” means, collectively, all of the Company’s publicly available privacy policies and privacy statements regarding receipt, collection, monitoring, maintenance, modification, hosting, creation, Processing, transmission, use, analysis, disclosure, storage, retention, disposal or security of Personally Identifiable Information. “Process” or “Processing” means the receipt, access, acquisition, collection, compilation, use, storage, processing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personally Identifiable Information, as applicable. “Product” means the Company’s OneMark localization marker and detection imaging system, which includes a console, a probe and markers. “Real Property Lease” has the meaning set forth in Section 3.14.2. “Registered IP” means all Patents, Trademarks, Copyrights, and Domains that are registered or issued under the authority of any Governmental Authority or quasi-public legal authority (including domain name registrars), and all applications for any of the foregoing. “Released Escrow Amount” has the meaning set forth in Section 2.11. “Representatives” means, with respect to any Person, the officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, agents and other representatives of such Person. “Reps Survival Date” has the meaning set forth in Section 8.3. “Restrictive Covenant Agreement” has the meaning set forth in Section 2.10.1(c). “Second Merger Consideration” means $25,000,000. “Second Merger Consideration Payment Date” has the meaning set forth in Section 2.12.2. “Securities Payment Schedule” has the meaning set forth in Section 2.8.1. “Sensitive Personally Identifiable Information” means categories of Personally Identifiable Information designated as sensitive or special under applicable Information Privacy and Security Laws, including health data, genetic/biometric identifiers, precise geolocation, children’s data, and government identifiers. “Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.0001 per share. “Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $0.0001 per share.

20 “Service Provider” means any current or former employee, officer, director or other individual service provider, independent contractor, or consultant of or to the Company. “Set-Off Notice” has the meaning set forth in Section 8.8. “Settlement Memorandum” has the meaning set forth in Section 8.4.1(b). “Software” means software, firmware and computer programs and applications (including source code, executable or object code, architecture, algorithms, data files, computerized databases, plugins, libraries, subroutines, tools and APIs) and all related specifications and documentation. “Specified Representations Survival Date” has the meaning set forth in Section 8.3. “Stock Certificate” means each of the stock certificates existing immediately prior to the Effective Time representing shares of Company Capital Stock. “Stockholder Consent” has the meaning set forth in the Recitals. “Stockholders” means, collectively, the holders of Company Capital Stock. “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date. “Subsequent Monthly Financial Statements” has the meaning set forth in Section 5.13. “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body of which (or, if there are no such voting interests, greater than 50% of the equity interests of which) is owned directly or indirectly by such Person. “Support Agreement” has the meaning set forth in the Recitals. “Survival Date” has the meaning set forth in Section 8.3. “Surviving Corporation” has the meaning set forth in Section 2.1. “Tax” or “Taxes” means any tax, duty, or other assessment in the nature of or in lieu of a tax (including any income tax, franchise tax, branch profits tax, capital gains tax, value-added tax, sales tax, use tax, property tax, transfer tax, payroll tax, social security tax or withholding tax), and any related fine, penalty, interest, or addition to tax with respect thereto, imposed, assessed or collected by or under the authority of any Governmental Authority. “Tax Claim” has the meaning set forth in Section 5.9.3. “Tax Representations Survival Date” has the meaning set forth in Section 8.3. “Tax Returns” means any return (including any information return), report or statement (including any schedules thereof or attachments thereto) filed with or submitted to, or required to

21 be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax. “Tax Sharing Agreement” means any agreement relating to the sharing, allocation or indemnification of Taxes or amounts in lieu of Taxes, or any similar Contract or arrangement, other than any such agreement entered into in the Ordinary Course of Business the primary purpose of which is unrelated to Taxes. “Taxing Authority” means any U.S. federal, state, local, or non-U.S. governmental body (including any subdivision, agency, or commission thereof), or any quasi-governmental body, in each case, exercising authority in respect of Taxes. “Third Merger Consideration” means $25,000,000. “Third Party Claim” refers to any Action that is instituted, or any claim that is asserted, by any Person not party to this Agreement in respect of any matter that is indemnifiable under this Agreement. “Third Party Indemnification Claim Notice” has the meaning set forth in Section 8.4.2(a). “Third Party IP” means all Intellectual Property Rights used or held for use by the Company in the operation of the Business, as currently conducted or, with respect to the products currently under development, as proposed by the Company to be conducted, that are not Owned IP. “Trade Secrets” has the meaning set forth in Section 1.1 (Intellectual Property Rights). “Trademarks” has the meaning set forth in Section 1.1 (Intellectual Property Rights). “Transaction Agreements” means this Agreement, the Escrow Agreement, the Exchange Agent Agreement, the Support Agreements, the Restrictive Covenant Agreements, and the Convertible Note Election Forms. “Transaction Related Severance Payments” means the severance payment payable to the individual listed on Schedule 1.1 in the amount set forth on Schedule 1.1 that will become payable in connection with such individual’s termination of employment with the Company before, on or after the Closing. “Transaction Tax Deductions” means, without duplication, any deductions of the Company for income Tax purposes that are allowed to be claimed under applicable Law in a Pre-Closing Tax Period or Straddle Period of the Company under a “more likely than not” (or higher) standard for the payment of (a) any amounts payable pursuant to this Agreement that are treated as compensation for Tax purposes to the extent such amount is paid from or reduces the Final Closing Merger Consideration, as finally determined, (b) Company Transaction Expenses or amounts that would be Company Transaction Expenses except for the fact that such amounts were paid prior to the Closing, provided, however, that with respect to any “success-based fee” (as defined in IRS Revenue Procedure 2011-29) paid with respect to the Transactions, the portion of such fee that will be treated as a “Transaction Tax Deduction” shall equal the amount allowable as a deduction

22 pursuant to the safe harbor election provided in Section 4 of IRS Revenue Procedure 2011-29, and (c) any fees, expenses, premiums and penalties with respect to the payment, repayment or prepayment of Company Closing Indebtedness in connection with the Closing. “Transactions” means the transactions contemplated by this Agreement, including (a) the Merger and the other transactions described in the recitals to this Agreement and (b) the execution, delivery and performance of the Transaction Agreements. “Transfer Taxes” has the meaning set forth in Section 5.9.7. “Unresolved Items” has the meaning set forth in Section 2.8.2(b)(ii). “Waived 280G Benefits” has the meaning set forth in Section 5.10. “Withholding Agent” has the meaning set forth in Section 2.14.6. “WSGR” has the meaning set forth in Section 9.15. 1.2 Interpretation. The following rules shall apply to the interpretation and construction of the terms and provisions of this Agreement and the other Transaction Agreements: 1.2.1 When a reference is made in this Agreement or another Transaction Agreement to an “Article,” “Section,” “Exhibit”, “Annex” or “Schedule,” such reference shall be to an Article or Section of, or an Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. 1.2.2 The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. 1.2.3 Whenever the words “include,” “includes,” or “including” are used in this Agreement or any other Transaction Agreement, such words shall be deemed to be followed by the words “without limitation.” 1.2.4 The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise expressly indicated in the accompanying text. 1.2.5 The use of the word “or” is not intended to be exclusive unless otherwise expressly indicated in the accompanying text. 1.2.6 The phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.” 1.2.7 Unless the context requires otherwise, words in this Agreement (including defined terms) using the singular or plural form also include the plural or singular form, respectively. Reference to the masculine gender shall be deemed to also refer to the feminine gender and vice versa.

23 1.2.8 When calculating the period of time before which, within which or following which any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is not a Business Day, the period in question will end on the next succeeding Business Day. 1.2.9 A reference to documents, instruments or agreements also refers to all addenda, exhibits or schedules thereto and such document, instrument or agreement as amended, modified or supplemented from time to time. 1.2.10 Any reference to a Law also refers to such Law as amended from time to time, and to all rules, regulations and guidance promulgated thereunder, each as amended from time to time. 1.2.11 References to “deliver,” “furnish,” “provided” or “made available” mean that such documents or information referenced have been posted to the Company’s electronic data room hosted by Datasite in connection with the Transactions at least two (2) Business Days prior to the date of this Agreement. 1.2.12 The disclosures set forth in any particular part or subpart of the Company Disclosure Schedule will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement and (b) any other representations and warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties or covenants is reasonably apparent on the face of such disclosure. ARTICLE 2 THE MERGER; EFFECT OF THE MERGER 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation and a wholly owned Subsidiary of Parent. The Company after the Merger is sometimes referred to herein as the “Surviving Corporation.” 2.2 Closing. The closing of the Merger (the “Closing”) shall take place on the date hereof (the “Closing Date”). The Closing shall occur by the exchange of emailed documents and signed signature pages. 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties (other than the Holders’ Representative) shall file with the Secretary of State of the State of Delaware a customary certificate of merger substantially in the form of Exhibit H, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of

24 Merger or at such later time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”). 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, (a) all the rights, privileges and powers of the Company and Merger Sub shall vest in the Surviving Corporation, (b) all of the property, real and personal, including causes of action and every other asset of Merger Sub and the Company, shall vest in the Surviving Corporation without further act or deed and (c) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. 2.5 Charter Documents of Surviving Corporation. 2.5.1 Certificate of Incorporation. At the Effective Time, the Company Certificate of Incorporation shall be amended and restated so as to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be the name of the Company as of immediately prior to the Effective Time, and shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law. 2.5.2 Bylaws. At the Effective Time, the bylaws of the Company shall be amended and restated so as to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time and shall be the bylaws of the Surviving Corporation until thereafter amended as provided in its Charter Documents and applicable Law. 2.6 Management of the Surviving Corporation. 2.6.1 Board of Directors. The Parties (other than the Holders’ Representative) shall take all requisite action so that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the Charter Documents of the Surviving Corporation. 2.6.2 Officers. The Parties (other than the Holders’ Representative) shall take all requisite action so that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly appointed and qualified or their earlier resignation or removal or otherwise ceasing to be an officer in accordance with the Charter Documents of the Surviving Corporation. 2.7 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action to be taken on the part of the holder of any shares of the Company Capital Stock or any shares of capital stock of Merger Sub, or on the part of the Company, Parent, Merger Sub or any other Person, the following shall occur: 2.7.1 Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and collectively shall constitute the only outstanding shares of capital

25 stock of the Surviving Corporation, and each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of common stock of the Surviving Corporation. 2.7.2 Cancellation of Securities Held by the Company. Any shares of Company Capital Stock that are owned by the Company immediately prior to the Effective Time shall be automatically canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor. 2.7.3 Conversion of Company Capital Stock. Each issued share of Company Capital Stock outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.7.2 and Dissenting Shares) shall, subject to the terms and conditions of this Agreement, be converted into the right to receive the following: (a) Preferred Stock. In accordance with Section 3 of the Company Certificate of Incorporation, each share of Series A Preferred Stock and Series B Preferred Stock, respectively, outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Stock to be canceled in accordance with Section 2.7.2 and Dissenting Shares) that is not converted into Company Common Stock on or prior to the Effective Time, shall be converted into the right to receive an amount in cash, without interest, equal to the applicable Liquidation Preference for such share of Series A Preferred Stock or Series B Preferred Stock. Notwithstanding the foregoing, if the Preferred Stock Conversion occurs, all shares of Series A Preferred Stock and Series B Preferred Stock outstanding immediately prior to the Preferred Stock Conversion will be fully treated as shares of Company Common Stock under this Agreement and will be entitled to receive the consideration set forth in Section 2.7.3(b). For the avoidance of doubt, if the Preferred Stock Conversion does not occur, the immediately preceding sentence shall not apply and shall have no force or effect. (b) Common Stock. Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.7.2 and Dissenting Shares) shall be converted into the right to receive an amount in cash, without interest, equal to (i) the Per Share Estimated Closing Consideration and (ii) the Further Distributions Per Share, as and when payable under this Agreement. 2.7.4 Treatment of Company Options. (a) At the Effective Time, each In-the-Money Option that is unexercised and outstanding immediately prior to the Effective Time shall (i) to the extent unvested, accelerate and become fully vested and exercisable and (ii) by virtue of the Merger and without any action on the part of the holder thereof, be canceled and, in full consideration of such cancellation, shall be converted into the right to receive an amount in cash, without interest, (A) equal to the product of (x) the Option Per Share Estimated Closing Consideration multiplied by (y) the number of shares of Company Capital Stock subject to such In-the-Money Option (such amount, the “Closing Option Payment”) and (B) equal to the product of (I) the number of shares of Company Capital Stock subject to such In-the-Money Option multiplied by (II) the Further Distributions Per Share as and when payable under this Agreement, less any applicable withholding Taxes (to the extent required under applicable Law). Notwithstanding the foregoing

26 or any provision of this Agreement to the contrary, each Company Option unexercised and outstanding immediately prior to the Effective Time that is not an In-the-Money Option shall be automatically canceled for no consideration at the Effective Time. (b) The Company Board of Directors or a duly authorized committee thereof shall adopt any resolutions and take any actions that are necessary to terminate the Company Option Plan, effective as of, and contingent upon the occurrence of, the Effective Time. The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation shall be required to issue shares of Company Capital Stock or other share capital of the Company or the Surviving Corporation to any Person pursuant to or in settlement of any Company Option or any other compensatory equity award. Without limiting the foregoing, the Company shall take any and all actions necessary to approve and effectuate the foregoing provisions of this Section 2.7.4, including obtaining all necessary approvals and consents as may be required under the Company Option Plan or otherwise. (c) It is intended that all payments with respect to In-the-Money Options, including any portion of the Further Distributions Per Share, if any, due in respect of an In-the-Money Options, comply with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A), which is applicable to “transaction-based compensation” or be exempt from the requirements of Section 409A of the Code, so that no payments with respect to In-the-Money Options, including any portion of a Further Distributions Per Share due in respect of an In-the-Money Option will be subject to the additional Tax imposed under Section 409A of the Code, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. 2.7.5 Convertible Notes. (a) Each Company Convertible Note shall (i) if not elected pursuant to a Convertible Note Election Form to be treated as Note Conversion Interests at or prior to the Effective Time, be repaid in accordance with its terms and conditions and treated as Company Closing Indebtedness for the purpose of calculating the Estimated Closing Merger Consideration, and (ii) if elected pursuant to a Convertible Note Election Form (A) to be converted into the right to receive Per Share Estimated Closing Consideration and the Further Distributions Per Share based on the number of shares of Company Common Stock that would be issuable upon the conversion of such Company Convertible Note as if such Company Convertible Note had been converted into shares of Company Common Stock (such election, the “Note-to-Interests Election”, and such rights effected pursuant to a Note-to-Interests Election, “Note Conversion Interests”), an amount per Note Conversion Interest equal to the amount that would be payable in accordance with Section 2.7.3(b) as if such Note Conversion Interests were shares of Company Common Stock, and (B) all references to payments to be made in respect of Company Common Stock shall be deemed to also include payments to be made in respect of Note Conversion Interests as if such Note Conversion Interests were issued as Company Common Stock. (b) Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by, or subject to, any convertible notes (including the Company Convertible Notes), and any agreements related to any convertible notes (including the Company Convertible Notes) shall be terminated and of no further force or effect.

27 2.7.6 Rights Cease to Exist. As of the Effective Time, all shares of Company Capital Stock shall no longer be outstanding, shall automatically be canceled and shall cease to exist and each holder of a Stock Certificate shall cease to have any rights with respect thereto, except the rights set forth in this Agreement. 2.8 Calculation of Merger Consideration. 2.8.1 Calculation of Estimated Closing Merger Consideration; Securities Payment Schedule. Not less than five (5) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent in writing: (a) the Company’s calculation of the Estimated Closing Merger Consideration including each of the components thereof; (b) the Company’s calculation of the estimated aggregate exercise price of all In-the-Money Options; (c) the Company’s calculation of the estimated Per Share Estimated Closing Consideration and the estimated Option Per Share Estimated Closing Consideration for each In-the-Money Option; and (d) the Company’s calculation of the amount of Estimated Closing Merger Consideration payable to each Holder. The calculations listed in this Section 2.8.1 shall be set forth on a spreadsheet referred to herein as the “Securities Payment Schedule”. The Securities Payment Schedule shall be accompanied by (i) supporting documentation reasonably necessary to derive the numbers set forth therein, including copies of all duly executed Convertible Note Election Forms received by the Company, (ii) payoff letters duly executed by the holders of Company Closing Indebtedness to be paid by Parent pursuant to Section 2.9.2, and (iii) invoices from the payees of the Company Transaction Expenses to be paid by Parent pursuant to Section 2.9.3, in each case form and substance reasonably satisfactory to Parent. After receipt of the Securities Payment Schedule, Parent and its Representatives shall have access to all relevant books and records (including accountant work papers) and Representatives of the Company to the extent required to complete review of the Securities Payment Schedule, and the Company shall, and shall cause its Representatives to, cooperate with Parent and its Representatives in connection with their review of the Securities Payment Schedule. If Parent raises any reasonable objections to the Securities Payment Schedule, the Company will consider in good faith such objections prior to the Closing and make such revisions to such disputed items as may be mutually agreed by Parent and the Company; provided that Parent shall not have any right to delay or prevent the Closing based on objections raised to the Securities Payment Schedule. The Company shall prepare and deliver to Parent in writing the final Securities Payment Schedule no later than three (3) Business Days prior to Closing. Parent raising or not raising any objection or dispute pursuant to this Section 2.8.1 shall not in any way prejudice Parent’s right to raise any matter after the Closing pursuant to Section 2.8.2. Parent and the Exchange Agent shall have the absolute right to rely on and make payments of the Estimated Closing Merger Consideration and any Further Distributions in accordance with the Securities Payment Schedule set forth therein and shall not have any Liability to the Holders’ Representative, any Holder or any other Person for making or causing to be made any such payments in accordance

28 therewith. 2.8.2 Calculation of Final Closing Merger Consideration. (a) No later than ninety (90) days following the Closing Date, Parent shall in good faith prepare and deliver to the Holders’ Representative a written statement as of the Closing based upon the books and records of the Company (the “Final Closing Merger Consideration Calculation”) setting forth its calculation of each of the following: (i) the Company Net Working Capital; (ii) the Company Closing Cash; (iii) the Company Closing Indebtedness; (iv) the Company Transaction Expenses; (v) the Income Tax Liability Amount; (vi) the Closing Payroll Taxes; and (vii) the resulting Final Closing Merger Consideration. Such Final Closing Merger Consideration Calculation shall be accompanied by supporting documentation reasonably necessary to derive the numbers set forth therein. After receipt of the Final Closing Merger Consideration Calculation, the Holders’ Representative and its Representatives shall have access to all relevant books and records (including accountant work papers) and Representatives of Parent and the Surviving Corporation to the extent required to complete their review of the Final Closing Merger Consideration Calculation, and Parent shall, and shall cause the Surviving Corporation and their respective Representatives to, cooperate with the Holders’ Representative and its Representatives in connection with their review of the Final Closing Merger Consideration Calculation. The Final Closing Merger Consideration Calculation shall be final, conclusive and binding upon the Parties unless the Holders’ Representative delivers a written notice to Parent of any objection to the Final Closing Merger Consideration Calculation including reasonable supporting detail (the “Final Closing Merger Consideration Calculation Objection Notice”) within thirty (30) days after the Holders’ Representative’s receipt of the Final Closing Merger Consideration Calculation; provided, however, that any objections in a Final Closing Merger Consideration Calculation Objection Notice will only be made on the basis that the amounts set forth in the Final Closing Merger Consideration Calculation (A) were not arrived at in accordance with the Accounting Methodology, as applicable, or (B) were arrived at based on mathematical or clerical error, but not on any other basis. Subject to the preceding sentence, the Final Closing Merger Consideration Calculation Objection Notice shall, in reasonable detail, set forth (1) each item on the Final Closing Merger Consideration Calculation Objection Notice that the Holders’ Representative disputes pursuant to this Section 2.8.2(a) (each, a “Disputed Item”) and (2) the Holders’ Representative’s alternative calculation of each Disputed Item, in each case, together with a reasonable itemization and reasonable supporting detail.

29 (b) Resolution of Disputed Items and Unresolved Items (i) If the Holders’ Representative timely delivers a Final Closing Merger Consideration Calculation Objection Notice to Parent, then Parent and the Holders’ Representative will attempt in good faith, for a period of forty-five (45) days from the delivery of such notice (the “Initial Resolution Period”), to agree on the Disputed Items and Final Closing Merger Consideration Calculation for purposes of Section 2.8.2(c). Any resolution by Parent and the Holders’ Representative during such 45-day period as to any Disputed Items will be final, conclusive and binding on the parties for purposes of Section 2.8.2(c). (ii) If Parent and the Holders’ Representative do not resolve all Disputed Items by the end of the Initial Resolution Period, then Parent and the Holders’ Representative will submit, and either Parent or Holders’ Representative may submit if the other party refuses to act in accordance with this Agreement, the remaining Disputed Items that were properly included in the Final Closing Merger Consideration Calculation Objection Notice (all such items, the “Unresolved Items”) to Grant Thornton LLP for resolution, or if that firm is unwilling or unable to serve, Parent and the Holders’ Representative will engage another independent accounting firm of recognized national standing mutually agreed upon between the Company and the Holders’ Representative, which agreement shall not be unreasonably withheld or delayed, which firm is not the regular auditing firm of Parent or the Company. If Parent and the Holders’ Representative are unable to jointly select such independent accounting firm within ten (10) days after the Initial Resolution Period, Parent, on the one hand, and the Holders’ Representative, on the other hand, will each select an independent accounting firm of recognized national standing and each such selected accounting firm will select a third independent accounting firm of recognized national standing, which firm is not the regular auditing firm of Parent or the Company; provided, however, that if either Parent, on the one hand, or the Holders’ Representative, on the other hand, fails to select such independent accounting firm during this ten-day period, then the parties agree that the independent accounting firm selected by the other Party will be the independent accounting firm selected by the Parties for purposes of this Section 2.8.2 without any further action of any Party (the accounting firm engaged pursuant to this Section 2.8.2(b)(ii) to resolve the Unresolved Items, the “Independent Accounting Firm”). In addition, if the Final Closing Merger Consideration set forth in the Final Closing Merger Consideration Calculation is less than the Estimated Closing Merger Consideration (the amount of such difference, the “Merger Consideration Dispute Amount”) and the Holders’ Representative timely delivers a Final Closing Merger Consideration Calculation Objection Notice, Parent may provide notice to the Escrow Agent stating that the Final Closing Merger Consideration is in dispute, which notice shall include the Merger Consideration Dispute Amount (such notice, a “Merger Consideration Dispute Notice”). (iii) Parent and the Holders’ Representative will instruct the Independent Accounting Firm to render its determination with respect to the Unresolved Items in a written report that specifies and explains in reasonable detail the conclusions of the Independent Accounting Firm as to each Unresolved Item and the resulting Final Closing Merger Consideration and Final Closing Merger Consideration Calculation, in each case based solely on (A) the submissions presented to the Independent Accounting Firm by Parent or the Holders’ Representative pursuant to Section 2.8.2(b)(vi) and not on any independent review or investigation and (B) the definitions and other terms included herein. The scope of the Independent Accounting

30 Firm’s engagement will be limited to only resolving the Unresolved Items in accordance with the terms and conditions set forth in this Section 2.8.2, and all other claims and disputes related to this Agreement will be out of its scope. In resolving an Unresolved Item, the Independent Accounting Firm may not assign a value to any particular Unresolved Item greater than the greatest value for such Unresolved Item claimed by either Party or less than the smallest value for such Unresolved Item claimed by either Party, in the written submissions presented to the Independent Accounting Firm pursuant to Section 2.8.2(b)(vi). Parent and the Holders’ Representative will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its determination within thirty (30) days after referral of the Unresolved Items to the Independent Accounting Firm or as soon thereafter as reasonably practicable. (iv) The Independent Accounting Firm will act as an expert, not as an arbitrator, in resolving any Unresolved Items. The proceeding before the Independent Accounting Firm will be an expert determination under applicable Laws governing expert determination and appraisal proceedings. The final determination by the Independent Accounting Firm of the Unresolved Items submitted to it for resolution, absent fraud or clerical or mathematical error, will be final, conclusive and binding upon the parties. The fees and expenses of the Independent Accounting Firm incurred in the resolution of such dispute shall be borne by the Parties (in the case of the Holders’ Representative, on behalf of the Holders) in such proportion as is appropriate to reflect the relative benefits received by the Holders and Parent from the resolution of the dispute. For example, if the Holders’ Representative challenges the calculation of the Final Closing Merger Consideration in the Final Closing Merger Consideration Calculation by an amount of $100,000, but the Independent Accounting Firm determines that the Holders’ Representative has a valid claim for only $40,000, Parent shall bear 40% of the fees and expenses of the Independent Accounting Firm and the Holders’ Representative on behalf of the Holders shall bear the other 60% of such fees and expenses. (v) Parent will revise the Final Closing Merger Consideration Calculation as appropriate to reflect the resolution of the Disputed Items pursuant to this Section 2.8.2(b). The procedure set forth in this Section 2.8.2 will be the sole and exclusive method for resolving any disputes with respect to the Final Closing Merger Consideration Calculation Objection Notice. (vi) For purposes of complying with this Section 2.8.2, Parent and the Holders’ Representative will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the Disputed Items as the other party or the Independent Accounting Firm may reasonably request and are available to that Party (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm any material related to the Unresolved Items and to discuss the such items with the Independent Accounting Firm, provided that (A) each of such Parties will provide the other Party with a copy of all materials provided to, and communications with, the Independent Accounting Firm, and (B) no Party (or any of its Affiliates or Representatives) will engage in any ex parte communication with the Independent Accounting Firm at any time with respect to the Unresolved Items. Parent may require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information relating to the Company provided to the Independent Accounting Firm pursuant to this Section 2.8.2(b)(vi).

31 (c) Promptly, and in any event within fifteen (15) Business Days, after the Final Closing Merger Consideration Calculation becomes final and binding on the Parties under Section 2.8.2(a) or Section 2.8.2(b): (i) If the Final Closing Merger Consideration is greater than the Estimated Closing Merger Consideration (the amount of any such surplus, an “Adjustment Surplus”), Parent shall pay an amount equal to such Adjustment Surplus to the Exchange Agent for distribution to the Holders in accordance with the Securities Payment Schedule, including by distribution of funds to the Surviving Corporation for distribution to employee Holders of In-The-Money-Options through its payroll system. The Adjustment Surplus shall be treated as an adjustment to the Estimated Closing Merger Consideration for income Tax purposes. (ii) If the Final Closing Merger Consideration is less than the Estimated Closing Merger Consideration (the amount of any such shortfall, an “Adjustment Shortfall”), Parent shall be entitled to payment of an amount equal to such Adjustment Shortfall and upon written notice by Parent to the Escrow Agent and the Holders’ Representative, the Escrow Agent shall, and Parent and the Holders’ Representative shall jointly instruct the Escrow Agent to, promptly remit an amount equal to the Adjustment Shortfall to Parent from the Escrow Fund. The Adjustment Shortfall shall be treated as an adjustment to the Estimated Closing Merger Consideration for income Tax purposes. If the amount of the Adjustment Shortfall is greater than the amount in the Escrow Fund, then Parent shall have the right, in its sole discretion, to withhold and set off the amount of such difference from any Further Distribution payable but not yet paid pursuant to Section 2.12. 2.9 Payments At Closing. At the Closing, Parent shall make, or cause to be made, the following payments by wire transfer of immediately available funds: 2.9.1 first, to the Escrow Agent, an amount equal to the Escrow Amount, to be held in escrow by the Escrow Agent in accordance with Section 2.11 and the terms of the Escrow Agreement; 2.9.2 second, to the payees thereof, all Company Closing Indebtedness payable at Closing as set forth in Schedule 2.9.2, in each case in accordance with the payoff letters delivered by the Company prior to the Closing in accordance with Section 2.8.1; 2.9.3 third, to the payees thereof, the Company Transaction Expenses, in each case in accordance with the invoices delivered by the Company prior to the Closing in accordance with Section 2.8.1; 2.9.4 fourth, to the Holders’ Representative, the Holders’ Representative Fund; 2.9.5 fifth, to the Company, without duplication of any amounts included in Section 2.9.1, Section 2.9.2, Section 2.9.3 and Section 2.9.4, an amount equal to the aggregate Payroll Taxes payable by the Company in connection with any payment to any Holder of an In-the-Money Option or recipient of a change of control payment, in each case, in the amounts specified in the Final Closing Merger Consideration Calculation; and

32 2.9.6 sixth, to the Exchange Agent, the Estimated Closing Merger Consideration (and together with any Further Distributions deposited with the Exchange Agent from time to time, collectively, the “Exchange Fund”). The Exchange Agent shall promptly pay out of the Exchange Fund in accordance with Section 2.14.1 and the payment provisions set forth in the Exchange Agent Agreement to the Holders the amounts set forth in the Securities Payment Schedule; provided, however, that the Exchange Agent shall pay to the Surviving Corporation for distribution through its payroll system any portion of the Exchange Fund payable with respect to In-the-Money Options held by employees of the Company for distribution to such Holders in accordance with Section 2.7.4. 2.10 Closing Deliverables. 2.10.1 At the Closing, the Company will deliver or cause to be delivered to Parent: (a) the Certificate of Merger signed on behalf of the Company; (b) the Securities Payment Schedule; (c) the restrictive covenant agreements, duly executed by each of Peter Klemm and Bill Blair and substantially in the form of Exhibit I (each, a “Restrictive Covenant Agreement”); (d) the Exchange Agent Agreement, duly executed by the Exchange Agent; (e) the Escrow Agreement, duly executed by Holders’ Representative and Escrow Agent; (f) a certificate, reasonably acceptable in form and substance to Parent, dated as of the Closing Date, signed by the Secretary of the Company, certifying (i) that attached thereto are true and complete copies of (A) the Company Charter Documents, (B) all resolutions adopted by the Company Board of Directors authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (C) the Stockholder Consent signed by the Requisite Holders, (ii) (A) whether the Preferred Stockholder Conversion Consent has been duly adopted and (B) if the Preferred Stockholder Conversion Consent has been duly adopted, that attached thereto is a true and complete copy of the Preferred Stockholder Conversion Consent, (iii) the names and incumbency of each of the officers of the Company executing this Agreement, each of the other Transaction Agreements or any other documents or certificates delivered to Parent by the Company in connection with this Agreement or the Transactions, and (iv) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions; (g) a certificate of good standing of the Company certified by the Secretary of State of the jurisdiction of the Company’s incorporation not more than five (5) Business Days prior to the Closing Date;

33 (h) a certificate, dated as of the Closing Date, executed on behalf of the Company, certifying that the conditions precedent set forth in Section 6.1.1, Section 6.1.2, and Section 6.1.3 have been met; (i) the FIRPTA Certificate; (j) copies of each duly executed Convertible Note Election Form submitted by a holder of Company Convertible Notes that has submitted a Note-to-Interests Election; and (k) duly executed written resignations, in a mutually agreed form, effective as of the Closing Date of all the directors and officers of the Company as of immediately prior to the Closing Date. 2.10.2 At the Closing, Parent will deliver or cause to be delivered to the Company; (a) the Certificate of Merger, signed on behalf of Merger Sub; (b) the Exchange Agent Agreement, duly executed by Parent and the Exchange Agent; (c) the Escrow Agreement, duly executed by Parent and the Escrow Agent; (d) a certificate of good standing of Parent and Merger Sub certified by the Secretary of State of the jurisdiction of each of Parent’s and Merger Sub’s incorporation not more than five (5) Business Days prior to the Closing Date; and (e) a certificate, dated as of the Closing Date, executed on behalf of Parent and Merger Sub, certifying that the conditions precedent set forth in Section 6.2.1 and Section 6.2.2 have been met. 2.11 Escrow Fund. The terms of and timing and payment under the Escrow Fund shall be in accordance with Section 2.8.2(c)(ii), ARTICLE 8 and the Escrow Agreement; provided, that promptly after (a) the Reps Survival Date any remaining portion of the Escrow Fund that has neither been distributed nor is the subject of an unresolved Merger Consideration Dispute Notice or an Indemnification Claim Notice shall be released to the Exchange Agent for distribution to the Holders and (b) to the extent that there is any Escrow Fund that is the subject of an unresolved Merger Consideration Dispute Notice or an Indemnification Claim Notice as of the Reps Survival Date, promptly after the final resolution of the matter that is the subject of such Merger Consideration Dispute Notice or Indemnification Claim Notice and if it is determined that all or a portion of such retained Escrow Funds are payable to the Holders, such Escrow Fund shall be promptly released by the Escrow Agent to the Exchange Agent for distribution to the Holders. Subject to the terms of this Agreement and the Escrow Agreement, any portion of the Escrow Fund that is released to the Exchange Agent and distributed to the Holders (the “Released Escrow Amount”) shall be allocated among and distributed to the Holders in accordance with the Securities Payment Schedule. Parent and the Holders’ Representative shall promptly give such joint written

34 instructions to the Escrow Agent and Exchange Agent as needed to effect the payments contemplated by this Agreement. 2.12 Second Merger Consideration and Third Merger Consideration. 2.12.1 As further consideration under this Agreement but subject to Sections 2.8.2(c)(ii), 8.7 and 8.8, Parent shall pay to the Holders the Second Merger Consideration and the Third Merger Consideration pursuant to Section 2.12.2 and Section 2.12.3, respectively. The Second Merger Consideration and the Third Merger Consideration payable under this Section 2.12 shall be paid to the Exchange Agent, and the Exchange Agent shall pay such amounts to the Holders in accordance with the Exchange Agent Agreement (which shall provide that the Exchange Agent shall make such payments to the Holders within five (5) Business Days from its receipt of the Second Merger Consideration or Third Merger Consideration, as applicable) and the Securities Payment Schedule. 2.12.2 The Second Merger Consideration shall, subject to Sections 2.8.2(c)(ii), 8.7 and 8.8, be paid upon the earlier to occur of (a) the date the Surviving Corporation achieves Net Sales in an aggregate amount in excess of $10,000,000 or (b) the first anniversary of the Closing Date (the earlier of such dates, the “Second Merger Consideration Payment Date”). 2.12.3 The Third Merger Consideration shall, subject to Sections 2.8.2(c)(ii), 8.7 and 8.8, be paid upon the earlier to occur of (a) the date the Surviving Corporation achieves Net Sales in an aggregate amount in excess of $20,000,000, or (b) the first anniversary of the Second Merger Consideration Payment Date (the earlier of such dates, the “Third Merger Consideration Payment Date” and, together with the Second Merger Consideration Payment Date, each a “Further Distribution Date”). 2.13 Non-Conversion; Appraisal Rights. 2.13.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 2.7.3, but instead the Holder thereof shall only be entitled to such rights as are provided by the DGCL. In the event that a Holder properly perfects such Holder’s appraisal, dissenters’ or similar rights by demanding and not effectively withdrawing or losing such Holder’s appraisal, dissenters’ or similar rights for any shares of Company Capital Stock, the Exchange Agent shall deliver to Parent (a) such Holder’s portion of the Estimated Closing Merger Consideration that is attributable to such shares at the time such portion of such Estimated Closing Merger Consideration is determined and such rights are perfected and (b) such Holder’s portions of the Further Distributions, if any, allocable to such shares at the time such rights are perfected and such portions are determined and are received by the Exchange Agent from the Escrow Agent, in accordance with the Escrow Agreement, or Parent, as applicable. Parent shall be entitled to retain any Final Closing Merger Consideration not paid on account of such Dissenting Shares pending resolution of the claims of such Holders, and such Holders shall not be entitled to any portion of such retained Final Closing Merger Consideration. 2.13.2 Withdrawal or Loss of Rights. Notwithstanding the provisions of Section 2.13.1, if any Holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such Holder’s appraisal or dissenters’ rights with respect to its shares of Company

35 Capital Stock under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, (a) such Holder’s shares shall automatically convert into and represent only the right to receive the consideration for Company Capital Stock, as applicable, without interest thereon, set forth in and subject to the provisions of this Agreement, upon surrender of the Stock Certificate(s) formerly representing such shares, and (b) Parent (to the extent the following amounts have been previously delivered by the Exchange Agent to Parent pursuant to Section 2.13.1 and not returned to the Exchange Agent) or the Exchange Agent shall deliver to such Holder (i) such Holder’s portion of the Estimated Closing Merger Consideration that is attributable to such shares at the time such rights are withdrawn or lost and (ii) such Holder’s portions of the Further Distributions, if any, attributable to such shares at the time such portions are determined and, in the case of amounts to be distributed by the Exchange Agent, received by the Exchange Agent from the Escrow Agent, in accordance with the Escrow Agreement, or Parent, as applicable. 2.13.3 Demands for Appraisal. The Company shall give Parent (a) prompt written notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL, any withdrawal of any such demand and any other instruments or notices served or otherwise delivered pursuant to the DGCL and received by the Company; and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands for appraisal or other instruments or notices. The Company shall not, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) make any payment with respect to any such demands or offer to settle or settle any such demands. 2.14 Exchange of Certificates. 2.14.1 Payment Procedures. (a) Promptly following the Effective Time (and in any event within one (1) Business Day following the Effective Time), unless such documents shall have been sent earlier by the Company to the Stockholders, Parent shall cause the Exchange Agent to send to each Stockholder of record: (i) a letter of transmittal in substantially the form attached hereto as Exhibit J (each, a “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Stock Certificates in exchange for payment of the applicable portion of the Estimated Closing Merger Consideration and the applicable portion of any Further Distributions. Upon surrender by a Holder of a Stock Certificate, if applicable, for cancellation to the Exchange Agent, together with a Letter of Transmittal (collectively, the “Exchange Agent Documents”), duly completed and validly executed in accordance with the instructions, such Holder shall be entitled to receive in exchange therefor, subject to Section 2.14.6, the applicable portion of the Estimated Closing Merger Consideration and the applicable portion of any Further Distributions and any such Stock Certificate so surrendered shall thereafter be canceled and Parent shall cause the Exchange Agent to pay, as applicable (x) with respect to the applicable portion of the Estimated Closing Merger Consideration payable to such holder, within five (5) Business Days following the Exchange Agent’s receipt of the Exchange Agent Documents for such holder and (y) with respect to the Second Merger Consideration, Third Merger Consideration and any other Further Distribution, within five (5) Business Days following the Exchange Agent’s receipt of the payment of the Second Merger Consideration, Third Merger Consideration and any other Further Distribution from Parent for such holder. If payment of any portion of the Estimated Closing Merger Consideration is to be made to any Person other than the Person in whose name a surrendered

36 Stock Certificate is registered, it shall be a condition of payment that (A) the Stock Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer in accordance with Section 2.14.2 and (B) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable portion of the Estimated Closing Merger Consideration to a Person other than the registered holder of such Stock Certificate surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable. After the Effective Time, each Stock Certificate shall represent only the right to receive the applicable portion of the Estimated Closing Merger Consideration and any Further Distribution as contemplated by this ARTICLE 2. (b) With respect to employee Holders of In-the-Money Options, the Exchange Agent shall pay to the Surviving Corporation for distribution through its payroll system any portion of the Exchange Fund payable with respect to In-the-Money Options held by employees of the Company and (x) with respect to the Closing Option Payments to such employee Holders, Parent shall promptly following the Closing Date (but in any event within five (5) Business Days following the Closing Date), cause the Surviving Corporation to deliver through its payroll system the Closing Option Payment to such employee Holders and (y) with respect to any Further Distribution to such employee Holders, Parent shall, on the same day as the payment of such Further Distribution is made to the Stockholders (or on the next regularly scheduled payroll period following such payment date) cause the Surviving Corporation to deliver through its payroll system the applicable Further Distribution payment to such employee Holders. With respect to non-employee Holders of In-the-Money Options, the Exchange Agent shall pay to such Holder the consideration provided for herein promptly following the Closing Date. No interest shall be paid on any such amounts. 2.14.2 Transfer Books; No Further Ownership Rights in Company Stock. The Estimated Closing Merger Consideration paid in respect of shares of Company Capital Stock (together with the contingent right to receive, if, when and to the extent payable, the Further Distributions) upon the surrender for exchange of Stock Certificates in accordance with the terms of this ARTICLE 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by such Stock Certificates and, at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. Subject to Section 2.14.4, if, at any time after the Effective Time, Stock Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE 2. 2.14.3 Lost, Stolen or Destroyed Certificates. If any Stock Certificate is lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed, the Exchange Agent shall pay, subject to Section 2.14.6, in exchange for such lost, stolen or destroyed Stock Certificate, the applicable portion of the Estimated Closing Merger Consideration and the applicable portion of the Further Distributions, if any, to be paid in respect of the shares of Company Capital Stock formerly represented by such Stock Certificate, as contemplated by this ARTICLE 2.

37 2.14.4 Termination of Exchange Fund. At any time after the first anniversary of the Closing Date, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent in respect of the Estimated Closing Merger Consideration and not disbursed to Holders of Company Capital Stock, Note Conversion Interests, Company Convertible Notes or In-the-Money Options and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment payable thereto as determined pursuant to this Agreement. At any time after the first anniversary of the date on which each of the respective Further Distributions are payable, Parent shall be entitled to require the Exchange Agent to deliver to it any amount distributed to the Exchange Agent in respect of such Further Distributions and that has not been disbursed to Holders of Company Capital Stock, Note Conversion Interests, Company Convertible Notes or In-the-Money Options, and thereafter such holders may look only to Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment payable thereto as determined pursuant to this Agreement. 2.14.5 No Liability. Notwithstanding anything in this Agreement to the contrary, none of the Parties, the Surviving Corporation, or the Exchange Agent shall be liable to any Person for any portion of the Estimated Closing Merger Consideration or the Further Distributions delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Stock Certificate has not been surrendered prior to the date on which the Estimated Closing Merger Consideration or the Further Distributions in respect of such Stock Certificate may otherwise be delivered to a public official under the prior sentence, any such Estimated Closing Merger Consideration or Further Distributions in respect of such Stock Certificate shall, to the extent permitted by applicable Law, immediately prior to such date become the property of the Surviving Corporation or its designated Affiliate, free and clear of any claims or interest of any such holders or their successors, assigns or personal representative previously entitled thereto. 2.14.6 Withholding Taxes. Parent, the Surviving Corporation, the Exchange Agent and the Escrow Agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from that portion of the Estimated Closing Merger Consideration, Further Distributions, or other amounts payable pursuant to this Agreement, and shall pay to the appropriate Taxing Authority, such withheld amounts; provided, however, that, other than any deduction or withholding in respect of compensatory payments, a payee’s failure to deliver a valid and complete IRS Form W-9 or applicable IRS Form W-8, or the Company’s failure to deliver the FIRPTA Certificate, the Withholding Agent shall use commercially reasonable efforts to (a) provide notice of such deduction or withholding to the applicable payee (except in respect of any deduction or withholding required in respect of payments that are treated as imputed interest for applicable Tax purposes) and (b) cooperate with the Person receiving the payment in good faith to reduce the amount required to be deducted and withheld in accordance with applicable Law. To the extent amounts are so withheld and paid to a Taxing Authority, the withheld amounts shall be treated for purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 2.15 Adjustments. Notwithstanding any provision of this ARTICLE 2 to the contrary (but without in any way limiting the covenants in Section 5.1), if between the date hereof and the Effective Time the outstanding shares of any class or series of Company Capital Stock are changed

38 into a different number of shares or a different class or series by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the per share Estimated Closing Merger Consideration, the per share Final Closing Merger Consideration and the per share Further Distributions shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to Section 1.2.12, except as set forth in the Company Disclosure Schedule, as of the date hereof and as of the Closing, the Company represents and warrants to Parent and Merger Sub as set forth in this ARTICLE 3. 3.1 Organizational Matters. 3.1.1 Valid Existence; Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.1.1 of the Company Disclosure Schedule sets forth an accurate and complete list of the Company’s jurisdiction of incorporation and the other jurisdictions in which it is authorized to do business, and an accurate and complete list of the current directors and officers of the Company. The Company has delivered to Parent accurate and complete copies of the Company Charter Documents, as currently in effect, and the Company is not in default under or in violation of any provision thereof. 3.1.2 Subsidiaries. The Company does not have, and has never had, any Subsidiaries. The Company does not own, directly or indirectly, any shares of capital stock, voting securities, or equity interests in any Person. The Company has no obligation to make an investment (in the form of a purchase of equity securities, loan, capital contribution or similar investments) directly or indirectly in any Person. 3.2 Authority; Noncontravention. 3.2.1 Power and Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform all of its obligations hereunder and thereunder and to consummate the Transactions (including the Merger). 3.2.2 Due Authorization of Agreement. The Company Board of Directors has (a) approved and declared advisable and in the best interests of the Company and the Stockholders the Transaction Agreements and the Transactions (including the Merger) and (b) resolved to recommend that the Stockholders adopt this Agreement and approve the Merger. The execution,

39 delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by it of the Transactions (including the Merger) to which it is a party have been duly authorized by all required corporate action on the part of the Company, other than the approval of the Stockholders. The vote of the Requisite Holders comprises the only vote of the holders of any equity interests of the Company necessary for the Company to approve the Transaction Agreements, the Merger and the other Transactions. 3.2.3 Valid and Binding Agreements. This Agreement and each of the other Transaction Agreements to which the Company is a party have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of this Agreement and the other Transaction Agreements by the other parties hereto and thereto, this Agreement constitutes and the other Transaction Agreements shall, when executed and delivered by the other parties hereto and thereto, constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. 3.2.4 No Conflict. Neither the execution, delivery, or performance by the Company of this Agreement and any Transaction Agreement to which the Company is a party, nor the consummation of the Transactions (including the Merger) to which the Company is a party, nor compliance by the Company with any of the terms hereof or thereof, shall conflict with or result in any violation of or default under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or result in the creation of any Lien upon any of the material properties or assets of the Company (any such event, a “Conflict”) under (a) any provision of the Company Charter Documents, (b) any Material Contract or (c) any Law applicable to the Company or any of its properties or assets (whether tangible or intangible), except, in the case of clauses (b) and (c), any Conflicts that would not, individually or in the aggregate, reasonably be expected to materially impair, hinder or delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or to consummate the Transaction, or otherwise be material to the Business. 3.3 Capitalization. 3.3.1 Authorized and Issued Securities. (a) Section 3.3.1(a) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of the designation, par value, number of authorized shares of each class and series of Company Common Stock and Company Preferred Stock, number of issued and outstanding shares of each class and series of Company Common Stock and Company Preferred Stock, accrued unpaid dividends with respect thereto, and number of shares of Company Common Stock into which each such share is convertible. (b) Section 3.3.1(b) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of the number of shares of Company Common Stock reserved for issuance under the Company Option Plan, including the number of Company Options granted thereunder that are outstanding, and the number of shares of Company Common Stock available for future issuance thereunder.

40 (c) Section 3.3.1(c) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of all outstanding Company Convertible Notes. Other than the Company Convertible Notes set forth on Section 3.3.1(c) of the Company Disclosure Schedule, there are no convertible promissory notes of the Company that are convertible into shares of Company Capital Stock. (d) Except as set forth in Section 3.3.1(a), Section 3.3.1(b) and Section 3.3.1(c) of the Company Disclosure Schedule, there are no shares of Company Capital Stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, restricted stock, restricted stock units, calls, convertible or exchangeable securities, rights or Contracts providing for (i) the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Capital Stock, (ii) the granting, extension, acceleration of the vesting of, change in the price of, or otherwise modifying, amending, or entering into any equity interests of the Company, (iii) the provision of funds to, making of an investment in, or contributing capital to any Person, or (iv) preemptive rights, rights of first refusal, purchase options, subscription rights, or similar rights with respect to the equity interests of the Company. (e) No holder of Indebtedness of the Company has any right to convert or exchange such Indebtedness for any Company Capital Stock or other equity interests or voting interests of the Company (other than the Company Convertible Notes listed in Section 3.3.1(c) of the Company Disclosure Schedule) or to vote on any matter with respect to the Company by virtue of holding such Indebtedness. 3.3.2 Ownership of Stock, Options and Convertible Notes. Section 3.3.2 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the record holders of (a) each class or series of the Company Capital Stock and the number of shares of each such class or series of Company Capital Stock held by each holder thereof as of the date hereof listed by class and series, (b) with respect to each Company Option that is outstanding as of the date hereof, on a grant-by-grant basis, (i) the name of the holder of such Company Option, (ii) whether such holder is an employee, director or consultant of the Company, (iii) the grant date of such Company Option, (iv) the number of shares of Company Common Stock subject to such Company Option on the grant date, (v) the exercise price per share of Company Common Stock applicable to such Company Option, (vi) the number of shares of Company Common Stock subject thereto that are currently vested and unvested, (vii) the expiration date thereof, (viii) whether any such Company Option is intended to qualify as an “incentive stock option” (as defined in Section 422 of the Code) and (ix) whether early exercise is permitted with respect to any such Company Option and (c) all holders of Company Convertible Notes, the outstanding principal amount and accrued interest of each Company Convertible Note as of April 1, 2026 (prior to giving effect to any Note-to-Interests Elections), the date of issuance of such Company Convertible Notes, the conversion price applicable to such Company Convertible Notes in connection with the Merger, and the number of shares of Company Common Stock or Note Conversion Interests to which each such Company Convertible Note is convertible by the holder of such Company Convertible Note at the Closing. There are no outstanding shares of unvested Company Common Stock for which an election under Code Section 83(b) has not been timely made.

41 3.3.3 Valid Issuance; No Preemptive or Other Rights. (a) All issued and outstanding shares of Company Capital Stock (i) are duly authorized, validly issued, fully paid, nonassessable, and free of any Liens (other than restrictions on transfer under applicable securities Laws) and (ii) are not subject to, nor were issued in violation of, any preemptive rights or similar rights arising under applicable Law or pursuant to the Company Charter Documents, or any Contract to which the Company is a party or by which it is bound. (b) There are no voting trusts or other agreements or understandings with respect to the voting of the Company Capital Stock, or Contracts with respect to the registration, exchange, sale, transfer, purchase, redemption or other acquisition of equity interests of the Company to which the Company is a party or by which the Company is bound or, to the Company’s Knowledge, otherwise. (c) There are no accrued and unpaid dividends on any of the Company Capital Stock. 3.3.4 Company Options. The Company has made available to Parent true and complete copies of the Company Option Plan and each form of award agreement utilized by the Company pursuant to which any Company Option is outstanding (or if any individual agreements contain terms that materially deviate from such form, copies of such individual agreements). All Company Options have been duly and validly authorized by the Company Board of Directors or a duly authorized committee thereof as of the applicable date of grant. The exercise price per share of each Company Option is at least equal to the fair market value of a share of Company Common Stock on the date such Company Option was granted within the meaning of Section 409A of the Code, determined in a manner consistent with the requirements of Section 409A of the Code, and the Company has not granted any stock options that are intended to comply with (rather than be exempt from) the provisions of Section 409A of the Code. All Company Options were granted in compliance with all applicable Law and the terms of the Company Option Plan, and no compensatory equity awards have been granted by the Company outside of the Company Option Plan. The Company has the requisite authority under the Company Option Plan, the applicable award agreements, and any other applicable Contract to take the actions contemplated by Section 2.7.4 and the treatment of Company Options (including the determination of Further Distributions) without the consent of any holder of Company Options or other third party, and the treatment of the Company Options described in Section 2.7.4 and the determination of Further Distributions shall, as of the Effective Time, be binding on the holders of such Company Options purported to be covered thereby. 3.4 No Consents or Approvals. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, compliance with the applicable requirements, if any, of the HSR Act (including the filings of HSR notifications (if any) by the Parties) or as otherwise set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals of, filings with, or notices to any Governmental Authority or any party to a Material Contract are required to be made or obtained by the Company for the valid execution, delivery and performance of this Agreement or the other Transaction Agreements to which it is a party and the consummation of the Transactions (including the Merger), except as would not,

42 individually or in the aggregate, reasonably be expected to materially impair, hinder or delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or to consummate the Transactions or otherwise be material to the Business. 3.5 Financial Matters. 3.5.1 Financial Statements. The Company has made available to Parent the Current Financial Statements. The Current Financial Statements are complete and correct in all material respects, are consistent with the books and records of the Company, have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition, results of operations, changes in stockholders’ equity and cash flows of the Company as of the dates thereof and for the periods covered thereby (except, in the case of the Current Monthly Financial Statements, for the absence of footnotes and for normal year-end adjustments, none of which individually or in the aggregate are or will be material in amount). 3.5.2 No Undisclosed Liabilities. The Company does not have any material Liabilities, except for (a) Liabilities reflected on or adequately reserved against in the Current Financial Statements, (b) Liabilities that have been incurred in the Ordinary Course of Business since the Current Balance Sheet Date that are similar in nature and amount to Liabilities that ordinarily recur and that do not result from any breach of Contract, warranty, infringement, tort, or violation of applicable Law, and (c) Liabilities for fees and expenses incurred in connection with this Agreement, the other Transaction Agreements and the Transactions. 3.5.3 Financial Controls. The Company has established and maintained a system of internal accounting controls sufficient to provide reasonable assurances (a) that transactions, receipts, and expenditures of the Company are being executed and made only in accordance with appropriate authorizations of management and the Company Board of Directors, (b) that transactions are recorded as necessary to maintain accountability for assets, and (c) regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company. None of the Company, its independent auditors, nor, to the Company’s Knowledge, any current or former Representative of the Company has identified or been made aware of any fraud (whether or not material) that involves the Service Providers of the Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing. Neither the Company nor, to the Company’s Knowledge, any current or former Representative of the Company has received or obtained knowledge of any material complaint, allegation, assertion or claim regarding deficient accounting or auditing practices, procedures, or methodologies of the Company, its internal accounting controls, or any material inaccuracy in the Company’s financial statements. 3.6 Absence of Certain Changes or Events. Between the Current Balance Sheet Date and the date hereof, (a) no Company Material Adverse Effect has occurred, (b) the Company has been operated in the Ordinary Course of Business in all material respects other than in connection with the negotiation of the Transactions, and (c) there has been no act or omission that, if occurring during the Pre-Closing Period, would violate Section 5.1.

43 3.7 Legal Proceedings. 3.7.1 Actions. There is no, and during the past five years there has been no, pending Actions (a) by or against the Company or that otherwise relate to or would reasonably be expected to affect the Company’s business, properties or assets, (b) to the Company’s Knowledge, by or against any of the directors, officers or employees of the Company in their capacities as such or (c) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Company’s Knowledge, no other such Action has been threatened. 3.7.2 Orders. The Company is not, and during the past five (5) years the Company has not been, subject to any material Order. 3.8 Title to Assets. The Company has good and valid title to, or in the case of leased properties and leased tangible assets, valid leasehold interests in, all of its properties and tangible assets, free and clear of any Liens other than Permitted Liens. The Company owns or leases all tangible assets used in or necessary to conduct its business as currently conducted by the Company and as currently planned by the Company to be conducted. Each such tangible asset is in all material respects in good operating condition and repair, ordinary wear and tear excepted, is free from patent defects and, to the Company’s Knowledge, latent defects, is suitable for the purposes for which it is being used and currently planned to be used by the Company and has been maintained in accordance with normal industry practice. 3.9 Compliance with Laws. The Company is, and at all times during the past five (5) years the Company has been, in compliance in all material respects with all, and has not violated any, applicable Laws. During the past five (5) years, the Company has not received any written notice or, to the Company’s Knowledge, other communication from any Governmental Authority or any other Person regarding any actual or possible material noncompliance with any applicable Law. 3.10 Taxes. 3.10.1 Tax Returns. The Company has filed all income and other material Tax Returns required to be filed by it before the Closing, and all such Tax Returns are true, correct and complete in all material respects. The Company has paid all income and other material Taxes due and owing by it (whether or not shown on a Tax Return). The Company has not waived any statute of limitations in respect of Taxes or agreed to any extensions of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect, in each case, excluding, for avoidance of doubt, any automatic extensions of time for which to file a Tax Return. No claim has been made in writing by any Taxing Authority to the Company in a jurisdiction in which the Company does not file Tax Returns that it is or may be required to file Tax Returns in such jurisdiction or is or may otherwise be subject to Tax in such jurisdiction. 3.10.2 Audits. No Actions or audits, assessments or other administrative or court proceedings are presently in progress, pending, or threatened in writing relating to the Tax Returns or any Liability in respect of Taxes of the Company.

44 3.10.3 Tax Sharing Agreements; other Agreements. The Company is not a party to or bound by, nor does the Company have any Tax Sharing Agreement that shall be in effect after the Closing. The Company has not (a) entered into, or requested, a closing agreement under applicable Tax Law or (b) requested or is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority. 3.10.4 No Liens. There are no Liens with respect to Taxes on any of the assets of the Company other than Permitted Liens. 3.10.5 Compliance. The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has timely withheld and paid all material amounts of Tax required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party. 3.10.6 USRPHC. The Company is not (and has not been on any “determination date” within the meaning of Treasury Regulations Section 1.897-2(c) during the five (5)-year period ending on the Closing Date) a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations thereunder. 3.10.7 Spin-offs. During the past five (5) years, the Company has not distributed the stock of another Person or had its stock distributed in a transaction purported or intended to be governed by Section 355 or 361 of the Code (or any similar provision of state, local or non-U.S. Law). 3.10.8 Listed Transaction. The Company has never entered into any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b) or any similar provision under state, local or foreign applicable Law in respect of Taxes under which specific disclosure for such transaction is required to be provided to the applicable Governmental Authority. 3.10.9 C Corporation. The Company has (a) at all times since its formation been a “C corporation” within the meaning of Section 1361(a)(2) of the Code; (b) never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any predecessor provision or comparable provision of state, local, or foreign applicable Law) or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes filing combined, consolidated or unitary Tax Returns, in each case, except for any group of which the Company is Parent; and (c) no Liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign applicable Law related to income Taxes), as transferee or successor, by Contract (other than commercial Contracts not primarily related to Taxes) or otherwise pursuant to applicable Law. 3.10.10Sales Tax. All material amounts of sales, use, transfer, value added, goods and services, and similar Taxes required to be collected by the Company have been timely collected and remitted to the appropriate Taxing Authority. 3.10.11Unclaimed Property. The Company has (a) complied with all applicable Laws relating to escheat and unclaimed property in all material respects.

45 3.10.12Permanent Establishment. The Company is not subject to Tax in any country other than the country in which it is organized by virtue of having a (a) place of management, (b) branch, (c) office, or (d) permanent establishment or other fixed place of business (as defined pursuant to an applicable Tax treaty). 3.10.13Unrecognized Pre-Closing Income. The Company will not be required to include any material item of income or gain in, or exclude any material item of deduction or loss from, taxable income for any Post-Closing Tax Period as a result of (a) the installment method of accounting, (b) any prepaid amount received prior to the Closing other than in the Ordinary Course of Business, (c) any intercompany transaction (as defined in Treasury Regulations Section 1.1502- 13(b)) entered into prior to the Closing or excess loss account (as defined in Treasury Regulations Section 1.1502-19(a)(2)) that is in existence as of the Closing, (d) a change in method of accounting or application of Section 481 of the Code made prior to the Closing, or (e) any inclusion under Section 951(a) or Section 951A of the Code, (f) any gain recognition agreement entered into prior to the Closing. For the avoidance of doubt, the Company makes no representations or warranties in respect of the existence, amount or availability (or lack thereof) after the Closing of any of the Company’s net operating loss carryforwards, tax credit carryforwards and similar tax attributes arising prior to the Closing. 3.11 Labor Matters; Employee Benefits. 3.11.1 Employee Census. Section 3.11.1 of the Company Disclosure Schedule sets forth a complete and correct list of all employees of the Company as of the date hereof, and for each: (a) name or employee identification number; (b) date of hire; (c) job title; (d) annual base salary or hourly wage, as applicable; (e) Fair Labor Standards Act designation (exempt or non-exempt); (f) full or part-time status; (g) legal employing entity; (h) bonus, annual commission opportunity, or other incentive-based compensation (as applicable); (i) work location (including city, state and country); (j) active or leave status (and, if on leave, the nature of the leave and the expected return date); and (k) work authorization (including visa type and status, if applicable) (the “Employee Census”). As of the date hereof, no employee of the Company has given notice to the Company to terminate their employment and, to the Company’s Knowledge, no employee intends (nor shall be entitled as a result of or in connection with the contemplated Transactions) to terminate their employment with the Company. 3.11.2 Independent Contractor Census. Section 3.11.2 of the Company Disclosure Schedule sets forth a complete and correct list of all natural person or sole member independent contractors of the Company as of the date hereof, and for each: (a) name; (b) engaging entity; (c) start date; (d) estimated termination date; (e) work location (including city, state and country); (f) rate of pay; (g) description of services provided; and (h) an indication of whether or not there is any written Contract with such contractor (the “Independent Contractor Census”). 3.11.3 Compliance with Labor Law. The Company is in material compliance with all applicable Laws relating to employment and employment practices, including worker classification, wages, hours of work, pay transparency, paid time off, equal employment, discrimination, collective bargaining, immigration, workers’ compensation, unemployment compensation, withholding, and occupational safety and health. Except as would not, individually

46 or in the aggregate, reasonably be expected to be material to the Business, all natural person or sole member independent contractors providing personal services to the Company have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of the Company have been properly classified under the Fair Labor Standards Act and similar state Laws. 3.11.4 Collective Bargaining Agreements. The Company is not a party to or bound by any collective bargaining Contract with a labor union or labor organization, nor is any such Contract being negotiated by the Company. To the Company’s Knowledge, no union organizing campaign is in progress with respect to the Company’s employees. To the Company’s Knowledge, there is no labor union or labor organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the contemplated Transactions. 3.11.5 Labor Disputes. There is currently no, and during the past five (5) years, there has been no strike, work stoppage or other material labor dispute involving the Company pending or, to the Company’s Knowledge, threatened. No Action involving an amount in controversy of $250,000 or more (“Material Action”) brought by or on behalf of any employee, former employee, labor organization or other Representative of the employees of the Company is pending or, to the Company’s Knowledge, threatened against the Company, and there have been no such Material Actions during the past five (5) years. The Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority with respect to employees or employment practices. 3.11.6 Employment Settlement. The Company is not, and during the past five (5) years the Company has not been, a party to a settlement agreement with a current or former employee that relates primarily to allegations of sexual harassment or sexual misconduct. To the Company’s Knowledge, during the past five (5) years, no allegations of sexual harassment or sexual misconduct have been made against: (a) any director, manager or officer of the Company in their capacity as a director, manager or officer of the Company; or (b) any employee of the Company in their capacity as an employee of the Company. 3.11.7 [Reserved] 3.11.8 At-Will Employment. The employment of all current employees is terminable “at will” without any penalty, notice or severance obligations on the part of the Company. There are no written or verbal Contracts with any natural person or sole member independent contractor that is not terminable by the Company upon providing notice of sixty (60) days or less. 3.11.9 Compliance with Immigration Law. The Company is, and at all times during the past five (5) years the Company has been, in compliance with the terms of the Immigration Reform and Control Act of 1988 and any other applicable immigration Laws. 3.11.10ERISA. (a) Section 3.11.10(a) of the Company Disclosure Schedule contains a true and complete list of each material Company Plan.

47 (b) With respect to each material Company Plan, the Company has provided or made available to Parent accurate and complete copies of the following documents, to the extent applicable: (i) the current Company Plan document and any amendments thereto, or, if not written, a written description of the material terms thereof, (ii) any related trust agreement, insurance policy or other funding instrument, and any amendments thereto; (iii) the most recent IRS determination letter or opinion letter received with respect to each Company Plan that is intended to be qualified under Section 401(a) of the Code; (iv) the most recent summary plan description, together with any summary of material modifications thereto; (v) the three most recent Form 5500s filed and attached schedules, audited financial statements and actuarial or other valuation reports prepared with respect thereto; (vi) all non-discrimination testing results for such Company Plan for the three (3) most recent plan years; (vii) all material Contracts relating to such Company Plan, including all Service Provider agreements, investment management agreements, participation agreements, administrative service agreements and recordkeeping agreements; and (viii) all material or other non-routine correspondence to or from any Governmental Authority relating to such Company Plan in the past three (3) years. (c) Each Company Plan has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance with applicable Law. Each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification, and nothing has occurred that would reasonably be expected to adversely affect such qualification. No non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Company Plan that could reasonably be expected to result in a material Liability or Loss of the Company. No breach of fiduciary duty has occurred as a result of or in connection with the administration or investment of the assets of any Company Plan in connection with which the Company would reasonably be expected to incur any material Liability. With respect to any Company Plan, no material excise Tax would reasonably be expected to be imposed upon the Company under Chapter 43 of the Code. The Company does not have any Liability for any Taxes or penalties imposed under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Section 4980H or 9815 of the Code or the Patient Protection and Affordable Care Act. All material contributions, premiums and expenses due to or in respect of any Company Plan as required by applicable Law and the terms of such Company Plan have been timely made or paid in full, or, to the extent unpaid, have been fully reflected in line items on the most recent financial statements of the Company. (d) No Company Plan, and neither the Company nor any ERISA Affiliate, has within the past six (6) years sponsored or contributed to, been required to contribute to or has or had any Liability or obligation in respect of (i) any plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), (iii) a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a multiple employer plan (within the meaning of Section 413(c) of the Code), or (v) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). (e) None of the Company Plans promises or provides medical, life insurance, or other welfare benefits to any Person for any reason following their termination of

48 employment or service, other than as required under COBRA or similar state Law the full cost of which is paid by the covered individual, except for the continuation of coverage through the end of the calendar month in which termination from employment occurs. (f) No Action is pending or, to the Company’s Knowledge, threatened against or with respect to any Company Plan or the fiduciaries, trustees, or assets of any Company Plan, including any Action by any Governmental Authority (other than routine claims for benefits in the Ordinary Course of Business). (g) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and maintained in operational and documentary compliance in all material respects with the requirements of Section 409A of the Code and the applicable guidance issued thereunder. No Company Plan provides, and the Company does not have any obligation to provide, any gross-up or similar payment or reimbursement of Taxes under Section 4999 or 409A of the Code. (h) Neither the execution and delivery of this Agreement nor the approval or consummation of the Transactions (whether alone or together with any other event) shall (i) result in any compensatory payment or benefit becoming due or payable to any Service Provider under any Company Plan or otherwise, (ii) increase the amount or value of any compensation or benefits otherwise payable or required to be provided to any Service Provider under any Company Plan or otherwise, (iii) result in the acceleration of the time of payment or vesting or triggering of any funding of any compensation or benefits payable to such Service Provider under any Company Plan or otherwise, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Service Provider, or (v) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time. (i) Neither the execution and delivery of this Agreement nor the approval or consummation of the Transactions (whether alone or together with any other event(s)) shall result in any payment or benefit with respect to any “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) that could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, to the extent such disqualified individual has agreed to subject such payments to a stockholder vote in conformance with Section 280G(b)(5)(B) of the Code. (j) No Company Plan is maintained outside the jurisdiction of the United States or covers any Service Providers who reside or work outside of the United States. 3.12 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, (a) the Company is and, and at all times during the past five (5) years the Company has been, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under applicable Environmental Laws for its business and operations (“Environmental Permits”), (b) the Company is not subject to any pending or, to the Company’s Knowledge, threatened Action alleging that the Company is in violation of any Environmental Law or any Environmental Permit or has any Liability under any Environmental Law, (c) there are no investigations of the Company pending or, to the Company’s Knowledge, threatened under Environmental Laws by any

49 Governmental Authority, and (d) the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, generated, manufactured, exposed any Person to, or released any Hazardous Material and, to the Company’s Knowledge, there have been no releases of Hazardous Material by any third party, at, on, or under the Leased Real Property or any other real property currently or formerly owned, operated or used by the Company, in each case in a manner that has resulted in or would reasonably be expected to result in the Company incurring material Liability under any Environmental Law. The Company has delivered true and complete copies of all material environmental investigation reports, audit reports, assessments and studies initiated by or in the possession of the Company and relating to the Company, its operations, the Leased Real Property, or any other real property currently or formerly owned, operated or used by the Company. 3.13 Material Contracts. 3.13.1 Specified Material Contracts. Section 3.13.1 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all of the following Contracts to which the Company is a party or by which it is bound (each Contract required to be listed in Section 3.13.1 of the Company Disclosure Schedule, a “Material Contract”): (a) any Contract that obligates (including upon the occurrence of certain events) the Company to pay or repay an amount in cash, goods, services or materials of $250,000 or more in any consecutive twelve (12)-month period; (b) any Contract that entitles the Company to receive an amount in cash, goods, services or materials of $250,000 or more in any consecutive twelve (12)-month period; (c) any Contract (i) containing any covenant limiting the right of the Company to engage in any line of business or to compete (geographically or otherwise) with any Person, or (ii) granting any exclusive rights to make, sell or distribute the Company’s products, or granting any “most favored nations” or similar rights or otherwise prohibiting or limiting the right of the Company to make, sell or distribute any products or services; (d) any Contract for the sale of any of the assets of the Company or the grant to any Person of any preferential rights to purchase any of its assets, in each case, for consideration in excess of $250,000; (e) any Contract for joint ventures, strategic alliances, partnerships, collaborations, or otherwise involving the sharing of revenues, profits, cash flows, expenses, or losses with other Persons or pursuant to which the Company has any ownership interest with any other Person in such business enterprise; (f) any research agreement, development agreement, clinical trial agreement, clinical research agreement, manufacturing agreement or similar Contract; (g) any Contract pursuant to which the Company provides any payment or remuneration to a healthcare professional;

50 (h) any Contract that requires the payment of milestone payments or royalties to any Person; (i) any Contract with any Holder or any current officer or director of the Company (other than Contracts made in the Ordinary Course of Business on terms generally available to similarly situated non-affiliated parties); (j) any Contract for the employment of, or receipt of any services from, any director, officer or employee of the Company or any other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $150,000; (k) any Contract that provides for severance or termination pay to any Service Providers of the Company; (l) any Contract that provides for a loan or advance of any amount to any Service Provider of the Company, other than advances for travel and other appropriate business expenses in the Ordinary Course of Business; (m) any Contract that requires the Company to purchase its total requirements of any product or service from a third party or that contains a “take or pay” provision; (n) any Contract relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other Person or of any real estate; (o) (i) any Real Property Lease, (ii) any other leases, subleases and other agreements allowing occupancy of real property by the Company as lessee, and (iii) any other leases, subleases and other agreements pursuant to which the Company leases, subleases, or grants rights of occupancy in any real property to a third party; (p) any Contract relating to Indebtedness of the Company; (q) any Contract for capital expenditures in excess of $250,000 in the aggregate after the date hereof; (r) any Contracts pursuant to which the Company (i) licenses or grants rights to any Person any Intellectual Property Right, or (ii) licenses or receives a grant of right from any Person with respect to any Intellectual Property Right (except in the case of this clause (ii) non-exclusive licenses to commercially available off-the-shelf, non-customized Software, which is made available under standardized terms in a non-exclusive click-wrap or shrink-wrap license and for which the Company has payment obligations of less than $150,000 in annual aggregate fees); (s) any Contract imposing a Lien on any of the material assets of the Company; (t) any Contract that involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of the Company;

51 (u) any Contract that is a power of attorney granted by or on behalf of the Company; (v) any Contract that is a written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and (w) any Contract that is a settlement agreement with respect to any pending or threatened Action entered into during the past five (5) years, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the Ordinary Course of Business in connection with routine cessation of such employee’s or independent contractor’s employment with or retention by the Company or (B) settlement agreements for cash only (which has been paid) and does not exceed $250,000 as to such settlement. 3.13.2 Status of Material Contracts. The Company has delivered to Parent true and complete copies of all Material Contracts. The Company is not in default in any material respect under any Material Contract. Each Material Contract is a legal, valid and binding obligation of the Company and is in full force and effect (except to the extent subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles). The Company is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Material Contracts, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Business. To the Company’s Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under such Material Contract, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Business. No party to any Material Contract has exercised or, to the Company’s Knowledge, threatened to exercise any termination rights with respect to such Material Contract. No party has requested in writing or, to the Company’s Knowledge, orally, the amendment, modification or renegotiation of any Material Contract. 3.13.3 No Government Contracts. The Company is not, and has not previously been, party to any Contract with any (a) Governmental Authority, (b) prime contractor to any Governmental Authority, (c) government-owned or controlled entities, or (d) subcontractor with respect to any Contract described in clause (b) or (c). 3.14 Real Property. 3.14.1 Owned Real Property. The Company does not currently own and has never owned any real property. 3.14.2 Real Property Leases. Section 3.14.2 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all leases, subleases and other agreements allowing occupancy of real property by the Company as lessee, or pursuant to which the Company leases, subleases, or grants rights of occupancy in any real property to a third party, including any amendments thereto and any guaranties executed in connection therewith (individually, a “Real Property Lease” and collectively, the “Real Property Leases”). The

52 Company has not subleased or licensed its interest under any Real Property Lease or the property leased thereby to any third party. The Company has a good and valid leasehold or sub-leasehold interest in each parcel of leased real property under a Real Property Lease (the “Leased Real Property”), and such leasehold or sub-leasehold interest is free and clear of all Liens (other than Permitted Liens). The Company does not use or occupy any real property other than the Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business: (a) there is no pending, and the Company has not received notice of any proposed, condemnation Action and to the Company’s Knowledge, there is no condemnation Action threatened with respect to any Leased Real Property; (b) the Company has not exercised or given notice of exercise of, nor has any lessor or landlord exercised or given notice of exercise of, any option, right of first offer or right of first refusal contained in any Real Property Lease; (c) the rent set forth in each Real Property Lease is the actual rent being paid, and there are no separate agreements or understandings with respect to the same; (d) the Company is in peaceful and undisturbed possession of the Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability of the Company to use such Leased Real Property for the purposes for which it is currently being used; (e) to the Company’s Knowledge, there are no Contracts outstanding for the sale, exchange, lease or transfer of any of the Leased Real Property or any portion thereof (other than the Real Property Leases); and (f) use of the Leased Real Property for the various purposes for which it is presently being used is permitted as of right under applicable Laws. 3.14.3 Improvements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, all buildings, structures, fixtures and other improvements included in the Leased Real Property are (a) in compliance in all material respects with all applicable Laws, including those pertaining to health and safety, zoning, building and construction requirements, and (b) in good operating condition and repair (ordinary wear and tear excepted) and, to the Company’s Knowledge, have been maintained in accordance with normal industry practice. 3.15 Intellectual Property. 3.15.1 Company IP. (a) Section 3.15.1 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of (i) all Registered IP that is Owned IP and material licensed Third Party IP; (ii) all material unregistered Trademarks and Copyrights that are Company IP; and (iii) all material Software that are Company IP. Section 3.15.1 of the Company Disclosure Schedule includes for each item of Registered IP listed therein (A) the jurisdiction of application

53 or registration, (B) the application number or registration number, (C) a complete listing of the legal and registered owners, and (D) for any Third Party IP, the license agreement under which the license rights are granted. All such Registered IP that is Owned IP is subsisting and not abandoned or canceled, and to the Knowledge of the Company, is valid and enforceable. To the Knowledge of the Company, all Registered IP that is material Third Party IP is subsisting, not abandoned or canceled, and valid and enforceable. With respect to Registered IP included in the Owned IP, the Company has taken all reasonable steps necessary to maintain such registrations and applications, as applicable, including by payment when due of all maintenance fees and annuities and the filing of all necessary responses, renewals, statements, and certifications (other than items that were abandoned or permitted to lapse in the Ordinary Course of Business as listed on Section 3.15.1 of the Company Disclosure Schedule). As of the date of this Agreement, no interference, opposition, reissue, reexamination proceeding, inter partes review and other proceeding at a Governmental Authority, cancellation proceeding, arbitration, mediation, International Trade Commission investigation or other Action (other than routine examination proceedings with respect to pending applications) is pending or, to the Knowledge of the Company, threatened against the Company, in which the scope, validity, enforceability, priority, inventorship or ownership of any Registered IP that is Owned IP or material Third Party IP is being contested or challenged. (b) The Company is the sole and exclusive owner of all rights, title, and interest in and to all Owned IP, free and clear of all Liens, other than Permitted Liens. The Company has the right to use and hold for use all Third Party IP pursuant to valid and enforceable licenses. (c) The Company IP is sufficient for, and includes all Intellectual Property Rights necessary for, the operation of the Business as currently conducted and, with respect to products or services currently under development, as proposed to be conducted. (d) No Service Provider owns or, to the Knowledge of the Company, has any valid claim, right (whether or not currently exercisable), title, or interest to or in any Owned IP. Each Service Provider who is or was involved in the creation or development of any material Owned IP has signed a valid and enforceable agreement containing an assignment of all Intellectual Property Rights in and to and under any such Owned IP to the Company and containing confidentiality provisions protecting all Company IP accessible by such Service Provider, and to the Knowledge of the Company, there is no breach under any such agreement. 3.15.2 Infringement. (a) The conduct of the Business as currently conducted and, to the Knowledge of the Company with respect to products currently under development, as proposed to be conducted, does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party in any material respect. No Action is pending (or, to the Knowledge of the Company, is being threatened) against the Company relating to any actual, alleged, or suspected infringement, misappropriation, dilution or other violation of any Intellectual Property Rights of another Person. In the past six (6) years the Company has not received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation, dilution, or other violation of any Intellectual Property Right of another Person by the Company or in the operation of the Business.

54 (b) To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Owned IP. No Action is pending or has been threatened in writing by the Company in the last six (6) years relating to any actual, alleged or suspected infringement, misappropriation, dilution or other violation of any Company IP. (c) None of the Owned IP is subject to any pending or outstanding directive, Order, settlement, forbearance to sue, consent ruling or other disposition of dispute that adversely restricts the use, transfer, or licensing of any such Owned IP by the Company, or otherwise adversely affects the validity, scope, use, registrability or enforceability of any Owned IP. 3.15.3 Protection of Intellectual Property. (a) The Company uses commercially reasonable efforts consistent with common practice in the industry in which it operates to protect the confidentiality of its Trade Secrets. All Service Providers that in the normal course of their duties are involved in the creation of Intellectual Property Rights have executed confidentiality and assignment agreements. To the Knowledge of the Company, there have been no unauthorized disclosures of any Trade Secrets included in the Company IP. (b) The execution, delivery or performance of this Agreement and the consummation of the Transactions will not (i) cause any Person to acquire, have, or receive any ownership, co-ownership, license (exclusive, non-exclusive, or otherwise), covenant not to sue, covenant not to assert, covenant not to enforce, immunity from Liability or Action, option, right of purchase or first or last refusal, claim, right or other Lien in or to or under any Company IP; (ii) give any Person the right to challenge the ownership, validity, or enforceability of, or any right to, any Company IP; (iii) cause any termination, modification, or change, or cause any Person to have the right to terminate, modify, or change, any right in or term of any in-bound license of Third Party IP or any out-bound license of Owned IP; or (iv) cause any loss or impairment of any ownership or right in or to any Company IP. The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company IP. (c) The Company has not used Open Source Software in any manner that would reasonably be expected to, with respect to any Company IP or Product, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution thereof, (iv) create, or purport to create, obligations for the Company (including, after the Closing Date, the Surviving Corporation) with respect to any Intellectual Property Rights owned by them or grant, or purport to grant, to any third party, any rights or immunities under any such Intellectual Property Rights or (v) impose any other material limitation, restriction, or condition on the right of the Company with respect to its use or distribution. With respect to any Open Source Software that is or has been used by the Company in any way, the Company is, and has at all times been, in material compliance with all applicable licenses with respect thereto. (d) Neither the Company, nor, to the Company’s Knowledge, any other Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or

55 other Person of, any source code for any Software included in or related to any Company IP or Product, except for disclosures to Service Providers under binding written agreements that prohibit use or disclosure except in the performance of services to the Company. (e) To the Company’s Knowledge, all Products are free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other similar Software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such Product, or data or other Software of users (“Contaminants”). The Company has taken reasonable steps to prevent the introduction of Contaminants into Products. 3.16 Privacy and Data Protection. 3.16.1 Disclosure. Section 3.16.1 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all (i) AI models and tools in use; (ii) training datasets and whether they include patient data; (iii) patient data categories, flows, and consents; (iv) any third-party AI vendors and terms. 3.16.2 Data Processing. The Company’s Processing of Personally Identifiable Information, and, any such activities performed or handled by authorized third parties on the Company’s behalf, have complied in all material respects with, and neither the execution and delivery of this Agreement nor the consummation of the Transactions (including the disclosure to the Surviving Corporation of Personally Identifiable Information) by the Company will result in the Company or the Surviving Corporation being in material breach or violation of, (a) any material Contracts that involve the Processing of Personally Identifiable Information to which the Company is a party, (b) applicable Information Privacy and Security Laws, or (c) the Privacy Statements. In all material respects, the Company has complied with all applicable privacy and health data-related Laws and regulations. The Company has all material rights, authority, consents and authorizations necessary to receive, retain, access, use and disclose the Personally Identifiable Information in its possession or under its control in connection with the operation of the Business as required by applicable Information Privacy and Security Laws. The Company has, at all times, posted as required by Information Privacy and Security Laws, the Privacy Statements, and the Company has complied in all material respects with such Privacy Statements. The Company is, and at all times during the past five (5) years the Company has been, in compliance in all material respects with all applicable health data privacy Laws, including HIPAA, Health Information Technology for Economic and Clinical Health Act, FTC’s Health Breach Notification Rule, state health privacy Laws, and any international health data regulations applicable to its operations and patient data. 3.16.3 Data Breach. During the past five (5) years, there has been no material: (a) data security breach of, unauthorized access to, or malicious disruption of any Company systems, networks or information technology that transmits or maintains Personally Identifiable Information or other Confidential Information or (b) incident involving the loss, damage, unauthorized access, acquisition, modification, use or disclosure of any Personally Identifiable Information owned by the Company or used, hosted, maintained or controlled by or on behalf of the Company, including any unauthorized access, acquisition, modification, use or disclosure of Personally Identifiable Information, requiring notification by the Company to individuals, Persons or Governmental Authorities under any applicable Information Privacy and Security Laws. To the Company’s Knowledge, during the past five (5) years, none of the Company’s vendors and

56 subcontractors have (i) suffered any material security breach that resulted in any unauthorized access to, modification of, use of, disclosure of or loss of or damage to any Personally Identifiable Information that they Process on behalf of the Company, (ii) materially breached any terms relating to Personally Identifiable Information in any material Contracts with the Company or (iii) violated any Information Privacy and Security Laws when providing their services to the Company. The Company has disclosed all known data breaches or security incidents involving patient data or Sensitive Personally Identifiable Information, whether or not legally reportable, that occurred in the past five (5) years. 3.16.4 Information Security. The Company has implemented and, at all times during the past five (5) years, operated and maintained an appropriate and comprehensive written information security program as required by the Information Privacy and Security Laws covering the Company, designed to, in all material respects: (a) protect the confidentiality, security, integrity or privacy of any Personally Identifiable Information in the Company’s possession, custody, or control or otherwise Processed on behalf of the Company against any unauthorized use, access, interruption, modification or corruption, (b) implement, monitor and improve administrative, technical and physical safeguards to control these risks and protect the Personally Identifiable Information, and (c) maintain notification procedures in compliance with applicable Information Privacy and Security Laws in the case of any breach of security, integrity or privacy compromising Personally Identifiable Information. The Company has performed annual security risk assessments covering the Company in accordance with industry standards and addressed or remediated all critical and high risks identified in those security risk assessments. 3.16.5 Disaster Recovery Plans. At all times during the past five (5) years, the Company has had in place appropriate written disaster recovery plans, procedures and facilities that satisfy, in all material respects, applicable Information Privacy and Security Laws and the Company’s obligations under Contracts with all its respective customers, vendors and subcontractors, and the Company is in material compliance therewith. 3.16.6 Artificial Intelligence. The Company represents that any AI models, algorithms, or outputs developed using patient data are owned exclusively by the Company, and that such development did not violate any third-party rights or applicable Law. During the past five (5) years, the Company has not included and does not permit their personnel to include any material Trade Secrets, Confidential Information or Personally Identifiable Information of the Company in any AI Tool. During the past five (5) years, the Company has not used AI Tools to develop any Intellectual Property Rights owned by the Company that the Company intended to maintain as proprietary in a manner that it believes would affect the Company’s ownership or rights therein. The Company has disclosed all uses of AI in its technology platforms, including any use of patient data for AI model training, inference, or analytics. No patient data has been used for AI purposes except as disclosed and in compliance with applicable Law and patient consent. 3.16.7 Patient Data. There shall be no use, disclosure, or processing of patient data acquired in the Transaction for any purpose other than as permitted under applicable Law and existing patient consents, and shall not use such data for AI training or analytics unless expressly permitted by Law and with appropriate patient authorization.

57 3.17 Regulatory Matters. 3.17.1 Regulatory Filings. The Company and, to the Company’s Knowledge, any third party contractor that supplies or manufactures Products to or on behalf of the Company (“Contract Manufacturers”), have obtained all Permits required by any Governmental Authority (including the FDA) for the conduct of the Business in the past five (5) years. All such Permits that are material to the Business are, and during the past five (5) years have been, in full force and effect. During the past five (5) years, the Company has filed, maintained, or submitted on a timely basis with the applicable Governmental Authority all required filings, notices, responses to notices, supplemental applications, declarations, reports and submissions, including adverse event reports, and all such items were in all material respects complete, accurate, and in compliance with applicable Laws when filed. Nothing in this Section 3.17.1 is meant to restrict or limit the filing requirements of Section 5.3.2. 3.17.2 Regulatory Actions. The Company and, to the Company’s Knowledge, its Contract Manufacturers are, and at all times during the past five (5) years have been, in material compliance with the FDCA and all other applicable Laws. There are no, and during the past five (5) years there have been no, Actions pending or, to Company’s Knowledge, threatened by any Governmental Authority against or affecting the Company or, to the Company’s Knowledge, any Contract Manufacturers with respect to any Product or asserting or alleging any violation of any applicable Laws with respect to any Product. 3.17.3 Product Recalls and Safety. During the past five (5) years, there have been no recalls, market withdrawals, safety alerts, MDR Reportable Event reports (as defined in 21 CFR 803.3(o)), or other written notice of action involving a material noncompliance of the Products or, to the Company’s Knowledge, material product complaints with respect to the Products, and to the Company’s Knowledge, there are no facts that would be reasonably likely to result in a material change in the classification or safety labeling of any Product. 3.17.4 Health Law Compliance. The Company is, and at all times during the past five (5) years the Company has been, in compliance in all material respects with all healthcare Laws applicable to the operation of the Business, including any and all federal, state and local fraud and abuse Laws, such as the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)). During the past five (5) years, the Company has not been subject to any corporate integrity agreement, monitoring agreement, consent decree, settlement Order, or similar agreement with or imposed by any Governmental Authority. Neither the Company nor, to the Company’s Knowledge, any Contract Manufacturer is subject to any investigation or enforcement Action with respect to any Product that is pending or, to the Company’s Knowledge, threatened by any Governmental Authority. Section 3.17.4 of the Company Disclosure Schedules sets forth a true and complete list of all U.S. licensed physicians, physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists, and certified nurse-midwives who currently have an ownership, equity, or investment interest in the Company, including any members of any scientific or clinical advisory board of the Company or the Company Board of Directors. 3.17.5 Debarment. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors, employees, agents or any Contract Manufacturers are or have been ever been (a) debarred, excluded, or suspended under any applicable Laws; (b) convicted of a crime or

58 engaged in any conduct that has resulted in, or would reasonably be expected to result in, debarment from participation in any program related to Products pursuant to 21 U.S.C. § 335a(a) and (b); or (c) indicted for a crime or otherwise engaged in conduct that has resulted in, or would reasonably be expected to result in, exclusion from participating in any U.S. federal health care programs pursuant to 42 U.S.C. § 1320a-7 or any similar applicable Laws. No Actions or investigations that would reasonably be expected to result in such a material debarment or exclusion are or have been, in the past five (5) years, pending or, to the Company’s Knowledge, threatened against the Company or any of its officers, directors, employees, agents or Contract Manufacturers. 3.17.6 Manufacturing. Any manufacture of Products during the past five (5) years has at all times been conducted in material compliance with the Product’s specifications, applicable Quality System Regulations as set forth in 21 CFR Part 820 and all other applicable Laws. At all times during the past five (5) years, all Products that are subject to the jurisdiction of the FDA or applicable state or local regulatory agencies have been manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, promoted or distributed by the Company or, to the Company’s Knowledge, its Contract Manufacturers in material compliance with all applicable Laws, including the FDCA and implementing regulations administered or enforced by FDA or applicable state or local regulatory agencies. During the past five (5) years, neither the Company nor, to the Company’s Knowledge, any Contract Manufacturers have received, with respect to any Product, any FDA Form 483 or other written notice of inspectional observations, warning letters, untitled letters, written demand or written request to make any change to the classification or safety labeling of any Product, or any other correspondence from any Governmental Authority alleging or asserting noncompliance with any applicable Law, and, to the Company’s Knowledge, no Governmental Authority is considering any such Action. 3.17.7 Research Integrity and Transparency. During the past five (5) years, neither the Company nor, to the Company’s Knowledge, any Contract Manufacturer has (a) engaged in any fraud, falsification or forgery of any research or development data, report, studies or publications or any document or statement submitted to any Governmental Authority; (b) made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, (c) failed to disclose a material fact required to be disclosed to any Governmental Authority, or (d) committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or similar policies regarding the communication or submission of false information to any applicable Governmental Authority. 3.18 Anti-Bribery and Anti-Corruption. 3.18.1 Neither the Company, nor, to the Company’s Knowledge, any of its Affiliates or their Representatives (nor any Person acting on behalf of any of the foregoing) has at any time during the past five (5) years directly, or indirectly through a third-party intermediary, paid, offered, given, promised to pay, or authorized the payment of any money or anything of value (including any gift, sample, travel, meal and lodging expense, entertainment, service, equipment,

59 debt forgiveness, employment, donation, grant or other thing of value, however characterized) to (a) any officer, agent or employee of a Governmental Authority, (b) any Person acting for or on behalf of any Governmental Authority, (c) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (d) any political party or official thereof, (e) any candidate for political office, (f) any relative of the above-described Persons (any of the Persons described in clauses (a) through (e) and this clause (f), a “Government Official”) or (g) any other Person at the suggestion, request, direction or for the benefit of any Government Official, in each case intending to improperly obtain or retain business, or an advantage in the conduct of the Business, for the Company. 3.18.2 Neither the Company, nor, to the Company’s Knowledge, any of its Affiliates or their Representatives (nor any Person acting on behalf of any of the foregoing) has at any time during the past five (5) years, taken any action with respect to any Person, intending to improperly obtain or retain business, or an advantage in the conduct of the Business, for the Company, that would have breached Section 3.18.1 if that Person were a Government Official or a Person described in Section 3.18.1(g). 3.18.3 Neither the Company, nor, to the Company’s Knowledge, any of its Affiliates or their Representatives has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption Law of similar effect, including any comparable foreign Laws as applicable to the Company or Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (together, the “Anti-Corruption Laws”). 3.18.4 Each transaction of the Company has been properly and accurately recorded on the books and records of the Company or its Affiliates which are accurate and complete in all material respects. Neither the Company nor its Affiliates, nor to the Company’s Knowledge, any of their respective Representatives, has, during the past five (5) years, conducted an internal review or investigation related to potential or alleged violations of Anti-Corruption Laws or made any voluntary disclosure to any Governmental Authority or other Person with respect to a possible violation of Anti-Corruption Laws. 3.18.5 Neither the Company nor its Affiliates, nor to the Company’s Knowledge, any of their respective Representatives, have, during the past five (5) years: (a) conducted an internal review or investigation related to potential or alleged violations of Anti-Corruption Laws, (b) made any voluntary disclosure to any Governmental Authority or other Person with respect to a possible violation of the Anti-Corruption Laws, or (c) been subject to any government prosecution, enforcement, investigation, subpoena or other inquiry related to potential non-compliance with the Anti-Corruption Laws. 3.18.6 During the past five (5) years, the Company has not engaged in any business activity that has created or would be reasonably expected to create the risk of violating any Anti-Corruption Laws and, to the Company’s Knowledge, no supplier of the Company is a company, business, enterprise or other entity controlled by or majority owned by any Governmental Authority, a Government Official or a Person described in Section 3.18.1(g).

60 3.18.7 None of the Governmental Authorizations sought or obtained by the Company in anticipation of or in connection with this Agreement or its subject matter have been procured in violation of the Anti-Corruption Laws. 3.19 Customers and Suppliers. 3.19.1 Section 3.19.1 of the Company Disclosure Schedule sets forth an accurate and complete list of (a) the names and addresses of the ten (10) largest customers that ordered goods and services from the Company (measured in each case by dollar volume of sales during the most recently completed fiscal year of the Company) and (b) the amount for which each such customer was invoiced during such period. The Company has not received any written notice nor has any reason to believe that any customer of the Company (i) has ceased, or will cease, to use the products, goods or services of the Company, (ii) has substantially reduced, or will substantially reduce, the use of products, goods or services of the Company or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of the Company, including in each case after the consummation of the Merger or the Transactions. To the Company’s Knowledge, no customer described in clause (a) of the first sentence of this Section 3.19.1 has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the Merger or the Transactions. No customer of the Company has any right to any credit or refund for products or goods sold or services rendered or to be rendered by the Company pursuant to any Contract with or practice of the Company other than pursuant to the Company’s normal course return policy, which is described in Section 3.19.1 of the Company Disclosure Schedule. 3.19.2 Section 3.19.2 of the Company Disclosure Schedule sets forth an accurate and complete list of (a) the names and addresses of the ten (10) largest suppliers from which the Company ordered raw materials, supplies, merchandise and other goods and services (measured in each case by dollar volume of purchases during the most recently completed fiscal year of the Company) and (b) the amount for which each such supplier invoiced the Company during such period. The Company has not received any written notice nor has any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods and services to Parent or the Surviving Corporation at any time after the Closing on terms and conditions similar to those used in its current sales to the Company, subject to general and customary price increases. To the Company’s Knowledge, no supplier described in clause (a) of the first sentence of this Section 3.19.2 has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the Merger or the Transactions. 3.20 Product Liability and Product Warranty. 3.20.1 The Company does not have any material Liability (and no event, occurrence, or development has occurred or circumstance exists that could reasonably be expected to give rise to any Action or other claim or demand against the Company giving rise to any material Liability) arising out of any injury to individuals or property as a result of any product developed, manufactured or commercialized by or on behalf the Company. During the past five (5) years, the Company has not received any written notice as to any claim or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim

61 for contribution or indemnification, or any claim for injunctive relief, in each case in connection with any product developed, manufactured or commercialized by or on behalf the Company. 3.20.2 Section 3.20.2 of the Company Disclosure Schedule sets forth all forms of guaranty, warranty, right of return, right of credit or other indemnity that legally bind the Company in connection with any products manufactured, sold, licensed, leased or delivered by the Company. No product manufactured, sold, licensed, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Section 3.20.2 of the Company Disclosure Schedule. Each product manufactured, sold, licensed, leased or delivered by the Company at all times has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and no event has occurred or circumstance exists that could reasonably be expected to give rise to any Action, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the corresponding line item on the Current Monthly Financial Statements, as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business, consistent with the past custom and practice of the Company. 3.21 Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Parent or Merger Sub, are accurate and complete in all material respects and have been maintained in accordance with sound business practices and an adequate system of internal controls. The minute books of the Company in all material respects contain accurate and complete records of all meetings held of, and corporate action taken by, the Company’s Holders, directors and directors’ committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of such books and records will be in the possession of the Company. 3.22 Accounts Receivable; Bank Accounts. 3.22.1 All notes and accounts receivable are reflected properly on the Current Financial Statements or the accounting records of the Company as of the Closing Date and represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business, relating to the amount or validity of such note or account receivable. Section 3.22.1 of the Company Disclosure Schedule sets forth an accurate and complete list and the aging of all notes and accounts receivable as of the date of the Current Monthly Financial Statements. 3.22.2 Section 3.22.2 of the Company Disclosure Schedule sets forth an accurate and complete list of the names and addresses of all banks and financial institutions in which the Company has an account, deposit, safe-deposit box, line of credit or other loan facility or relationship, or lock box or other arrangement for the collection of accounts receivable, with the names of all Persons authorized to draw or borrow thereon or to obtain access thereto. 3.23 Inventories. All inventories of the Company are of a quality and quantity usable and, with respect to finished goods, salable in the Ordinary Course of Business. None of such inventory is slow-moving, obsolete, damaged, defective or of below-standard quality, and all of

62 which has been or will be written off or written down to net realizable value on the Current Financial Statements or the accounting records of the Company as of the Closing Date in accordance with the past custom and practice of the Company. The values at which such inventories are carried reflect the inventory valuation policy of the Company, which is in accordance with GAAP. The quantities of each item of inventory are not excessive but are reasonable in the present circumstances of the Company’s businesses. Since the Current Balance Sheet Date, the Company has continued to replenish inventories in the Ordinary Course of Business and at a cost not exceeding market prices prevailing at the time of purchase. All inventories are maintained at one of the locations listed in Section 3.23 of the Company Disclosure Schedule and no inventory is held on a consignment basis. The Company has no commitments to purchase inventory other than in the Ordinary Course of Business. 3.24 No Guarantees. None of the Liabilities of the Company is guaranteed by or subject to a similar contingent obligation of any other Person. The Company has not guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any other Person. There are no outstanding letters of credit, surety bonds or similar instruments of the Company or its Affiliate in connection with or relating to the business, properties or assets of the Company. 3.25 Insurance. Section 3.25 of the Company Disclosure Schedule sets forth an accurate and complete list of all certificates of insurance, binders for insurance policies and insurance maintained by the Company, or under which the Company has been the beneficiary of coverage at any time during the past five (5) years. All premiums due and payable under such certificates of insurance, binders and policies have been paid the Company is otherwise in compliance in all material respects with the terms thereof. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any such certificate of insurance, binder or policy. Section 3.25 of the Company Disclosure Schedule further sets forth an accurate and complete list of all claims asserted by the Company pursuant to any such certificate of insurance, binder or policy at any time during the past five (5) years and describes the nature and status of the claims. The Company has not failed to give in a timely manner any notice of any claim that may be insured under any certificate of insurance, binder or policy required to be listed in Section 3.25 of the Company Disclosure Schedule and there are no outstanding claims which have been denied or disputed by the insurer. The Company maintains, and at all times during the past five (5) years the Company has maintained, in full force and effect, certificates of insurance, binders and policies of such types and in such amounts and for such risks, casualties and contingencies as is reasonably adequate to fully insure the Company against insurable losses, damages, claims and risks to or in connection with or relating to their respective businesses, properties, assets and operations. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance program, retrospective premium program or captive insurance program. 3.26 Related Party/Affiliate Transactions. Except as set forth in Section 3.26 of the Company Disclosure Schedule and for employment agreements entered into with employees in the Ordinary Course of Business and participation in Company Plans by employees, the Company has not purchased, acquired or leased any property, technology or services from, or sold, transferred or leased any property, or service to, or loaned or advanced money to, or borrowed any money from or entered into or been subject to any Contract with, any officer, director, equity holder, employee or Affiliate of the Company. No such Person has any interest in any property,

63 real or personal, tangible or intangible, which is used in or that relates to the Business. No such Person has any direct or indirect ownership or other interest in, or is a Service Provider for, any entity that competes with, or does business with, or has any Contract with the Company (except with respect to any interest in less than 5% percent of the stock of any corporation whose stock is publicly traded). 3.27 Brokers and Other Advisors. Except as set forth in Section 3.27 of the Company Disclosure Schedule, the Company has not, directly or indirectly, entered into any agreement with any Person that would obligate the Company to pay any commission, brokerage fee, “finder’s fee” or similar payment in connection with the Transactions. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB As of the date hereof and as of the Closing, Parent and Merger Sub each represent and warrant to the Company as set forth in this ARTICLE 4. 4.1 Valid Existence; Good Standing. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its jurisdiction of incorporation and has all requisite power and authority to own or lease all of its properties and assets and to carry on its business as now conducted except, where the failure to be so duly organized, validly existing and in good standing, or to have such power and authority, would not, individually or in the aggregate, have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party and to consummate the Transactions (including the Merger). 4.2 Authority; Noncontravention. 4.2.1 Power and Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and to perform all of its obligations hereunder and thereunder and to consummate the Transactions (including the Merger) to which it is a party. 4.2.2 Due Authorization of Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party and the consummation by it of the Transactions (including the Merger) to which it is a party have been duly authorized by all required corporate action on the part of Parent and Merger Sub, as applicable. 4.2.3 Valid and Binding Agreements. This Agreement and each of the other Transaction Agreements to which Parent or Merger Sub is a party have been duly executed and delivered by Parent or Merger Sub, as applicable. Assuming due authorization, execution and delivery of this Agreement and the other Transaction Agreements by the other parties hereto and thereto, this Agreement constitutes and the other Transaction Agreements shall, when executed and delivered by the other parties hereto and thereto, constitute the legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except to the extent that their enforceability may be limited by

64 applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. 4.2.4 No Conflict. Neither the execution, delivery, or performance by Parent or Merger Sub of this Agreement and any other Transaction Agreement to which each of them is a party, nor the consummation of the Transactions (including the Merger) to which each of them is a party, nor compliance by Parent or Merger Sub with any of the terms hereof or thereof, shall result in any Conflict under (a) any provision of Parent’s or Merger Sub’s Charter Documents, (b) any material Contract to which either of them is a party or by which either of them is bound or (c) any Law applicable to Parent or Merger Sub or any of their respective properties or assets (whether tangible or intangible), except, in the cases of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to materially impair, hinder or delay the ability of Parent or Merger Sub to perform its obligations under this Agreement and the other Transaction Agreement or to consummate the Transactions. 4.3 No Consents or Approvals. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL or compliance with the applicable requirements of the HSR Act (including the filings of HSR notifications (if any) by the Parties), no consents or approvals of, filings with, or notices to any Governmental Authority or any party to a Contract that is material to Parent or Merger Sub are required to be made or obtained by Parent or Merger Sub for the valid execution, delivery and performance of this Agreement or the other Transaction Agreements to which each of them is a party and the consummation of the Transactions (including the Merger) to which each of them is a party. 4.4 Ownership and Operations of Merger Sub. Parent is the record owner of all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby. 4.5 Sufficiency of Funds. Parent has, and at the Closing and on the date of each Further Distribution shall have, sufficient cash on hand or other sources of immediately available funds to pay the Estimated Closing Merger Consideration and all Further Distributions, in each case, as and when they become due under this Agreement, and any fees or expenses incurred by Parent and Merger Sub in connection with the Transactions and Transaction Agreements. 4.6 Investment Intent. Parent is acquiring the Surviving Corporation for its own account with the present intention of holding the Surviving Corporation for purposes of investment, and Parent is not acquiring the Surviving Corporation with a view to or for the public distribution of securities of the Surviving Corporation, in whole or in part, or as an underwriter or conduit to subsequent purchasers in violation of federal or state securities Laws. Parent does not have any reason to anticipate any change in circumstances, or other particular occasion or event, which would cause Parent to attempt to sell, transfer or otherwise dispose of such securities in violation of federal or state securities Laws. 4.7 Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or Merger Sub or any of their respective Affiliates seeking to enjoin, challenge or prevent the Transactions. There is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or Merger Sub or any of their respective

65 Affiliates or involving any of their respective properties or assets that would reasonably be expected to (a) have a material adverse effect on the ability of each of Parent and Merger Sub to perform each of its respective obligations under this Agreement and the other Transaction Agreements to which it is party and to consummate the Transactions (including the Merger) to which it is a party or (b) otherwise prevent, hinder or delay the consummation of the Transactions. 4.8 Brokers’ Commissions. None of Parent or its Affiliates have, directly or indirectly, entered into any agreement with any Person that would obligate the Surviving Corporation to pay any commission, brokerage fee or “finder’s fee” in connection with the Transactions. ARTICLE 5 ADDITIONAL COVENANTS AND AGREEMENTS 5.1 Conduct of Business. 5.1.1 Affirmative Obligations. From the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to ARTICLE 7 (the “Pre-Closing Period”), except (i) as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable Law, (iii) as expressly permitted or required by this Agreement, or (iv) as set forth in Section 5.1.1 of the Company Disclosure Schedule, the Company shall: (a) conduct its business only in the Ordinary Course of Business and use its commercially reasonable efforts to preserve and protect its business organization, employment relationships, and relationships with customers, strategic partners, suppliers, distributors, landlords and others having material business dealings with it; (b) pay its accounts payable and other obligations when they become due and payable in the Ordinary Course of Business; (c) perform in all material respects all of its obligations under all Material Contracts to which it is a party, by which it or any of its properties or assets is bound or affected or pursuant to which it is an obligor or beneficiary, and comply with all Laws, Orders and Governmental Authority applicable to it or its business, properties or assets; (d) maintain the Leased Real Property and all of its other material properties and assets in a state of repair and condition that complies in all material respects with all applicable Laws and is consistent with the requirements and normal conduct of its business; (e) continue in full force and effect the certificates of insurance, binders and policies set forth in Section 3.25 of the Company Disclosure Schedule or substantially similar policies; (f) maintain its books and records consistent with its past custom and practice; and

66 (g) report periodically to Parent concerning the status of its business, operations and finances, consistent with applicable Law or any Contract in effect as of the date hereof. 5.1.2 Specific Restrictions. During the Pre-Closing Period, except (i) as set forth on Section 5.1.2 of the Company Disclosure Schedule, (ii) as consented to in writing by Parent, (iii) as required by applicable Law, or (iv) as expressly permitted or required by this Agreement, the Company shall not: (a) amend any Company Charter Documents; (b) reclassify, combine, split, subdivide or amend the terms of any of its capital stock; (c) sell or contract to sell or issue or authorize the issuance of any of the Company Capital Stock or other securities in respect of, in lieu of, in substitution for, or convertible, exchangeable or redeemable for, or any options, warrants or other rights to acquire, any shares of its capital stock or any phantom stock, restricted stock unit, stock appreciation right or similar equity-based payment option, other than issuances upon the exercise of any Company Options outstanding as of the date hereof; (d) purchase, redeem or otherwise acquire, directly or indirectly, any of the Company Capital Stock or enter into any Contract with respect to the voting of any Company Capital Stock (other than the Support Agreements); (e) sell, lease, license, sublicense, transfer, assign, pledge, mortgage, hypothecate, abandon or otherwise dispose of, or permit any Lien (other than any Permitted Lien) on, the products or any other assets or property of the Company other than (i) sales of products in the Ordinary Course of Business or (ii) in each case, for the purpose of disposing of obsolete or worthless assets; (f) adopt a plan of liquidation or dissolution (or resolutions providing for or authorizing the same), or commence or participate in any bankruptcy, voluntary liquidation, dissolution, winding up, examinership, insolvency or similar Action in respect of the Company; (g) establish a record date for, declare, set aside, make or pay any dividends on or make any other distributions in respect of the Company Capital Stock; (h) engage in any transaction or arrangement that could require the filing or effectiveness of a registration statement pursuant to applicable securities Laws; (i) form any Subsidiary of the Company; (j) (i) effect any merger, consolidation, reorganization, conversion or restructuring involving the Company or affecting any of the Company Capital Stock, (ii) acquire by merging or consolidating with, or by purchasing equity interests of, voting interests in, or assets or properties of any Person or any business of any Person or division thereof, or (iii) otherwise acquire any assets or properties outside the Ordinary Course of Business;

67 (k) except as required pursuant to the terms of any Company Plan as existing as of the date hereof, (i) increase the amount of any bonus, salary or other compensation payable or benefits provided to any Service Provider other than in the Ordinary Course of Business, as provided for in any written agreements or as required by applicable Law, (ii) grant or increase any severance, retention, change in control or termination payments or benefits to any Service Provider, (iii) grant any equity or equity-based awards to any Service Provider, (iv) establish, adopt, enter into, terminate, or amend the benefits under, any Company Plan (or any plan, agreement, program, policy or agreement that would be a Company Plan if in effect on the date hereof), (v) take any action to accelerate the vesting, lapsing of restrictions or timing of payment, or fund or in any other way secure the payment, in respect of any award or benefit provided pursuant to any Company Plan, or (vi) change any actuarial assumption used to calculate funding obligations with respect to any Company Plan; (l) (i) terminate the employment or service of any Company employee or natural person or sole member independent contractor, in each case, with annual base compensation of $200,000 or more, other than for cause, or (ii) hire, engage or promote any employee or natural person or sole member independent contractor, other than with respect to any employee or independent contractor who has annual base compensation less than $200,000 in the Ordinary Course of Business; (m) voluntarily recognize any union or labor organization; (n) enter into any commitment for capital expenditures of the Company in excess of the aggregate amount set forth in the Company’s budget for the applicable fiscal year; (o) (i) transfer or assign or grant any license or sublicense under or with respect to any Owned IP or Third Party IP except non-exclusive licenses or sublicenses granted in the Ordinary Course of Business, (ii) relinquish, abandon or permit to lapse, or fail to take any action necessary to maintain, enforce and protect, any material Owned IP, or (iii) release any rights to or voluntarily terminate any rights in any material Third Party IP; (p) (i) change its present accounting methods or principles in any material respect, except as required by GAAP, or (ii) materially change its cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue or acceptance of customer deposits; (q) incur, assume or guarantee any indebtedness for borrowed money except unsecured current Liabilities incurred in the Ordinary Course of Business; (r) (i) settle or compromise any Tax Liability, (ii) make, change, or revoke any election with respect to Taxes other than in accordance with the past practices of the Company, (iii) adopt or change any material accounting method for Tax purposes, (iv) file any amended Tax Return, (v) enter into any Tax Sharing Agreement, (vi) enter into any pre-filing or advance pricing agreement, or closing agreement with any Tax authority in respect of Taxes, or (vii) consent to any extension or waiver of the limitation period applicable to any Tax claim or

68 assessment (other than any extension or waiver obtained in connection with extensions of time in which to file Tax Returns); (s) (i) enter into, assume, become subject to any Material Contract other than in the Ordinary Course of Business, or (ii) amend, waive any right under, cancel or terminate any (A) Material Contract to which it is a party, by which it or any of its products, properties or assets is bound or affected or pursuant to which it is an obligor or beneficiary or (B) Governmental Authorization applicable to it or its Business, products, properties or assets; (t) (i) waive, release, assign, settle or compromise any claim, dispute or Action or (ii) commence any Action; or (u) agree to do any of the foregoing. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, any right to control any operations of the Company prior to the Effective Time. 5.2 [RESERVED]. 5.3 Further Efforts. 5.3.1 Actions Required to Consummate Transactions. Subject to the terms and conditions of this Agreement, and without limiting Section 5.3.2, during the Pre-Closing Period, each of Parent and the Company shall use (and shall cause its Affiliates to use) reasonable best efforts to promptly (a) take, or cause to be taken, all actions and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to closing of the other Parties hereunder to be satisfied and to consummate and make effective the Transactions (including the Merger), in each case, as expeditiously as practicable (including preparing and fully filing as promptly as practicable after the date hereof all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions, applications and other documents) and (b) obtain all registrations, Permits and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions (including the Merger). 5.3.2 Regulatory Matters and Approvals. (a) Each of Parent and the Company shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of, any Governmental Authority which are necessary to consummate the Transactions. Without limiting the generality of the foregoing and if required pursuant to applicable Antitrust Laws, Parent and the Company shall, no later than ten (10) Business Days after any Party notifies the other Parties of such requirement on or prior to the anticipated Closing Date, prepare and file with the FTC and DOJ Antitrust the notification and report form required under the HSR Act, for the Transactions and seek to obtain early termination of the waiting period thereunder. Each of Parent and the Company shall file as soon as practicable and advisable any supplemental or additional information which may reasonably be requested by the FTC and the DOJ Antitrust and any other Governmental Authority in connection with such filings and shall comply in all material respects with all applicable Laws relating thereto.

69 (b) Notwithstanding anything to the contrary in this Agreement, neither Parent nor its Affiliates shall be required to, and the Company shall not be permitted to, do any of the following: (i) proposing, negotiating, offering to commit or effecting, by Order, consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, disposition or hold separate of such assets or businesses of Parent or the Company (and, in the case of Parent, its Affiliates), or otherwise offering to take or offering to commit to take any action, including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of Parent or the Company (and, in the case of Parent, its Affiliates); (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company (and, in the case of Parent, its Affiliates); (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company (and, in the case of Parent, its Affiliates); or (iv) entering or offering to enter into agreements and stipulating to the entry of an Order or filing appropriate applications with any Governmental Authority in connection with any of the actions contemplated by the foregoing clauses (i) through (iii), in each case, in order to obtain clearance under the HSR Act or other applicable Antitrust Laws, to avoid the entry of, or to effect the dissolution of or to vacate or lift, any decree, judgment, injunction or other Order (whether temporary, preliminary or permanent) that would otherwise have the effect of restraining, preventing or delaying the consummation of the Transactions, or to avoid the commencement of any Action that seeks to prohibit any Transaction. Notwithstanding anything to the contrary in this Agreement, if any Action, whether judicial or administrative, is instituted by any Governmental Authority or any private party challenging any of the Transactions as violative of the HSR Act or other applicable Antitrust Laws or otherwise seeking to prevent, restrain, delay or enjoin consummation of the Merger or the other Transactions, neither Parent nor its Affiliates will be required to oppose or defend against such Action. (c) Each of Parent and the Company shall, subject to applicable Law, permit counsel for the other Party to review in advance and consider in good faith the views of the other such Party in connection with any proposed analysis, appearance, presentation or substantive written communication to any Governmental Authority in connection with the Transactions. Parent and the Company agree not to participate, or in the case of Parent to permit its Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the Transactions unless it consults with the other such Party in advance and, to the extent not prohibited by such Governmental Authority, gives the other such Party the opportunity to attend and participate. Ultimate decision-making authority and strategy decisions regarding any filing made pursuant to any Antitrust Law or foreign direct investment Law shall rest with Parent, who shall consult with and consider in good faith the views of the Company. (d) Each of Parent and the Company shall promptly notify the other Party of any material correspondence or contact with DOJ Antitrust, the FTC or any other Governmental Authority and except as may be prohibited by any Governmental Authority or by any Law, or as necessary to preserve any applicable legal privilege, shall furnish to the other Party (if necessary or advisable, on an outside counsel basis) all such information in its possession as may be necessary for the completion of any required reports or notifications.

70 5.3.3 Post-Closing Actions. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement. 5.4 Public Announcements. (a) Prior to the Closing, no Party shall, nor shall any Party authorize or permit any of its Affiliate or its or their Representative to, issue or cause the publication of a press release or public announcement in respect of this Agreement or any other Transaction Agreement or the Transactions, in each case, without the prior written consent of the Company (in the case of Parent or its Affiliates or Representatives) or Parent (in the case of the Company or its Affiliates or Representatives or the Holders’ Representative), and (b) after the Closing, the Holders’ Representative shall not, nor shall the Holders’ Representative authorize or permit any of their Affiliates or their Representatives to, issue or cause the publication of a press release or public announcement in respect of this Agreement or any other Transaction Agreement or the Transactions, without the prior written consent of Parent; except, in each case, as may be required by Law or stock exchange rules; provided, that Parent or any of its Affiliates reserves the right, without the Company’s prior consent, to make any public disclosure it believes in good faith is required by applicable Law or applicable rules or listing standards of any stock exchange or quotation system on which Parent or any of its Affiliates lists or trades securities; provided, that, prior to any such disclosure by Parent or any of its Affiliates pursuant to this proviso, Parent will, to the extent practicable, provide the Holders’ Representative with a draft of such proposed public disclosure if such public disclosure is to be made following the Closing. 5.5 Access to Information; Regulatory Meetings. 5.5.1 Access. During the Pre-Closing Period, the Company shall, and shall cause the Company’s Representatives to, (a) afford Parent and its Representatives reasonable access during normal business hours to the properties, books and records of the Company upon reasonable advance notice and under reasonable circumstances as Parent and its Representatives may reasonably request, (b) furnish Parent and its Representatives with copies of such books and records of the Company, as Parent or its Representatives may reasonably request, (c) make available during normal business hours to Parent and its Representatives upon reasonable advance notice and under reasonable circumstances the appropriate employees of the Company for discussion of the Company and the Business, as Parent may reasonably request, and (d) use reasonable best efforts to obtain any such Company materials or information from the relevant Stockholder if any Company materials or information reasonably requested by Parent or its Representatives under clauses (a)-(c) above are owned or held by or in the possession of any Stockholder; provided, however, that nothing in this Section 5.5 shall require the Company to furnish to Parent or its Representatives any materials which are subject to an attorney-client or an attorney work product privilege or which may not be disclosed pursuant to applicable Law, a protective order or confidentiality obligation (provided, that if the restrictions set forth in this proviso apply, the Company shall, to the extent not prohibited from doing so by such Law, protective order or confidentiality obligation, inform Parent as to the general nature of what is being withheld and shall cooperate in good faith to attempt to design and implement alternative

71 disclosure arrangements to enable Parent to evaluate any such information without jeopardizing the attorney-client or an attorney work product privilege or violating any applicable Law, protective order or confidentiality obligations); and provided, further that all requests for access under this Agreement shall be directed to the Company’s Chief Executive Officer or as otherwise specified by the Company in writing (the “Designated Contacts”). Notwithstanding anything to the contrary contained herein, during the Pre-Closing Period, except for the Designated Contacts or in accordance with Section 5.6, Parent shall not contact any employee, officer, director, independent contractor, supplier to, or other business relation of, the Company in connection with the Transactions. Parent will hold any information obtained pursuant to this Section 5.5 in confidence and shall be subject to the restrictions on use of such information in accordance with, and will otherwise be subject to, the provisions of Section 5.7. 5.5.2 Regulatory Meetings. During the Pre-Closing Period, the Company shall provide Parent with prior written notice of any meeting, conference, or discussion (including any advisory committee meeting) with the FDA or any other Governmental Authority relating to any Product, within one (1) Business Day after the Company first receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give Parent a reasonable opportunity to attend such meeting, conference, or discussion), unless prohibited by Law, including contractual obligations of the Company, or objected to by the FDA or another Governmental Authority in which case the Company shall promptly notify Parent of such prohibition or objection prior to the date of the meeting, conference or discussion. Parent shall have the right to cause one or more of its Representatives to attend as an observer (but not participate in) all such meetings, conferences, and discussions, unless prohibited by Law, including contractual obligations of the Company, or objected to by the FDA or another Governmental Authority. In the event Parent is prohibited by Law, including existing contractual obligations of the Company, the FDA or another Governmental Authority, from attending any such meeting, conference or discussion, the Company shall promptly provide Parent with a copy of the detailed meeting minutes (or, if formal minutes are not available, a reasonably detailed summary of the discussion and outcomes) immediately following the conclusion of such meeting, conference or discussion. 5.6 Employee Matters; Cooperation. During the Pre-Closing Period, the Company shall provide Parent with updates to the Employee Census and the Independent Contractor Census, as reasonably requested by Parent in writing to the Company. During the Pre-Closing Period, Parent shall have the right, but not the obligation, to extend offers of employment or consulting or independent contracting engagement to one or more existing employees, consultants or independent contractors of the Company in its sole discretion, provided, that, (a) prior to any such offer, Parent will provide reasonable advance written notice to the Company of such anticipated offer(s), including the material terms of such offer and (b) any such offer shall be conditioned expressly on the Closing and shall only be effective if the Merger closes (any such offer that complies with (a) and (b), an “Employment Offer”). The Company shall, and shall use its best efforts to cause its Representatives to, in good faith and with commercially reasonable efforts, cooperate with Parent in (a) identifying those employees, consultants or independent contractors of the Company to whom Parent may wish to extend an Employment Offer (the “Key Employees”) and (b) assisting Parent in its efforts to secure the employment or engagement of the Key Employees pursuant to the Employment Offer(s).

72 5.7 Confidentiality. The Parties acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. Parent, Merger Sub and the Company, regardless of whether such Party is a party to the Confidentiality Agreement, shall hold, and shall cause such Party’s Affiliates and their Representatives to hold, in confidence, in accordance with the terms of the Confidentiality Agreement as if such party were a party thereto, all Confidential Information. The Holders’ Representative shall hold in confidence and not disclose the terms of this Agreement and all documents and information related to the Transaction except to the Holders on a need-to-know basis and to the Advisory Group in the administration of its duties under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any other Transaction Agreement or the Confidentiality Agreement, the Company shall not, and shall not permit the Holders or its or their Representatives (provided that the employees of the Surviving Corporation or any other Key Employee who has been hired by Parent or any of its Affiliates shall not be deemed Representatives for this purpose after the Effective Time) to, (a) disclose or disseminate any Confidential Information to any third party or (b) issue or cause publication of any press release or other public announcement or make any other public statement or disclosure (including any contemplated affiliation with Parent in social media accounts) with respect to any Confidential Information, in each case, without the prior written consent of Parent, which consent may be provided by Parent in its sole and absolute discretion. Following the Effective Time and notwithstanding anything in this Agreement or the Confidentiality Agreement to the contrary, (x) Parent and the Surviving Corporation shall have no obligations whatsoever under the Confidentiality Agreement and (y) all Confidential Information of the Company as of the Effective Time shall constitute Confidential Information of Parent and the Surviving Corporation. Notwithstanding anything in this Agreement or the Confidentiality Agreement to the contrary, (i) any Party may disclose Confidential Information (A) in connection with any Actions to enforce its rights under this Agreement or any other Transaction Agreement (or defend its obligations hereunder or thereunder) or (B) as required by any applicable Law as determined in the reasonable judgment of such Party and its outside counsel (in which case such party shall not disclose such Confidential Information without prior consultation with the other parties) and (ii) nothing herein shall be deemed to prohibit any Key Employee from disclosing the fact that discussions regarding the Merger have taken place or that the Merger has occurred to such Key Employee’s immediate family members who have agreed to hold such information in confidence. For purposes of this Section 5.7 only, “Confidential Information” shall have the meaning given to such term in the Confidentiality Agreement. 5.8 No Negotiation. During the Pre-Closing Period, the Company, shall not, and shall not authorize or permit any of the Holders or its or their Affiliates or Representatives to, directly or indirectly: (a) solicit, initiate, knowingly encourage, entertain or knowingly facilitate any inquiry or the making of any proposal or offer; (b) enter into, continue or otherwise participate in any discussions or negotiations; (c) furnish to any Person any non-public information or grant any Person access to its properties, assets, books, Contracts, personnel or records; (d) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other Contract; or (e) propose, whether publicly or to any director or stockholder, or agree to do any of the foregoing for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations, in each case of clauses (a) through (e), relating to any business combination transaction involving the Company or any other transaction to acquire all or any part of the

73 business, properties, stock or assets of the Company or the Business (whether or not outstanding), whether by merger, purchase of assets, purchase of stock, tender offer, lease, license or otherwise (other than sales of Company products in the Ordinary Course of Business) (each, an “Alternative Transaction”), other than with Parent. The Company shall, and shall cause the Holders and its and their Affiliates and Representatives to, immediately cease and cause to be terminated any such negotiations, discussion or other communication, or Contracts (other than with Parent) with respect to any Alternative Transaction and will immediately cease providing and secure the return of any non-public information and terminate any access of the type referenced in clause (c) above. If, during the Pre-Closing Period, the Company, any of its Holders or its or their Affiliates or Representatives receives, any offer, proposal, request, contract or inquiry, in any case, in writing, directly or indirectly, relating to any Alternative Transaction, the Company shall (i) immediately notify Parent thereof, including information as to the identity of the offeror or Person making any such offer or proposal (to the extent not subject to any confidentiality obligations of the Company in existence as of the date hereof) and the material terms of such offer or proposal and (ii) immediately suspend or cause to be suspended any discussions related to such offer, proposal, request or inquiry. For the avoidance of doubt, the taking of any action prohibited by this Section 5.8 by any Holder, Affiliate or Representative will be deemed to be a breach of this Section 5.8 by the Company. 5.9 Tax Matters. 5.9.1 Pre-Closing Period Tax Returns. (a) The Company shall, at the Company’s expense, prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all taxable periods ending on or before the Closing Date and which are due on or before the Closing Date and the Company shall pay or cause to be paid all Taxes with respect to such periods. Such Tax Returns shall be prepared in accordance with past practices of the Company except to the extent required by applicable Law. (b) Parent shall prepare and timely file, or cause to be prepared and timely filed all Tax Returns for the Company for all Pre-Closing Tax Periods and Straddle Periods that are due after the Closing Date (“Specified Pre-Closing Tax Returns”). Such Specified Pre-Closing Tax Returns shall be prepared in accordance with past practices of the Company except to the extent required by applicable Law. Parent shall submit a copy of any such Specified Pre-Closing Tax Return to the Holders’ Representative reasonably in advance of the due date by which such Specified Pre-Closing Tax Return is required to be filed, which shall not be less than thirty (30) days in the case of a Specified Pre-Closing Tax Return which is an income Tax Return (prepared, for the avoidance of doubt, by taking into account applicable estimated (or other prepaid) income Tax payments made prior to Closing). Parent shall consider in good faith any reasonable comments to such Specified Pre-Closing Tax Return delivered by the Holders’ Representative prior to the date such Specified Pre-Closing Tax Return is required to be filed. (c) For purposes of preparing any Tax Return described in Section 5.9.1, the Parties agree as follows: (i) To the extent permitted by applicable Law at a “more likely than not” or greater level of comfort, all Transaction Tax Deductions shall be reflected as

74 deductions on Tax Returns filed with respect to a taxable period that ends on or before the Closing Date. (ii) Parent will cause the Company to make the safe harbor election provided for in IRS Revenue Procedure 2011-29 with respect to any Transaction Tax Deduction that constitutes a “success-based fee”. (d) The Parties shall, to the extent permitted or required under applicable Law, treat the Closing Date as the last day of the taxable period of the Company for all Tax purposes, including pursuant to Treasury Regulations Section 1.1502-76, and Parent shall cause the Company to join Parent’s U.S. federal income tax consolidated group (and any equivalent thereof under any applicable state, local or non-U.S. Law) effective as of the beginning of the day after the Closing Date. 5.9.2 Straddle Period. In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date for purposes of this Agreement shall be determined as follows. In the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period. In the case of Taxes not described in the previous sentence (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date, provided, that exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period based on the number of days of the Straddle Period occurring in each such period. 5.9.3 Tax Claims. If a claim shall be made by any Taxing Authority in respect of a Pre-Closing Tax Period of the Company, then such Parent Indemnified Person shall give notice to the Holders’ Representative in writing of such claim (a “Tax Claim”) within ten (10) days after receipt of such claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Holders have been materially prejudiced as a result of such failure. With respect to any Tax Claim relating to a taxable period of the Company ending on or prior to the Closing Date (but for clarity not including a Straddle Period), the Holders’ Representative shall, solely at the Holders’ cost and expense, have the right, but not the obligation, to control all proceedings in connection with such Tax Claim (including selection of counsel) if the Holders’ Representative notifies Parent of its desire to control such Tax Claim within twenty (20) Business Days of receiving notice of such Tax Claim from Parent. Parent, solely at its expense, shall control all other Tax Claims (including any applicable Tax Claims that the Holders’ Representative did not elect to control). The Party in control of any Tax Claim shall (a) keep the non-controlling Party reasonably informed concerning the progress of any such Tax Claim, (b) allow the non-controlling Party to participate in such Tax Claim (at the non-controlling Party’s expense) and (c) not settle, compromise or abandon any Tax Claim without the

75 prior written consent of the non-controlling Party (which shall not be unreasonably withheld, conditioned or delayed). 5.9.4 Tax Sharing Agreements. The Company shall terminate all Tax Sharing Agreements (excluding, for avoidance of doubt, this Agreement) with respect to the Company as of the Closing Date and shall ensure that such agreements are of no further force or effect on and after the Closing Date and that there shall be no further liabilities or obligations imposed on the Company under any such agreements. 5.9.5 Cooperation. Following the Closing Date, Parent, the Surviving Corporation and the Holders’ Representative shall, as reasonably requested by any Party: (a) assist any other Party in preparing and filing any Tax Returns relating to the Company that such other Party is responsible for preparing and filing (at the cost and expense of the requesting Party); (b) cooperate in preparing for any Tax Claim, Tax audit of, or dispute with any Taxing Authority regarding and any judicial or administrative proceeding relating to, Liability for Taxes, in the preparation or conduct of litigation or investigation of claims and in connection with the preparation of financial statements or other documents to be filed with any Taxing Authority, in each case with respect to the Company (at the cost and expense of the requesting Party). Notwithstanding anything to the contrary in this Agreement, the Holders’ Representative shall have no obligation to prepare or file any Tax Returns. 5.9.6 Actions Requiring Consent. Without the written consent of the Holders’ Representative (which consent may not be unreasonably withheld, delayed, or conditioned), none of Parent and its Affiliates (including the Surviving Corporation) shall (a) make or change any Tax election or accounting method or practice that has retroactive effect prior to the Closing, (b) take any action on the Closing Date after the Closing other than in the Ordinary Course of Business with respect to the Company that would result in any Liability with respect to Taxes to the Holders under this Agreement or otherwise, (c) make a Tax election pursuant to Section 338 of the Code or any similar election under state, local or non-U.S. Tax Law with respect to the Company in connection with the Merger, (d) amend any Tax Return of the Company with respect to any Pre-Closing Tax Period, or initiate any voluntary disclosure agreement, engage in any voluntary compliance procedures or make any other similar voluntary contact with any Governmental Authority with respect to any Taxes or Tax Returns of the Company for any Pre-Closing Tax Period that could reasonably be expected to increase the indemnification obligations of any Holder pursuant to this Agreement, or (e) waive or extend the period applicable to any claim or assessment of Taxes or Tax Returns of the Company for any Pre-Closing Tax Period. For the avoidance of doubt, without the written consent of the Holders’ Representative (which consent may not be unreasonably withheld, delayed, or conditioned), Parent and its Affiliates (including the Surviving Corporation) shall not amend any Tax Return of the Company with respect to any Pre-Closing Tax Period in a manner that could reasonably be expected to increase the indemnification obligations of any Holder pursuant to this Agreement unless such amendment is required pursuant to a Tax Claim settled in accordance with this Agreement. 5.9.7 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration and other similar Taxes, levies and fees (including any penalties and interest) incurred in connection with this Agreement and the Transactions (collectively, the “Transfer Taxes”) shall be paid 50% by Parent and 50% by Holders. The Holders’ Representative shall cooperate with Parent

76 as necessary in order for Parent to file all necessary Tax Returns and other documentation with respect to the Transfer Taxes. For the avoidance of doubt, Transfer Taxes shall not include any income, franchise, gains or similar Taxes. 5.9.8 FIRPTA Certificate. The Company shall provide a certificate and accompanying notice to the IRS, dated as of the Closing Date, executed under penalty of perjury on behalf of the Company and in form and substance conforming to the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) together with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of the Company within thirty (30) days following the Closing (the “FIRPTA Certificate”). 5.10 Section 280G of the Code. Prior to the Closing, the Company shall (a) use commercially reasonable efforts to secure from any Person who is a “disqualified individual,” as defined in Section 280G of the Code, and who has a right to any payments or benefits or potential right to any payments or benefits as a result of or in connection with the consummation of the Transactions that could be deemed to constitute “parachute payments” pursuant to Section 280G of the Code, a waiver of such Person’s rights to any such payments or benefits applicable to such Person to the extent that all remaining payments or benefits applicable to such Person shall not be deemed to be “excess parachute payments” pursuant to Section 280G of the Code (to the extent waived, the “Waived 280G Benefits”) and (b) for all such obtained waivers, submit to the Stockholders entitled to vote as of a date determined by the Company in conformance with Section 280G(b)(5)(B) of the Code, for approval the Waived 280G Benefits, to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. The Company shall not pay any of the Waived 280G Benefits if such Waived 280G Benefits are not approved by the Stockholders as contemplated above. At least ten (10) days prior to the Closing, Parent shall provide to the Company any compensation-related information that could reasonably be considered “parachute payments” for the aforementioned “disqualified individuals” and the Company shall include such payments that are Waived 280G Benefits as part of the Stockholder vote described in this Section 5.10. At least three (3) Business Days prior to obtaining such waivers and soliciting such Stockholder approval, the Company shall provide drafts of such waivers and such Stockholder approval materials to Parent for its review and will consider in good faith any changes reasonably requested by Parent or its counsel. Prior to the Closing, the Company shall deliver to Parent evidence that the vote of the Stockholders was solicited in conformance with Section 280G and that (i) the Stockholder approval was obtained with respect to any payments or benefits that were subject to the Stockholder vote, or (ii) that such Stockholder approval was not obtained and as a consequence, that such “parachute payments” shall not be made or provided, pursuant to the waivers of those payments or benefits. 5.11 Termination of 401(k) Plan. The Company shall terminate, effective as of no later than one (1) day immediately prior to the Closing Date, any and all Company Plans intended to be qualified under Section 401(a) of the Code in accordance with the terms of such Company Plans and applicable Law, including the execution of any required plan amendment. If any such termination requires approval of the Company Board of Directors or a duly authorized committee thereof in order to effectuate such termination, the Company shall deliver to Parent, prior to the Closing Date, evidence that the Company Board of Directors or a duly authorized committee thereof has validly adopted resolutions to terminate, and made any amendment required by applicable Law to, such Company Plan pursuant to this Section 5.11. The form and substance of

77 such resolutions and any necessary amendments shall be subject to advance review and approval of Parent (not to be unreasonably withheld, conditioned or delayed). The Company also shall take such other actions in furtherance of terminating any such Company Plan as may be necessary to effectuate such termination pursuant to this Section 5.11. In the event that termination of any such 401(k) plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then such charges or fees shall be included in Company Transaction Expenses and shall be the responsibility of the Company. 5.12 Notification. During the Pre-Closing Period, the Company will give prompt notice to Parent of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date hereof until the Closing, (b) any failure to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by the Company under this Agreement and (c) the failure of any condition precedent to Parent’s and Mergers Sub’s obligations under this Agreement. No notification pursuant to this Section 5.12 will be deemed to amend or supplement the Company Disclosure Schedule, prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit or otherwise affect any rights or remedies available to Parent or Merger Sub, including pursuant to ARTICLE 7 or ARTICLE 8. 5.13 Financial Statements. During the Pre-Closing Period, on or before the twenty-first (21st) day of each month, the Company will deliver to Parent unaudited financial statements of the Company as at and for the monthly period ending on the last day of the preceding month (the “Subsequent Monthly Financial Statements”), which will include a balance sheet and statement of income. At the time that the Subsequent Monthly Financial Statements are delivered to Parent, the Company will by such delivery be deemed to have made the representations and warranties to Parent with respect to such Subsequent Monthly Financial Statements as set forth in Section 3.5.1 (Financial Statements). 5.14 Resignation of Directors and Officers. The Company shall cause the directors and officers of the Company in office immediately prior to the Effective Time to resign as directors and officers, as applicable, of the Company effective as of the Effective Time, except as otherwise indicated in writing by Parent to the Company prior to the Effective Time. 5.15 Indemnification of Officers and Directors. 5.15.1 From the Effective Time until the sixth (6th) anniversary of the Closing Date, all rights to indemnification by the Company existing in favor of those Persons who were prior to, or who are as of, the Closing Date, directors or officers of the Company (the “D&O Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the Company Charter Documents (in existence as of the date of this Agreement) shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available pursuant to the Company Charter Documents (in existence as of the date of this Agreement) under the DGCL, and any claim made requesting indemnification pursuant to such indemnification rights shall continue to be subject to this Section 5.15 until disposition of such claim.

78 5.15.2 Prior to the Effective Time, the Company shall obtain, at its sole cost and expense, effective as of the Closing Date, a directors’ and officers’ “tail” insurance policy insuring the D&O Indemnified Persons in the coverage and amounts, and on the terms and conditions, of the current policy of the directors’ and officers’ liability insurance maintained by or on behalf of the Company as of the date hereof (the “D&O Tail Policy”) which shall be effective commencing with the Effective Time and ending six (6) years thereafter and which shall afford coverage for actual or alleged acts or omissions by the D&O Indemnified Persons occurring at or prior to the Effective Time, including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions. Parent will not, and will cause the Surviving Corporation to not, (a) cancel or change the D&O Tail Policy in any respect or (b) take (or cause to be taken) any action or omission that would reasonably be expected to result in the cancellation of the D&O Tail Policy. 5.15.3 The provisions of this Section 5.15 shall survive the consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and their successors, assigns and heirs. 5.15.4 If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of their assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.15. 5.16 Holders’ Representative. 5.16.1 Appointment. By virtue of approving the Merger and the execution of the Support Agreements, Convertible Note Election Forms or the Stockholder Consent, and without any further action of the Company or any Holder, each Holder that has executed a Support Agreement, a Convertible Note Election Form or Stockholder Consent, and each of the other Holders hereby does, irrevocably nominate, constitute and appoint, effective as of the Closing, Fortis Advisors LLC, a Delaware limited liability company, (the “Holders’ Representative”) as such Holder’s exclusive agent and true and lawful attorney-in-fact under this Agreement, the Escrow Agreement, the Exchange Agent Agreement and the Holders’ Representative Engagement Agreement, with full power of substitution, to act in the name, place and stead of the Holders for purposes of executing any documents and taking any actions that the Holders’ Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with this Agreement, the Escrow Agreement, the Exchange Agent Agreement or the Holders’ Representative Engagement Agreement. Fortis Advisors LLC, a Delaware limited liability company, hereby accepts its appointment as the Holders’ Representative. Notwithstanding the foregoing or Section 5.16.2, the Holders’ Representative shall have no obligation to act on behalf of the Holders, except as expressly provided herein, in the Escrow Agreement, in the Exchange Agent Agreement and in the Holders’ Representative Engagement Agreement, and for purposes of clarity, there are no obligations of the Holders’ Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule.

79 5.16.2 Authority. Each Holder grants to the Holders’ Representative full authority to (i) execute, deliver, acknowledge, certify and file on behalf of each such Holder (in the name of any or all of the Holders or otherwise) any and all documents that the Holders’ Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Holders’ Representative may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by this Section 5.16; and (ii) take or refrain from taking any further action or deed on behalf of the Holders which the Holders’ Representative deems necessary or appropriate in its sole discretion in connection with this Agreement, the Escrow Agreement, the Exchange Agent Agreement or the Holders’ Representative Engagement Agreement. Notwithstanding anything in any Transaction Agreements to the contrary: (a) each Parent Indemnified Person shall be entitled to deal exclusively with the Holders’ Representative on all matters relating to any claim for indemnification pursuant to Section 2.8.2 or ARTICLE 8 or pursuant to the Escrow Agreement or the Exchange Agent Agreement; and (b) Parent, each Parent Indemnified Person, the Exchange Agent, the Escrow Agent and each Holder shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Holder by the Holders’ Representative and on any other action taken or purported to be taken on behalf of any Holder by the Holders’ Representative as fully binding upon such Holder. Notices or communications to or from the Holders’ Representative shall constitute notice to or from each of the Holders. A decision, act, consent or instruction of the Holders’ Representative under this Agreement, the Escrow Agreement, the Exchange Agent Agreement or the Holders’ Representative Engagement Agreement, including an amendment, extension or waiver of this Agreement pursuant to Section 9.6 or Section 9.12 shall constitute a decision of the Holders and shall be final, binding and conclusive upon each Holder and such Holder’s successors as if expressly confirmed and ratified in writing by such Holder, and all defenses which may be available to any Holder to object to, dissent from, protest, contest, negate or disaffirm the action of the Holders’ Representative taken in good faith under this Agreement, the Escrow Agreement, the Exchange Agent Agreement or the Holders’ Representative Engagement Agreement are waived. The Escrow Agent, the Exchange Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to rely upon any such decision, act (or failure to act within a designated period of time), consent or instruction of, or notice or communication given or received by, the Holders’ Representative as being the decision, act (or failure to act within a designated period of time), consent or instruction of the Holders. The Escrow Agent, the Exchange Agent, Parent, Merger Sub, and the Surviving Corporation are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act (or failure to act within a designated period of time), consent, instruction, notice or communication of the Holders’ Representative. The Holders’ Representative shall be entitled to: (x) rely upon the Securities Payment Schedule, (y) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Holder or other party. 5.16.3 Power of Attorney. The Holders recognize and intend that the power of attorney granted to the Holders’ Representative pursuant to Section 5.16.1 and the immunities and rights to indemnification granted to the Holders’ Representative Group hereunder: (a) are coupled with an interest and are irrevocable, (b) shall survive the death, incompetence, bankruptcy, dissolution or incapacity, as applicable, of any Holder and shall be binding on any successor thereto, and (c) shall survive the delivery of an assignment by any Holder of the whole or any fraction of his, her or its interest in the Escrow Amount.

80 5.16.4 Replacement. The Holders’ Representative may resign at any time. The Holders’ Representative may be removed or replaced by the consent of the Holders entitled to at least a majority of the Further Distributions. If the Holders’ Representative resigns, is removed or replaced or is otherwise unable to fulfill its responsibilities hereunder, the Holders shall (by consent of those Persons entitled to at least a majority of the Further Distributions), within ten (10) Business Days after such resignation, removal or inability, appoint one (1) successor to act as a Holders’ Representative. Any such successor shall succeed the Holders’ Representative as a Holders’ Representative hereunder. If for any reason there is no Holders’ Representative at any time, all references herein to Holders’ Representative shall be deemed to refer to the Holders who may take action by the written consent of Persons entitled to at least a majority of the Further Distributions. 5.16.5 Holders’ Representative’s Expenses. Certain Holders have entered into an engagement agreement (the “Holders’ Representative Engagement Agreement”) with the Holders’ Representative to provide direction to the Holders’ Representative in connection with its services under this Agreement, the Escrow Agreement, the Exchange Agent Agreement and the Holders’ Representative Engagement Agreement (such Holders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Holders’ Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Holders’ Representative Group”), shall be liable to any Holder for any action or failure to act in connection with the acceptance or administration of the Holders’ Representative’s responsibilities hereunder, under the Escrow Agreement, the Exchange Agent Agreement or under the Holders’ Representative Engagement Agreement, unless and only to the extent such action or failure to act constitutes willful misconduct or gross negligence. The Holders’ Representative shall act as a representative and agent only and shall not owe any fiduciary duty to the Holders or any party or Person. The Holders shall indemnify, defend and hold harmless the Holders’ Representative Group from and against any and all Holders Representative’s Expenses incurred without gross negligence or willful misconduct on the part of the Holders’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, under the Escrow Agreement, the Exchange Agent Agreement or under the Holders’ Representative Engagement Agreement. All Holders’ Representative’s Expenses shall be paid (a) first, by recourse to the Holders’ Representative Fund, (b) second, if the Holders’ Representative Fund is insufficient to pay such Holders’ Representative’s Expenses, then by recourse to the Further Distributions that become payable to the Holders (if any), and (c) third, if such amounts are insufficient to pay such Holders’ Representative’s Expenses, by recourse directly to the Holders (in accordance with the Securities Payment Schedule). The immunities and rights to indemnification shall survive the resignation or removal of the Holders’ Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement, the Escrow Agreement or the Exchange Agent Agreement. The Holders’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Exchange Agent Agreement, the Holders’ Representative Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Holders’ Representative shall not be required to take any action unless the Holders’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Holders’ Representative against the costs, expenses and liabilities which may be incurred by the Holders’ Representative in performing such actions.

81 5.16.6 Holders’ Representative Fund. The Holders’ Representative Fund shall be held by the Holders’ Representative in a segregated client account and shall be used (i) for the purposes of paying directly or reimbursing the Holders’ Representative for any Holders’ Representative’s Expenses incurred pursuant to this Agreement, the Escrow Agreement, the Exchange Agent Agreement or the Holders’ Representative Engagement Agreement, or (ii) as otherwise determined by the Advisory Group. The Holders’ Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Holders’ Representative Fund other than as a result of its gross negligence or willful misconduct. The Holders’ Representative is not acting as a withholding agent or in any similar capacity in connection with the Holders’ Representative Fund and has no tax reporting or income distribution obligations. The Holders will not receive any interest on the Holders’ Representative Fund and assign to the Holders’ Representative any such interest. Subject to Advisory Group approval, the Holders’ Representative may contribute funds to the Holders’ Representative Fund from any consideration otherwise distributable to the Holders. As soon as reasonably determined by the Holders’ Representative that the Holders’ Representative Fund is no longer required to be withheld, the Holders’ Representative shall distribute the remaining Holders’ Representative Fund, if any, to the Exchange Agent for further distribution to the Holders. ARTICLE 6 CONDITIONS TO CLOSING 6.1 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver, if permissible under applicable Law, by Parent) at or prior to the Closing of the following conditions: 6.1.1 Representations and Warranties. (a) Each of the Company Fundamental Representations and Company Specified Representations shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date and (b) each of the representations and warranties made by the Company under this Agreement (other than the Company Fundamental Representations and Company Specified Representations) and the Holders party to the Support Agreements shall have been true and correct in all material respects as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except for those representations and warranties that refer to facts existing at a specific date, which shall be true and correct in all material respects as of such date, in each case of this clause (b) without giving effect to any qualifications or limitations as to “materiality”, “Company Material Adverse Effect” or words of similar import set forth therein, (except that the reference to Company Material Adverse Effect in Section 3.6 and the use of the term material in the defined term “Material Contract” will be given effect). 6.1.2 Performance of Obligations of the Company and the Holders. The Company and the Holders party to the Support Agreements shall have performed or complied in all material respects with the obligations and covenants under this Agreement and the Support Agreements required to be performed or complied with by such parties at or prior to the Closing.

82 6.1.3 No Company Material Adverse Effect. Since the date hereof, there shall have been no Company Material Adverse Effect that is continuing. 6.1.4 Merger Approval. The Merger shall have been duly approved and adopted by the Requisite Holders in accordance with applicable Law and the Company Charter Documents. 6.1.5 Transaction Documents. The Company must have delivered or caused to be delivered each document that Section 2.10.1 requires it to deliver. 6.1.6 No Dissenters’ Rights. No Holders as of immediately prior to the Effective Time shall have exercised, or remain entitled to exercise, statutory appraisal rights pursuant to Section 262 of the DGCL with respect to shares of Company Capital Stock. 6.2 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver, if permissible under applicable Law, by the Company) at or prior to the Closing of the following conditions: 6.2.1 Representations and Warranties. The representations and warranties of Parent in this Agreement (without giving effect to any limitation as to “materiality” set forth therein) shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (except in the case of those representations and warranties that refer to facts existing as of a specified date, which shall have been true and correct only as of such specified date). 6.2.2 Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with the obligations and covenants required to have been performed or complied with by it under this Agreement at or prior to the Closing. 6.2.3 Transaction Documents. Parent must have delivered or caused to be delivered to the Company each document that Section 2.10.2 requires it to deliver. 6.3 Conditions to Each Party’s Obligation. The respective obligations of Parent, Merger Sub and the Company to effect the Transactions are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived, in whole or in part, by Parent and the Company: 6.3.1 HSR Act; Other Antitrust Clearances. Any applicable waiting periods, together with any extensions thereof (including through a timing agreement), under the HSR Act shall have expired or been terminated. If applicable, all waiting periods, together with any extensions thereof (including through a timing agreement), under each applicable Antitrust Law (other than the HSR Act) relating to the Merger shall have expired or terminated early, and all approvals required under each applicable Antitrust Law (other than the HSR Act) relating to the Merger shall have been obtained. If applicable, all waiting periods and all approvals required under each applicable foreign direct investment Law shall have expired or been obtained.

83 6.3.2 No Action. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect (whether temporary, preliminary or permanent) enjoining, restraining, preventing or prohibiting consummation of the Merger or the other Transactions or making the consummation of the Merger or the other Transactions contemplated illegal. ARTICLE 7 TERMINATION 7.1 Termination. This Agreement may be terminated and the Transactions (including the Merger) abandoned at any time prior to the Closing: 7.1.1 by the mutual written consent of the Company and Parent; 7.1.2 by either the Company or Parent, upon written notice to the other Party, if the Merger shall not have been consummated on or before the date that is thirty (30) days after the date hereof, which date may be extended from time to time by mutual written consent of Parent and the Company (such date, as it may be so extended from time to time, the “Outside Date”); provided, however, that (a) Parent shall have, in its sole discretion, the option to extend the Outside Date for an additional period of one hundred twenty (120) days if all other conditions to consummation of the Closing are satisfied or capable of being satisfied and the sole reason that the Closing has not been consummated by such date is that the condition set forth in Section 6.3.1 (subject to any prior extensions thereof) is applicable but has not been satisfied and Parent or the Company are still actively attempting to satisfy such condition and (b) the right to terminate this Agreement under this Section 7.1.2 shall not be available to a Party (i) whose failure to perform any of its obligations under this Agreement has been a principal cause of or directly resulted in the failure of the Merger to occur on or before the Outside Date or (ii) if another Party has initiated any Action to specifically enforce this Agreement, while such Action is still pending; 7.1.3 by either the Company or Parent, upon written notice to the other Party, if any final and non-appealable Order by a competent court has the effect of enjoining, restraining, preventing, prohibiting or making illegal the consummation of the Transactions; 7.1.4 by written notice from Parent to the Company, if there has been a breach of any representation or warranty or covenant made by the Company in this Agreement, such that the conditions in Section 6.1.1 or 6.1.2 would not be satisfied and which has not been cured by the Company by the earlier of (a) twenty (20) Business Days after receipt of written notice from Parent requesting such breach to be cured, and (b) the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 7.1.4 shall not be available to Parent if Parent or Merger Sub is then in material breach of any of its respective representations, warranties, covenants or agreements hereunder; 7.1.5 by written notice from Company to Parent, if there has been a breach of any representation or warranty or covenant made by Parent or Merger Sub in this Agreement, such that the conditions in Section 6.2.1 or 6.2.2 would not be satisfied and which has not been cured by Parent or Merger Sub by the earlier of (a) twenty (20) Business Days after receipt of written notice from the Company requesting such breach to be cured, or (b) the Outside Date; provided, that the

84 right to terminate this Agreement pursuant to this Section 7.1.5 shall not be available to Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or 7.1.6 by Parent, if, since the date of this Agreement, there has been, and is continuing, a Company Material Adverse Effect. 7.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 7.1, all further obligations of the Parties under this Agreement (other than Section 5.4, this Section 7.2 and ARTICLE 9, which shall continue in full force and effect) shall terminate without further Liability to or obligation of the other Parties; provided, that nothing in this Section 7.2 shall relieve any Party from Liability, whether at Law or equity, in contract, in tort or otherwise, for its intentional breach of this Agreement prior to the effective date of termination. ARTICLE 8 INDEMNIFICATION 8.1 Indemnification. 8.1.1 Indemnification of Parent Indemnified Persons. Subject to the terms, conditions and limitations of this ARTICLE 8, following the Effective Time, each Holder shall, on a several, and not joint and several, basis (based on each such Holder’s applicable Indemnity Pro Rata Share), indemnify, defend and hold harmless the Parent Indemnified Persons from and against any and all Losses suffered or incurred by any such Parent Indemnified Person arising out of or resulting from any of the following: (a) any breach of, or misrepresentation or inaccuracy in, any of the representations or warranties made by the Company in ARTICLE 3 or the certificate delivered by or on behalf of the Company pursuant to Section 2.10.1(h); (b) any nonfulfillment or breach of any covenant of the Company contained in this Agreement requiring performance prior to the Closing; (c) any nonfulfillment or breach of any covenant by the Holders’ Representative of its obligations under this Agreement; (d) any assertion or recovery by any Holder of the fair value, interest, and expenses or other amounts pursuant to dissenters’ rights exercised or purportedly exercised pursuant to the DGCL (it being understood that any such Losses will not include the pro rata share of the Final Closing Merger Consideration such asserting or recovering Holder would have received pursuant to this Agreement); (e) any inaccuracies in or omission from the Securities Payment Schedule, including any incorrect calculation thereof; (f) any claims by any D&O Indemnified Person that are not otherwise covered by the D&O Tail Policy;

85 (g) any Pre-Closing Taxes; and (h) any Company Fraud. 8.1.2 Indemnification of Holder Indemnified Persons. Subject to the terms, conditions and limitations of this ARTICLE 8, following the Effective Time, Parent shall indemnify, defend and hold harmless the Holder Indemnified Persons from and against any and all Losses suffered or incurred by any such Holder Indemnified Person arising out of or resulting from any of the following: (a) any breach of, or misrepresentation or inaccuracy in, any of the representations or warranties made by Parent or Merger Sub in ARTICLE 4 or the certificate delivered by or on behalf of Parent pursuant to Section 2.10.2(d); or (b) any nonfulfillment or breach of any covenant of Parent or Merger Sub (or, following the Closing, the Company) contained in this Agreement prior to the Closing. 8.2 Limitations on Liability. Notwithstanding anything in this Agreement to the contrary: 8.2.1 The Parent Indemnified Persons shall not be entitled to any indemnification or recovery under Section 8.1.1(a), other than for claims relating to any Company Fundamental Representation, Company Tax Representation, Company Specified Representation, or Company Fraud, until the total amount of Losses which the Parent Indemnified Persons would otherwise be entitled to recover under Section 8.1.1(a) (but for this Section 8.2.1) exceeds, on a cumulative basis, an amount equal to 0.75% of the Base Closing Merger Consideration, and then only to the extent of any such excess. The Escrow Fund shall constitute the sole and exclusive source of recourse for Parent Indemnified Persons for Losses arising under Section 8.1.1(a) (except for Losses arising from any breach of, or misrepresentation or inaccuracy in, any Company Fundamental Representation, Company Tax Representation, Company Specified Representation, or Company Fraud). 8.2.2 With respect to Losses arising under Section 8.1.1(a) in respect of breaches of, or misrepresentation or inaccuracy in, any Company Specified Representations, the Escrow Fund and the Parent Set-Off Rights shall constitute the sole and exclusive source of recourse for Parent Indemnified Persons for such Losses; provided, that, the aggregate liability of the Holders in respect of such Losses, and the aggregate amount of recourse that may be recovered by the Parent Indemnified Persons in respect of such Losses, shall not exceed $14,000,000, in the aggregate. 8.2.3 The aggregate liability for monetary damages of each Holder under this Agreement shall, in no event, exceed the Final Closing Merger Consideration and any Further Distributions actually received by such Holder (for each such Holder, the “Overall Indemnity Cap”) and Parent, on behalf of itself and the other Parent Indemnified Persons, agrees not to seek, and shall not be entitled to recover, any Losses or other payments pursuant to claims made by Parent Indemnified Persons against any Holder under this Agreement in excess of the Overall Indemnity Cap for such Holder, subject to the other terms, conditions and limitations set forth herein.

86 8.2.4 Notwithstanding anything to the contrary herein, the Parent Indemnified Persons shall not be entitled to indemnification pursuant to this Agreement for any (i) Taxes to the extent such Taxes have been reflected in the calculation of Final Closing Merger Consideration, (ii) Loss related to or arising from the amount or availability in any taxable period (or portion thereof) beginning after the Closing Date of any Tax asset or attribute of the Company attributable to a Pre-Closing Tax Period, (iii) Taxes arising in a Tax period (or portion of a Tax period) beginning after the Closing Date, other than Taxes attributable to breach of any representations and warranties in Section 3.10.3, Section 3.10.7, Section 3.10.13, and other than Taxes described in clause (b)or (f) of the definition of Pre-Closing Taxes, (iv) Transfer Taxes allocated to Parent pursuant to Section 5.9.7, or (v) Taxes arising from any transactions entered into by the Company on the Closing Date after the Closing outside of the Ordinary Course of Business. 8.2.5 In determining the existence of any breach of, or misrepresentation or inaccuracy in, any representation or warranty set forth in this Agreement or any certificate delivered pursuant to this Agreement or the amount of any Losses arising out of or related thereto, each such representation and warranty will be read without giving effect to any limitation as to the words “material”, “Company Material Adverse Effect”, or any similar words or phrases contained therein (except that the reference to Company Material Adverse Effect in Section 3.6 and the use of the term material in the defined term “Material Contract” will be given effect). 8.2.6 The amount of any Losses subject to indemnification under this ARTICLE 8 shall be calculated net of any insurance proceeds, contribution payments, reimbursements or other indemnification payments actually received by the Parent Indemnified Persons on account of such Losses, less any actual, out-of-pocket fees and expenses (including any increase in insurance premiums) incurred by the Parent Indemnified Persons in obtaining such recovery; provided, however, that no Parent Indemnified Person shall be obligated to seek recovery by way of applicable insurance proceeds, contribution payments, reimbursements or other indemnification payments. 8.2.7 Each Indemnified Person shall use its commercially reasonable efforts to mitigate any Losses for which it is entitled to indemnification under this ARTICLE 8, provided, that failure to pursue insurance or other third-party recovery shall not reduce or impair any indemnification rights under this Agreement. Any amounts actually recovered from insurance or other sources shall reduce Losses only after deducting any reasonable costs incurred in obtaining such recovery. 8.2.8 No Indemnified Person shall be entitled to recover from any Indemnifying Person under this ARTICLE 8 more than once in respect of the same Losses (notwithstanding that such Losses may result from breaches of multiple provisions of this Agreement). 8.3 Survival. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered hereunder or thereunder shall survive the Closing and shall expire at 11:59 p.m., Pacific time on the date that is twelve (12) months after the Closing Date (the “Reps Survival Date”); provided, that, with respect to the Company Specified Representations, such representations and warranties shall survive the Closing and shall expire at 11:59 p.m., Pacific time on the date that is twenty-four (24) months after the Closing Date (the “Specified Representations Survival Date”); provided further, that with respect

87 to the Fundamental Representations, such representations and warranties shall survive the Closing and shall expire at 11:59 p.m., Pacific time on the date that is sixty (60) days after the expiration of the statute of limitations with respect to the relevant claim (the “Fundamental Representations Survival Date”); and provided further with respect to the Company Tax Representations, such representations and warranties shall survive the Closing and shall expire at 11:59 p.m., Pacific time on the date that is sixty (60) days after the expiration of the statute of limitations on assessment of the Taxes to which the applicable representation or warranty relates (the “Tax Representations Survival Date”). All covenants contained in this Agreement or any other Transaction Agreement which are to be performed prior to the Closing shall survive, for purposes of this ARTICLE 8 until the close of business on the date that is twenty-four (24) months after the Closing Date (the “Pre-Closing Covenants Survival Date”). All covenants contained in this Agreement or any other Transaction Agreement which are to be performed at or after the Closing shall terminate once such covenants are fully performed or otherwise in accordance with such covenants’ terms (such survival date, collectively with the Pre-Closing Covenants Survival Date, the Reps Survival Date, the Specified Representations Survival Date, the Fundamental Representations Survival Date, and the Tax Representations Survival Date, the “Survival Date”, as applicable). Notwithstanding the foregoing, no claim or notice with respect to recovery under this ARTICLE 8 may be provided after the applicable Survival Date and all such claims and notices shall have no force or effect except for claims of Fraud; provided, however, that such obligations to indemnify shall not terminate with respect to any Indemnification Claim Notice or Third Party Indemnification Claim Notice delivered prior to the applicable Survival Date. 8.4 Claims for Indemnification; Resolution of Conflicts. 8.4.1 Direct Claims for Indemnification; Resolution of Conflicts. (a) Subject to the limitations set forth above and in this Agreement, any Parent Indemnified Person or Holder Indemnified Person (each, an “Indemnified Person”) may seek recovery of Losses indemnifiable pursuant to Section 8.1 not involving a Third Party Claim by delivering to the Holders’ Representative (on behalf of the Holders, if any Parent Indemnified Person is the Indemnified Person), or to Parent (if any Holder is the Indemnified Person) (the Holders or the Parent in each case, respectively, an “Indemnifying Person”), as applicable, prompt written notice after such Indemnified Person becomes aware of such Losses (a) stating that an Indemnified Person has suffered or incurred a Loss and (b) specifying in reasonable detail the nature of such Loss, including an estimate of the amount of the Loss and all other material information and documentation related to the Loss (an “Indemnification Claim Notice”). All such claims for indemnification by any Parent Indemnified Person shall be addressed to the Holders’ Representative (on behalf of the Holders). No delay on the part of the Indemnified Person in giving any Indemnification Claim Notice or deficiency in any Indemnification Claim Notice shall relieve an Indemnifying Person of any indemnification obligations unless, and only to the extent that, such Indemnifying Person is actually and materially prejudiced by such delay or deficiency. The Indemnifying Person may object to a claim for indemnification set forth in an Indemnification Claim Notice by delivering a notice to the Indemnified Person seeking indemnification (and, in the case of a claim against the Escrow Fund, also to the Escrow Agent) (an “Objection Notice”) within thirty (30) days of the receipt by the applicable Party of the applicable Indemnification Claim Notice, setting forth in reasonable detail the objections to the claim; provided, however, that

88 the failure to give such notification shall be deemed to be an objection and denial, in full, of the Indemnification Claim Notice. (b) If an Indemnifying Person timely delivers an Objection Notice or is otherwise deemed to object to an Indemnification Claim Notice in accordance with Section 8.4.1(a), the Indemnifying Person and the Indemnified Person(s) shall attempt in good faith for thirty (30) days (from the date of delivery of such Objection Notice or deemed objection) to resolve such dispute. If the Indemnifying Person and the Indemnified Person(s) reach an agreement with respect to such dispute, a written memorandum setting forth such agreement shall be prepared and signed by the parties to such dispute (a “Settlement Memorandum”) and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such Settlement Memorandum and make distributions from the Escrow Fund in accordance with the terms thereof. (c) If the Indemnifying Person and the Indemnified Person(s) are unable to resolve such dispute during such 30-day period, any Party to such dispute may institute an Action in accordance with Section 9.4 with respect to the matter. Any final and non-appealable Order rendered by a court of competent jurisdiction as to the validity and amount of any claim in such Indemnification Claim Notice shall be final, binding, and conclusive upon the parties to such dispute and any other Indemnifying Persons and Indemnified Persons. The Escrow Agent shall be entitled to rely on such Order and make distributions from the Escrow Fund in accordance with the terms of such Order. 8.4.2 Third Party Claims. (a) In the event that any Third Party Claim is instituted, the Indemnified Person seeking indemnification for any related Loss shall notify the Indemnifying Person of any such Action or claim promptly after receiving notice thereof (but not later than thirty (30) days after receiving such notice), where with respect to any claim for indemnification pursuant to Section 8.1.1, references in this Agreement to the “Indemnifying Person” with respect to any right to give or receive notice or consent, or to take any other action, if any Holder is the Indemnifying Person, shall be deemed to refer to the Holders’ Representative other than provisions relating to the obligation to make any payments (each, a “Third Party Indemnification Claim Notice”); provided, however, that no delay on the part of the Indemnified Person in giving any such Third Party Indemnification Claim Notice or deficiency in any such Third Party Indemnification Claim Notice shall relieve an Indemnifying Person of any indemnification obligations unless, and only to the extent that, such Indemnifying Person is actually and materially prejudiced by such delay or deficiency. Such Third Party Indemnification Claim Notice must include all material information known to the Indemnified Person with respect to the Third Party Claim and copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim. Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, within ten (10) Business Days after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim. (b) Within thirty (30) days after the Indemnifying Person’s receipt of a Third Party Indemnification Claim Notice under this Section 8.4.2, the Indemnifying Person may

89 assume control of the defense of such Third Party Claim by giving to the Indemnified Person written notice of the intention to assume such defense, but if and only if the Indemnifying Person further: (i) acknowledges in writing to the Indemnified Person that any Losses that may be assessed, suffered or incurred in connection with the Third Party Claim constitute Losses for which the Indemnified Person will be indemnified pursuant to this ARTICLE 8, subject to the terms, conditions and limitations set forth in this Agreement; (ii) acknowledges in writing to the Indemnified Person that the Indemnifying Person will fund all expenses and costs of defense with respect to the defense of such Third Party Claim; and (iii) retains counsel for the defense of the Third Party Claim reasonably satisfactory to the Indemnified Person and furnishes to the Indemnified Person evidence satisfactory to the Indemnified Person that the Indemnifying Person (which, if the Indemnifying Person is the Holders, will include any and all applicable Holders) has and will have sufficient financial resources to fund on a current basis the cost of such defense and pay all Losses that may arise under the Third Party Claim. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in no event may the Indemnifying Person assume, maintain control of, or participate in, the defense of any Third Party Claim (A) involving criminal Liability, or (B) in which a material part of such Third Party Claim seeks equitable relief against the Indemnified Persons (other than equitable claims that are ancillary to a claim for monetary damages). An Indemnifying Person will lose any previously acquired right to control the defense of any Third Party Claim if for any reason the Indemnifying Person ceases to actively, competently and diligently conduct the defense; provided, that, the Indemnified Person will first provide written notice to the Indemnifying Person of such purported failure and the Indemnifying Person will have no more than ten (10) Business Days to cure such failure. (c) Should an Indemnifying Person so elect to assume the defense of a Third Party Claim, the Indemnifying Person shall not be liable to the Indemnified Person for legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof (through the Holders’ Representative if the Indemnified Person is a Holder) and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person, it being understood, however, that the Indemnifying Person shall control such defense. If the Indemnifying Person chooses to defend any Third Party Claim, all of the Parties shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Person’s request) the provision to the Indemnifying Person of records and information which are reasonably relevant to such Third Party Claim and making employees and other Representatives and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Person shall control the defense of any Third Party Claim, then the Indemnifying Person shall be entitled to settle such Third Party Claim; provided, that, the Indemnifying Person shall obtain the prior written consent of the Indemnified Person (which

90 consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim (i) if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Person or its Affiliates, (ii) if such settlement does not expressly and unconditionally release the Indemnified Person and its Affiliates from all Liabilities and obligations with respect to such claim, with prejudice, involves any admission by any Indemnified Person or its Affiliates of breach, violation, or wrongdoing, or is related to or connected with any criminal matters involving the Indemnified Person or its Affiliates, or (iii) if such Indemnified Person is required to pay a portion of the settlement. (d) If the Indemnified Person shall control the defense of any Third Party Claim, then the Indemnified Person shall not settle such Third Party Claim without the prior written consent of the Indemnifying Person (which consent or any other response to the Indemnified Person’s written request for such consent shall not be unreasonably withheld, conditioned or delayed, and in any event such consent or other response shall be delivered within ten (10) Business Days of the receipt by the Indemnifying Person of such written request therefor from the Indemnified Person); provided, that if the Indemnifying Person does not deliver a consent or other response within such ten (10) Business Day period then the Indemnifying Person shall be deemed to have consented. (e) To the extent that the provisions of this Section 8.4.2 conflict with Section 5.9.3 regarding Tax Claims, the provisions of Section 5.9.3 shall control. 8.4.3 Indemnification Adjusts Merger Consideration for Tax Purposes. Each Party shall, including retroactively, treat indemnification payments under this Agreement as adjustments to the Final Closing Merger Consideration and Further Distributions for Tax purposes to the extent permitted under applicable Law. 8.4.4 No Right of Indemnification or Contribution. No Holder has any right of indemnification or contribution against the Company with respect to any breach by the Company or the Surviving Corporation of any of its representations, warranties, statements, covenants or agreements contained in this Agreement, in each case, made as of or prior to the Closing Date, the Company Disclosure Schedule, any Transaction Agreements, or in any certificate, instrument or other document delivered by or on behalf of the Company pursuant to this Agreement or any Transaction Agreements, whether by virtue of any contractual or statutory right of indemnity or otherwise, and all claims to the contrary are hereby waived and released. 8.5 Exclusivity of Representations and Warranties. 8.5.1 Parent acknowledges and agrees, on behalf of Parent and the other Parent Indemnified Persons, that the representations and warranties of the Company and the Holders in this Agreement or any certificate delivered by or on behalf of the Company pursuant to this Agreement, and the Support Agreements constitute the exclusive representations and warranties of the Company and the Holders regarding the subject matter of this Agreement or in connection with the Transactions, and Parent understands, acknowledges and agrees, on behalf of Parent and the other Parent Indemnified Persons, that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company and the Holders, and that neither Parent nor any other Parent Indemnified Persons is relying or has relied

91 on any other representations or warranties whatsoever regarding the subject matter of this Agreement or in connection with the Transactions. 8.5.2 Each of the Company and the Holders acknowledge and agree, on behalf of the other Holder Indemnified Persons, that the representations and warranties of Parent and Merger Sub in this Agreement or any certificate delivered by or on behalf of Parent or Merger Sub pursuant to this Agreement constitute the exclusive representations and warranties of Parent or Merger Sub regarding the subject matter of this Agreement or in connection with the Transactions, and each of the Company and the Holders understand, acknowledge and agree, on behalf of the other Holder Indemnified Persons, that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub, and that neither the Company nor any Holder, nor any other Holder Indemnified Person is relying or has relied on any other representations or warranties whatsoever regarding the subject matter of this Agreement or in connection with the Transactions. 8.6 Effect of Investigation. In connection with the due diligence investigation of the Company by Parent and its Representatives, Parent and its Representatives have received and may continue to receive after the date hereof from the Company and its Representatives certain estimates, projections, forecasts, budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of the Company or the future business, operations, or affairs of the Company and other forward-looking information (collectively, “Company Projections”). Parent acknowledges and agrees, on behalf of Parent and the other Parent Indemnified Persons, that neither the Company nor any Holder has made, or is making, any express or implied representation or warranty with respect to any Company Projections except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules). Notwithstanding the foregoing, the representations, warranties and covenants of the Indemnifying Person, and the Indemnified Person’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Person (including by any of its Representatives) or by reason of the fact that the Indemnified Person or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Person’s waiver of any condition set forth in Section 6.1 or Section 6.2, as the case may be. Notwithstanding the foregoing, the foregoing does not, and is not intended to, limit any of the disclosures set forth in the Company Disclosure Schedule. 8.7 Order of Recourse. Subject to and in accordance with the provisions of this ARTICLE 8, all Losses of any Parent Indemnified Person finally determined to be owed to Parent Indemnified Persons shall be satisfied in the following order: (a) first, from the Escrow Fund, to the extent then available, in accordance with the terms of the Escrow Agreement, by wire transfer of immediately available funds to an account(s) designated by Parent within ten (10) Business Days after the determination thereof, (b) second, to the extent that there are no available funds in the Escrow Fund, by Parent pursuant to the Parent Set-Off Rights, and (c) third, to the extent that the Parent Set-Off Rights are not then available, from the Holders on a several, and not joint and several, basis (based on such Holder’s applicable Indemnity Pro Rata Share) by wire transfer by the Holders (on a several, and not joint and several, basis (based on their respective Indemnity Pro Rata Share)) of immediately available funds, within thirty (30) days after the determination

92 thereof, to an account(s) designated by Parent, in each case, subject to the terms, conditions and limitations of this ARTICLE 8. 8.8 Right to Set-Off. In addition to Parent’s right to withhold and set off against any Further Distribution the amount of any Adjustment Shortfall pursuant to Section 2.8.2(c)(ii), upon written notice by the Parent Indemnified Persons to the Holders’ Representative (a “Set-Off Notice”), the Parent Indemnified Persons shall have the right to withhold and set off against any Further Distributions owed to the Holders pursuant to Section 2.12, any Losses owed (or claimed to be owed) by any Holder to Parent under this ARTICLE 8 (such right of Parent, the “Parent Set-Off Rights”). If Parent has delivered a Set-Off Notice to the Holders’ Representative and the claim with respect to such Set-Off Notice has not, by the Further Distribution Date that is applicable to the Further Distribution that is the subject of the Parent Set-Off Rights, been finally resolved in accordance with ARTICLE 8 or otherwise, then the Parent Indemnified Persons shall, subject to the application of the limits set forth in Section 8.2, retain the amount in dispute until the date of resolution thereof (to be withheld without interest). If the amount in dispute is less than the amount of the Further Distribution due to be paid on the applicable Further Distribution Date, Parent shall pay the balance of any such Further Distribution to the Holders pursuant to this Agreement. In addition, if it is finally determined or agreed that any such Losses subject to the Parent Set-Off Rights were not owed to any Parent Indemnified Person, then such amount to which Parent exercised its Parent Set-Off Rights and retained shall become due and payable to the Holders within ten (10) Business Days following such determination. 8.9 Exclusive Remedy. Except as set forth in Section 2.8.2 or Section 9.10, the Parties acknowledge and agree that from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or any Transaction Agreement (including relating to any exhibit, schedule or document delivered hereunder or thereunder) or the Transactions, regardless of the legal theory under which such Liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, shall be pursuant to the provisions of (but subject to all the terms, conditions and limitations contained in) this ARTICLE 8 and the provisions of the Escrow Agreement. ARTICLE 9 GENERAL PROVISIONS 9.1 Assignment and Succession. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the Parties. No assignment of this Agreement may be made or have any effect by any Party at any time, whether or not by operation of law, without the other Parties’ prior written consent, except that Parent may (a) assign this Agreement and any or all of its rights and interests hereunder to one or more of its Affiliates or designate one or more of its Affiliates to perform its obligations hereunder, or (b) assign this Agreement and all of its rights and interest hereunder to a successor-in-interest in connection with the acquisition (whether by merger, consolidation, sale, asset transfer, or otherwise) of Parent or the part of Parent’s business to which this Agreement, in each case, so long as Parent is not relieved of any Liability or obligation hereunder.

93 9.2 Notices. All notices, waivers, consents and other communications to any Party hereunder shall be in writing and shall be deemed given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by email of a PDF document, (c) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with proof of receipt or (d) three (3) Business Days after being sent by registered or certified mail, return receipt requested and postage prepaid, in each case to the Parties at the address, or if applicable, email address following such Party’s name below or such other address or email address as such Party may subsequently designate to the other Parties by notice in accordance with this Section 9.2; provided that all notices, waivers, consents and other communications to the Holders’ Representative must be delivered solely by email: If to Parent or Merger Sub, to: Merit Medical Systems, Inc. 1600 West Merit Parkway South Jordan, UT 84095 Attention: Brian G. LLoyd Email: Brian.Lloyd@merit.com with a copy (which shall not constitute notice) to: Baker & McKenzie LLP 300 E. Randolph Street, Suite 5000 Chicago, IL 60601 Attention: Lewis Popoff Email: lewis.popoff@bakermckenzie.com If to the Company, to: View Point Medical, Inc. 6451 El Camino Real, Suite A Carlsbad, CA 92009 Attention: Peter Klemm, Chief Executive Officer Email: pklemm@viewpointmed.com with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, CA 92130 Attention: Martin J. Waters and Ben Capps Email: mwaters@wsgr.com and bcapps@wsgr.com If to the Holders’ Representative, to: Fortis Advisors LLC Attention: Notices Department (Project Vista) Email: notices@fortisrep.com

94 9.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice of law principles that would require or permit the application of the Laws of another jurisdiction. 9.4 Jurisdiction; Waiver of Jury Trial. 9.4.1 Jurisdiction. Each of the Parties agrees (on behalf of itself and its Affiliates) that any Action (whether at Law, in equity, in contract, in tort or otherwise, and whether brought by or against any Party or any of its Affiliates) to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Transaction Agreements or the Merger shall, in each case, be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any state or federal court located in the State of Delaware, so long as one of such courts shall have subject matter jurisdiction over such Action, and each of the Parties hereby irrevocably and unconditionally consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 9.2 shall be deemed effective service of process on such Party. 9.4.2 Waiver of Jury Trial. EACH OF THE PARTIES (ON BEHALF OF ITSELF AND ITS AFFILIATES) KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND UNDER THE PROFESSIONAL ADVICE OF COUNSEL WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION AGREEMENTS OR THE MERGER BETWEEN ANY OF THE PARTIES. 9.5 Entire Agreement. This Agreement, including the Schedules, Annexes and Exhibits hereto and the other documents referred to herein which form a part hereof, the Support Agreements and other Transaction Agreements contain the entire understanding of the Parties with respect to the subject matter contained herein. This Agreement supersedes all prior and contemporaneous representations, warranties, covenants, agreements, arrangements, Contracts, discussions, negotiations, undertakings and understandings (whether written or oral) among the Parties with respect to such subject matter (other than the Support Agreements). 9.6 Amendment or Supplement. Subject to the requirements of applicable Law, this Agreement may be amended at any time by execution of an instrument in writing identifying itself as an amendment signed, when amended prior to the Closing, by Parent, Merger Sub and the

95 Company and, when amended on or after the Closing, by Parent, the Company and Holders’ Representative. 9.7 Severability. If a court of competent jurisdiction finds that any term or provision of the Agreement is invalid, illegal or unenforceable under any Law or public policy, the remaining provisions of the Agreement shall remain in full force and effect if the economic and legal substance of this Agreement and the Merger shall not be affected in any manner materially adverse to any Party. Any such term or provision found to be illegal, invalid or unenforceable only in part or in degree shall remain in full force and effect to the extent not invalid, illegal or unenforceable. Upon the determination that any term or provision is invalid, illegal or unenforceable, the Parties intend that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable Law and compatible with the consummation of the Transactions as originally intended. 9.8 Costs and Expenses. Except as otherwise specified herein, whether or not the Merger is consummated, each Party shall pay all costs and expenses it has incurred by such Party in connection with this Agreement and the Transactions, provided that all filing fees payable in connection with any filings or submissions under the HSR Act shall be paid 50% by Parent and 50% by Holders. 9.9 Attorney Fees. If any Party brings an Action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing Party shall be entitled to recover its actual out-of-pocket costs and expenses, including reasonable attorneys’ fees reasonably incurred in connection with such Action, including any appeal of such Action. 9.10 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent, on the one hand, and the Company, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction and that this shall include the right of Parent, on the one hand, and the Company, on the other hand to cause the other Party to fully perform the terms of this Agreement to the fullest extent permissible pursuant to this Agreement and applicable Law and to thereafter cause this Agreement and the Transactions to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. Each of the Parties hereby waives (a) any defenses in any Action for specific performance, including the defense that a remedy at law would be adequate and (b) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If any Party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other Party, then, notwithstanding anything to the contrary in this Agreement, the Outside Date shall be automatically extended for so long as the Party bringing such Action is actively seeking an Order for an injunction or injunctions or to specifically enforce the terms and provisions of this Agreement. Each Party hereby consents to the right of the other Parties to the issuance of such injunction or injunctions, and to the grant of such injunction or injunctions (including specific performance with respect to the Closing). The Parties further agree that (a) by seeking the remedies provided for in this Section 9.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under and pursuant to this Agreement, and (b)

96 nothing contained in this Section 9.10 shall (i) require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.10 before exercising any termination right under ARTICLE 7 (and pursuing damages after such termination), or (ii) restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of ARTICLE 7 or pursue any other remedies under and pursuant to this Agreement that may be available then or thereafter. 9.11 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Notwithstanding the foregoing, from and after the Closing, the rights and remedies of the D&O Indemnified Persons (under 5.15) and the Indemnified Persons (under ARTICLE 8) are made for the benefit of such Persons set forth therein. From and after the Closing, all of the Persons identified in the immediately preceding sentence shall be entitled to enforce such provisions and to avail themselves of the benefits of any remedy for any breach of such provisions, all to the same extent as if such Persons were Parties. 9.12 Waivers. No waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed by the Party against whom the waiver is to be effective. No failure on the part of any Party in exercising any right, privilege or remedy hereunder and no delay on the part of any Party in executing any right, privilege or remedy under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right hereunder. No notice to or demand on a Party made hereunder shall operate as a waiver of any right of the Party giving such notice or making such demand to take further action without notice or demand as permitted hereunder. 9.13 No-Presumption. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall be used to favor or disfavor any Party by virtue of the authorship of any provision of this Agreement. 9.14 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original copy of this Agreement and all of which, when taken together, shall constitute one instrument. The exchange of copies of this Agreement and manually executed signature pages by transmission by email of a PDF of a handwritten original signature or signatures to the other Parties shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. The signature of a Party transmitted by electronic means shall be deemed to be an original signature for any purpose. 9.15 Waiver of Conflicts Regarding Representation. 9.15.1 Wilson Sonsini Goodrich & Rosati P.C. (“WSGR”) has acted as counsel for the Company (prior to the Effective Time) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Transactions (such representation, the “Acquisition Engagement”) and, in that connection, not as counsel for any other Person, including Parent or any of its Affiliates (including the Surviving Corporation). Only the Company (prior to the Effective Time) shall be considered a client of WSGR in the Acquisition Engagement.

97 Notwithstanding the foregoing, if the Holders’ Representative or any Holder so desires, WSGR shall be permitted, without the need for any future waiver or consent, to represent the Holders’ Representative or any Holder after the Closing in any matter arising out of the Acquisition Engagement or any Action relating thereto. 9.15.2 To the extent that communications between the Company (prior to the Effective Time) or any Holder, on the one hand, and WSGR, on the other hand, relate to the Acquisition Engagement and involve attorney-client confidences (“Acquisition Engagement Communications”), such Acquisition Engagement Communications shall be deemed to be attorney-client confidences that belong solely to the Company (prior to the Effective Time) and the Holders’ Representative, on behalf of the Holders (after the Effective Time). Neither Parent nor any of its Affiliates (including the Surviving Corporation) shall have access to (and Parent hereby waives, on behalf of each, any right of access it may otherwise have with respect to) any such Acquisition Engagement Communications or the files or work product of WSGR, to the extent that they relate to the Acquisition Engagement. Without limiting the generality of the foregoing, Parent acknowledges and agrees, for itself and on behalf of its Affiliates (including the Surviving Corporation), upon and after the Closing: (i) the Holders’ Representative, for and on behalf of the Holders, and WSGR shall be the sole holders of the attorney-client privilege with respect to the Acquisition Engagement Communications, and neither Parent nor any of its Affiliates (including the Surviving Corporation), shall be a holder thereof; (ii) to the extent that files or work product of WSGR arising from the Acquisition Engagement constitute property of the client, only the Holders’ Representative, for and on behalf of the Holders, shall hold such property rights and have the right to waive or modify such property rights; and (iii) WSGR shall have no duty whatsoever to reveal or disclose any such Acquisition Engagement Communications, files or work product to Parent or any of its Affiliates (including the Surviving Corporation), by reason of any attorney-client relationship between WSGR and the Company (prior to the Closing) or otherwise; provided that, to the extent any communication is both related and unrelated to the Acquisition Engagement, the Holders’ Representative, for and on behalf of the Holders, shall instruct WSGR to provide appropriately redacted versions of such communications, files or work product to Parent or its Affiliates (including the Surviving Corporation). Notwithstanding and without limiting the foregoing, in the event that an Action arises between any of Parent or its Affiliates (including the Surviving Corporation), on one hand, and any of the Holders’ Representatives or the Holders, on the other hand, arising from the Acquisition Engagement, Parent, for itself and on behalf of its Affiliates (including the Surviving Corporation), agrees that Parent and its Affiliates (including the Surviving Corporation) shall not offer into evidence or otherwise attempt to use or assert the foregoing Acquisition Engagement Communications to the extent protected by the attorney-client privilege against the Holders’ Representatives or the Holders, as applicable. * * * [Signature pages follow]

[Signature Page to Merger Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written. MERIT MEDICAL SYSTEMS, INC. By: /s/ Martha G. Aronson Name: Martha G. Aronson Title: President and Chief Executive Officer VPM MERGER SUB INC. By: /s/ Martha G. Aronson Name: Martha G. Aronson Title: President and Chief Executive Officer

[Signature Page to Merger Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written. VIEW POINT MEDICAL, INC. By: /s/ Peter Klemm Name: Peter Klemm Title: Chief Executive Officer

[Signature Page to Merger Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written. HOLDERS’ REPRESENTATIVE: FORTIS ADVISORS LLC By: /s/ Ryan Simkin Name: Ryan Simkin Title: Managing Director